Exhibit 10.1

CREDIT AGREEMENT

dated as of

March 29, 2007,

As Amended as of June 19, 2009,

As Amended and Restated as of October 26, 2010

As Amended as of August 21, 2012, February 28, 2013, May 29, 2013 and January 23, 2014

among

UNIVISION COMMUNICATIONS INC.

and

UNIVISION OF PUERTO RICO INC.,

as the Borrowers,

THE LENDERS PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and First-Lien Collateral Agent

DEUTSCHE BANK SECURITIES INC.

and

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners for the First-Lien Facilities,

BANC OF AMERICA SECURITIES LLC,

as Documentation Agent for the First-Lien Facilities,

and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

WACHOVIA BANK, NATIONAL ASSOCIATION,

THE ROYAL BANK OF SCOTLAND, PLC,

and

LEHMAN BROTHERS INC.,

as Joint Syndication Agents for the First-Lien Facilities

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.01(a)	–	Subsidiary Guarantors
Schedule 1.01(b)	–	Disqualified Institutions
Schedule 2.01	–	Lenders and Commitments as of the Closing Date
Schedule 2.11	–	Amortization Schedule
Schedule 2.11(A)	–	Amortization Schedule as of the Fourth Amendment Effective Date
Schedule 3.08	–	Subsidiaries
Schedule 3.17(a)	–	Owned Real Property
Schedule 3.17(b)	–	Leased Real Property
Schedule 3.22	–	Closing Date Broadcast License Subsidiaries
Schedule 4.02(c)	–	Specified Loan Parties
Schedule 5.12	–	Third Party Consents
Schedule 5.13	–	Post-Closing Matters
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens

EXHIBITS

Exhibit A	–	Form of Administrative Questionnaire
Exhibit B	–	Form of Assignment and Acceptance
Exhibit C	–	Form of Borrowing Request
Exhibit D	–	Form of First-Lien Guarantee and Collateral Agreement
Exhibit E	–	Form of Non-Bank Certificate
Exhibit F-A1	–	Form of First-Lien Trademark Security Agreement
Exhibit F-A2	–	Form of First-Lien Patent Security Agreement
Exhibit F-A3	–	Form of First-Lien Copyright Security Agreement
Exhibit G	–	Form of Intercompany Subordination Agreement

CREDIT AGREEMENT dated as of March 29, 2007, as amended as of June 19, 2009, as amended and restated as of October 26, 2010 and as further amended as of August 21, 2012, February 28, 2013, May 29, 2013 and January 23, 2014 (this “Agreement”), among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the “US Borrower”) and UNIVISION OF PUERTO RICO INC., a Delaware corporation (“Subsidiary Borrower”; and together with the US Borrower, the “Borrowers” and each, a “Borrower”), the Lenders (as defined herein), and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent and First-Lien Collateral Agent (in each case, as defined herein) for the First-Lien Lenders (as defined herein) and as Administrative Agent, DEUTSCHE BANK SECURITIES INC. (“DBSI”) and BANC OF AMERICA SECURITIES LLC, as Arrangers (as defined herein) for the First-Lien Facilities, BANC OF AMERICA SECURITIES LLC, as documentation agent, and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, WACHOVIA BANK, NATIONAL ASSOCIATION, THE ROYAL BANK OF SCOTLAND, PLC and LEHMAN BROTHERS INC., as joint syndication agents. Capitalized terms used herein shall have the meanings set forth in Article I.

RECITALS

The Borrowers, the Lenders, the Administrative Agent, the First-Lien Collateral Agent and the other agents are party to the Original Credit Agreement (as defined herein). Pursuant to the Restatement Agreement (as defined herein), and upon satisfaction of the conditions set forth therein, the Original Credit Agreement is being amended and restated in the form of this Agreement.

The Lenders are willing to extend credit to the Borrowers and the Issuing Bank is willing to issue Letters of Credit for the joint and several account of the Borrowers, in each case, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2013 Conversion Election” shall mean, (a) as to any 2013 Converting Existing First-Lien Term Loan Lender, its request to have all of its Existing First-Lien Term Loans converted into 2013 Converted Existing First-Lien Term Loans and (b) as to any 2013 Converting Extended First-Lien Term Loan Lender, its request to have all of its Extended First-Lien Term Loans converted into 2013 Converted Extended First-Lien Term Loans, in each case, as set forth in the “2013 Conversion Election” accompanying the signature page of such 2013 Converting Existing First-Lien Term Loan Lender or 2013 Converting Extended First-Lien Term Loan Lender, as the case may be, to the Second Amendment.

“2013 Converted Existing First-Lien Term Loans” shall mean the Loans resulting from the 2013 Existing Term Loan Conversion.

“2013 Converted Extended First-Lien Term Loans” shall mean the Loans resulting from the 2013 Extended Term Loan Conversion.

“2013 Converting Existing First-Lien Term Loan Lender” shall mean (a) as of the Second Amendment Effective Date, each Existing First-Lien Term Loan Lender that has executed and delivered (as a “2013 Converting Existing First-Lien Term Loan Lender”) a counterpart of the Second Amendment, together with a 2013 Conversion Election, to the Administrative Agent in accordance with the terms thereof and (b) thereafter, a First-Lien Lender with an outstanding 2013 Converted Existing First-Lien Term Loan.

“2013 Converting Extended First-Lien Term Loan Lender” shall mean (a) as of the Second Amendment Effective Date, each Extended First-Lien Term Loan Lender that has executed and delivered (as a “2013 Converting Extended First-Lien Term Loan Lender”) a counterpart of the Second Amendment, together with a 2013 Conversion Election, to the Administrative Agent in accordance with the terms thereof and (b) thereafter, a First-Lien Lender with an outstanding 2013 Converted Extended First-Lien Term Loan.

“2013 Converting First-Lien Term Loan Lender” shall mean each 2013 Converting Existing First-Lien Term Loan Lender and each 2013 Converting Extended First-Lien Term Loan Lender.

“2013 Existing Term Loan Conversion” shall mean the conversion of Existing First-Lien Term Loans as described in Section 2.01(d)(i)(A).

“2013 Extended Revolving Credit Commitment” shall mean, with respect to each First-Lien Lender, the commitment of such First-Lien Lender to make Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth in Schedule 1 to the Second Amendment, or in the Assignment and Acceptance pursuant to which such First-Lien Lender assumed its 2013 Extended Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.21(a) or 2.25, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and/or (c) increased pursuant to a Credit Increase.

“2013 Extended Revolving Credit Lender” shall mean, at any time, any Lender that has a 2013 Extended Revolving Credit Commitment at such time (or, after the termination thereof, 2013 Extended Revolving Loans or other Revolving Credit Exposure with respect thereto).

“2013 Extended Revolving Credit Maturity Date” shall mean March 1, 2018 (or, if the Springing Maturity Date Condition Is Satisfied, the Springing Maturity Date).

“2013 Extended Revolving Loans” shall mean Revolving Loans made by Lenders pursuant to a 2013 Extended Revolving Credit Commitment.

“2013 Extended Term Loan Conversion” shall mean the conversion of Extended First-Lien Term Loans as described in Section 2.01(d)(i)(B).

“2013 Incremental Term Loan Commitment” shall mean, with respect to each 2013 Incremental Term Loan Lender, the commitment of such 2013 Incremental Term Loan Lender to make 2013 Incremental Term Loans pursuant to Section 2.01(e)(i) as set forth on Schedule 1, Part A to the Third Amendment, as the same may be reduced from time to time pursuant to Section 2.09.

“2013 Incremental Term Loan Conversion” shall have the meaning assigned to such term in the Third Amendment.

“2013 Incremental Term Loan Lender” shall mean (a) as of the Third Amendment Effective Date (prior to giving effect to the 2013 Incremental Term Loan Conversion), each Person that has executed and delivered in its capacity as a “2013 Incremental Term Loan Lender” a counterpart of the Third Amendment to the Administrative Agent in accordance with the terms thereof, (b) as of the Third Amendment Effective Date (immediately after giving effect to the 2013 Incremental Term Loan Conversion), each Person that has executed and delivered in its capacity as a “2013 Incremental Term Loan Lender” or “2013 Refinancing Term Loan Lender” a counterpart of the Third Amendment to the Administrative Agent in accordance with the terms thereof and (c) thereafter, a First-Lien Lender with an outstanding 2013 Incremental Term Loan.

“2013 Incremental Term Loans” shall mean, term loans made by the 2013 Incremental Term Loan Lenders to the US Borrower pursuant to Section 2.01(e)(i); provided that upon the occurrence of the 2013 Incremental Term Loan Conversion, the term “2013 Incremental Term Loans” shall include 2013 Refinancing Term Loans converted into “2013 Incremental Term Loans” pursuant to the 2013 Incremental Term Loan Conversion.

“2013 New First-Lien Term Loan Commitment” shall mean, with respect to each 2013 New First-Lien Term Loan Lender, the commitment of such 2013 New First-Lien Term Loan Lender to make 2013 New First-Lien Term Loans hereunder as set forth on Schedule 1 to the Second Amendment, as the same may be reduced from time to time pursuant to Section 2.09.

“2013 New First-Lien Term Loan Lender” shall mean (a) as of the Second Amendment Effective Date, each Person that has executed and delivered (as a “2013 New First-Lien Term Loan Lender”) a counterpart of the Second Amendment to the Administrative Agent in accordance with the terms thereof and (b) thereafter, a First-Lien Lender with an outstanding 2013 New First-Lien Term Loan.

“2013 New First-Lien Term Loans” shall mean term loans made by the 2013 New First-Lien Term Loan Lenders to the US Borrower pursuant to Section 2.01(d)(i)(C).

“2013 Non-Converting Lender” shall mean each (a) each Existing First-Lien Term Loan Lender party hereto immediately prior to the occurrence of the Second Amendment Effective Date and which is not a 2013 Converting Existing First-Lien Term Loan Lender and (b) each Extended First-Lien Term Loan Lender party hereto immediately prior to the occurrence of the Second Amendment Effective Date and which is not a 2013 Converting Extended First-Lien Term Loan Lender.

“2013 Refinancing Term Loan Commitment” shall mean, with respect to each 2013 Refinancing Term Loan Lender, the commitment of such 2013 Refinancing Term Loan Lender to make 2013 Refinancing Term Loans pursuant to Section 2.01(e)(ii) as set forth on Schedule 1, Part B to the Third Amendment, as the same may be reduced from time to time pursuant to Section 2.09.

“2013 Refinancing Term Loan Lender” shall mean, as of the Third Amendment Effective Date, each Person that has executed and delivered in its capacity as a “2013 Refinancing Term Loan Lender” a counterpart of the Third Amendment to the Administrative Agent in accordance with the terms thereof.

“2013 Refinancing Term Loans” shall mean term loans made by the 2013 Refinancing Term Loan Lenders to the US Borrower pursuant to Section 2.01(e)(ii).

“2013 Term Loan Conversion” shall mean, collectively, (a) the 2013 Existing Term Loan Conversion and (b) the 2013 Extended Term Loan Conversion.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” shall mean, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” shall mean, at any time, any Person (other than Person who is already a Lender at that time) that agrees to provide any portion of (a) an Incremental Term Loan or Revolving Commitment Increase pursuant to an Incremental Amendment in accordance with Section 2.24, (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.25 or (c) any Replacement Repriced Term Loans pursuant to a Repricing Amendment in accordance with Section 2.12(g); provided that the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Additional Lender if such consent would otherwise be required under Section 9.04(b) for an assignment of Loans or Revolving Credit Commitments to such Additional Lender.

“Additional Senior Secured Notes” shall mean first-lien senior secured notes issued by the US Borrower following the Amendment Effective Date under one or more indentures (including any Registered Equivalent Notes in respect thereof) and Refinancing Indebtedness in respect thereof (which may include Refinancing Indebtedness in respect of the previously incurred Refinancing Indebtedness); provided, that it is understood and agreed that any Additional Senior Secured Notes shall meet the requirements set forth in clauses (a), (c), (d), (e), (f) and (g) of the definition of “Permitted First Priority Refinancing Debt” and the requirements set forth in clause (ii) of the proviso to the definition of “Credit Agreement Refinancing Indebtedness”; provided, further, that the Net Cash Proceeds from the initial issuance of any

Additional Senior Secured Notes (and any subsequent issuance of additional notes pursuant to the terms of the documentation governing such notes (but, for the avoidance of doubt, excluding any Refinancing Indebtedness in respect thereof)) shall be used to prepay the Term Loans in accordance with the requirements of Section 2.12 (including, if so elected by the US Borrower, in accordance with clause (2) of the final proviso to Section 2.12(b)), and, if applicable, the US Borrower shall (a) reduce the Existing Non-Extended Revolving Credit Commitments in accordance with Section 2.09(d) and (b) make any required prepayment of Revolving Loans pursuant to Section 2.13(a)(iv).

“Adjusted Consolidated Leverage Ratio” shall mean, with respect to the US Borrower and its Restricted Subsidiaries as of the end of any fiscal quarter of the US Borrower, the ratio of Adjusted Consolidated Total Debt on such date to EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Adjusted Consolidated Total Debt” shall mean, at any time with respect to any Person and its subsidiaries, (a) the total Indebtedness of such Person in respect of borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, minus (b) the amount of unrestricted cash and Cash Equivalents held by such Person and its Subsidiaries (it being understood that cash and Cash Equivalents restricted in favor of the Administrative Agent or any Collateral Agent shall be deemed to be unrestricted); provided that solely for purposes of calculating the Applicable Percentage pertaining to the Extended First-Lien Term Loans, 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans, 2013 Extended Revolving Loans, Replacement First-Lien Term Loans, Swingline Loans incurred pursuant to the 2013 Extended Revolving Credit Commitments and as set forth in the proviso to clause (c) of the definition of “Applicable Percentage”, the excess at any time of any proceeds of the Parent Note or Parent Capital invested, directly or indirectly, in the US Borrower over any amounts used for the PIK Toggle Notes Redemption shall be subtracted from the cash and Cash Equivalents otherwise subject to this clause (b).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided, further, that in the case of a Eurodollar Borrowing of (x) 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans or 2013 Converted Extended First-Lien Term Loans only, in no event shall the Adjusted LIBO Rate be less than 1.25% per annum and (y) 2013 Incremental Term Loans or Replacement First-Lien Term Loans only, in no event shall the Adjusted LIBO Rate be less than 1.00% per annum.

“Administration Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Agent” shall mean DBNY, in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender (nor any of its Affiliates) shall be deemed to be an Affiliate of the US Borrower or any of its subsidiaries by virtue of its capacity as a Lender hereunder.

“Agents” shall mean the First-Lien Agents.

“Aggregate Revolving Credit Exposure” shall mean, at any time, the aggregate amount of the First-Lien Lenders’ Revolving Credit Exposures at such time.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Allocated Existing Term Loan Conversion Amount” shall mean, with respect to each Existing First-Lien Term Loan Lender that is a 2013 Converting Existing First-Lien Term Loan Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such Existing First-Lien Term Loan Lender’s 2013 Existing Term Loan Conversion on the Second Amendment Effective Date and notified to each such Lender by the Administrative Agent promptly following the Second Amendment Effective Date. The “Allocated Existing Term Loan Conversion Amount” of any Existing First-Lien Term Loan Lender shall not exceed (but may be less than) the principal amount of such Existing First-Lien Term Loan Lender’s Existing First-Lien Term Loans. All such determinations made by the Administrative Agent and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Allocated Extended Term Loan Conversion Amount” shall mean, with respect to each Extended First-Lien Term Loan Lender that is a 2013 Converting Extended First-Lien Term Loan Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such Extended First-Lien Term Loan Lender’s 2013 Extended Term Loan Conversion on the Second Amendment Effective Date and notified to each such Lender by the Administrative Agent promptly following the Second Amendment Effective Date. The “Allocated Extended Term Loan Conversion Amount” of any Extended First-Lien Term Loan Lender shall not exceed (but may be less than) the principal amount of such Extended First-Lien Term Loan Lender’s Extended First-Lien Term Loans. All such determinations made by the Administrative Agent and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Allocated Replacement Term Loan Conversion Amount” shall mean, with respect to (a) each 2013 Converting Existing First-Lien Term Loan Lender that is a Replacement Converting First-Lien Term Loan Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such 2013 Converting Existing First-Lien Term Loan Lender’s Replacement Term Loan Conversion with respect to its 2013 Converted Existing First-Lien Term Loans, (b) each 2013 Converting Extended First-Lien Term Loan Lender that is a Replacement Converting First-Lien Term Loan Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such 2013 Converting Extended

First-Lien Term Loan Lender’s Replacement Term Loan Conversion with respect to its 2013 Converted Extended First-Lien Term Loans, (c) each 2013 New First-Lien Term Loan Lender that is a Replacement Converting First-Lien Term Loan Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such 2013 New First-Lien Term Loan Lender’s Replacement Term Loan Conversion with respect to its 2013 New First-Lien Term Loans, in each case, on the Fourth Amendment Effective Date and notified to each such Lender by the Administrative Agent promptly following the Fourth Amendment Effective Date. The “Allocated Replacement Term Loan Conversion Amount” of any Lender’s Replacement Term Loan Conversion with respect to 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Lien Term Loans shall not exceed (but may be less than) the principal amount of such Lender’s 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Lien Term Loans, as applicable. All such determinations made by the Administrative Agent and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Adjusted LIBO Rate applicable to the relevant Borrowing for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Currency” shall mean each currency (other than dollars) that is approved in accordance with Section 1.10.

“Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in that certain Amendment to Credit Agreement, dated as of August 21, 2012, among the Borrowers, the Administrative Agent and certain of the Lenders (who comprise the Required Lenders) (the “First Amendment”).

“Applicable Percentage” shall mean, for any day:

(a) with respect to (i) any 2013 New First-Lien Term Loan, 2013 Converted Existing First-Lien Term Loan or 2013 Converted Extended First-Lien Term Loan, a percentage per annum equal to (x) in the case of Eurodollar 2013 New First-Lien Term Loans, Eurodollar 2013 Converted Existing First-Lien Term Loans or Eurodollar 2013 Converted Extended First-Lien Term Loans, 3.50% and (y) in the case of ABR 2013 New First-Lien Term Loans, ABR 2013 Converted Existing First-Lien Term Loans or ABR 2013 Converted Extended First-Lien Term Loans, 2.50%, (ii) any Existing First-Lien Term Loan, a percentage per annum equal to (x) in the case of Eurodollar Existing First-Lien Term Loans, 2.25% and (y) in the case of ABR Existing First-Lien Term Loans, 1.25% and (iii) any Extended First-Lien Term Loan, a percentage per annum equal to (x) in the case of Eurodollar Extended First-Lien Term Loans, 4.25% and (y) in the case of ABR Extended First-Lien Term Loans, 3.25%, less, in the case of clauses (i) through

(iii) above, if (but only if) either (A) the Adjusted Consolidated Leverage Ratio as set forth in the most recent Pricing Certificate received by the Administrative Agent pursuant to Section 5.04(c) is less than (1) 9.50 to 1.00, solely in the case of the Existing First-Lien Term Loans or (2) 8.50 to 1.00, solely in the case of the Extended First-Lien Term Loans, the 2013 New First-Lien Term Loans, the 2013 Converted Existing First-Lien Term Loans and the 2013 Converted Extended First-Lien Term Loans, or (B) the Moody’s Applicable Corporate Rating then most recently published is Ba3 or higher (with at least a stable outlook), 0.25%;

(b) with respect to (i) any Eurodollar Existing Non-Extended Revolving Loan or ABR Existing Non-Extended Revolving Loan, the applicable percentage per annum set forth in the table immediately below under the caption “Eurodollar Spread” or “ABR Spread”, (ii) the Commitment Fee for the Existing Non-Extended Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “Fee Percentage”, and (iii) with respect to any Swingline Loan pertaining to the Existing Non-Extended Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “ABR Spread”, in each case, based upon the Adjusted Consolidated Leverage Ratio as of the relevant date of determination:

Adjusted Consolidated Leverage Ratio	Eurodollar Spread	ABR Spread	Fee Percentage
Category 1 Greater than 9.50 to 1.00	2.25%	1.25%	0.500%
Category 2 Less than or equal to 9.50 to 1.00 but greater than 8.50 to 1.00	2.00%	1.00%	0.500%
Category 3 Less than or equal to 8.50 to 1.00 but greater than 7.00 to 1.00	1.75%	0.75%	0.500%
Category 4 Less than or equal to 7.00 to 1.00	1.50%	0.50%	0.375%

(c) with respect to (i) any Eurodollar Extended Revolving Loan or ABR Extended Revolving Loan, the applicable percentage per annum set forth in the table immediately below under the caption “Eurodollar Spread” or “ABR Spread”, (ii) the Commitment Fee for the Extended Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “Fee Percentage”, and (iii) with respect to any Swingline Loan pertaining to the Extended Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “ABR Spread”, in each case, based upon the Adjusted Consolidated Leverage Ratio as of the relevant date of determination:

Adjusted Consolidated Leverage Ratio	Eurodollar Spread	ABR Spread	Fee Percentage
Category 1 Greater than 9.50 to 1.00	4.25%	3.25%	0.500%
Category 2 Less than or equal to 9.50 to 1.00 but greater than 8.50 to 1.00	4.00%	3.00%	0.500%
Category 3 Less than or equal to 8.50 to 1.00 but greater than 7.00 to 1.00	3.75%	2.75%	0.500%
Category 4 Less than or equal to 7.00 to 1.00	3.50%	2.50%	0.500%

; provided that with respect to this clause (c), the “Eurodollar Spread” and the “ABR Spread” as set forth in the table above shall be further reduced in each of Categories 1, 2, 3 and 4 by an additional 0.25% per annum if the Adjusted Consolidated Leverage Ratio as set forth in the most recent Pricing Certificate received by the Administrative Agent pursuant to Section 5.04(c) is less than 8.50 to 1.00;

(d) with respect to (i) any Eurodollar 2013 Extended Revolving Loan or ABR 2013 Extended Revolving Loan, the applicable percentage per annum set forth in the table immediately below under the caption “Eurodollar Spread” or “ABR Spread”, (ii) the Commitment Fee for the 2013 Extended Revolving Credit Commitments, 0.500% per annum, and (iii) with respect to any Swingline Loan pertaining to the 2013 Extended Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “ABR Spread”, in each case, based upon the Adjusted Consolidated Leverage Ratio as of the relevant date of determination:

Adjusted Consolidated Leverage Ratio	Eurodollar Spread	ABR Spread
Category 1 Greater than 8.50 to 1.00	3.50%	2.50%
Category 2 Less than or equal to 8.50 to 1.00 but greater than 7.50 to 1.00	3.25%	2.25%
Category 3 Less than or equal to 7.50 to 1.00 but greater than 6.50 to 1.00	3.00%	2.00%
Category 4 Less than or equal to 6.50 to 1.00	2.75%	1.75%

(e) with respect to any 2013 Incremental Term Loan, a percentage per annum equal to (x) in the case of Eurodollar 2013 Incremental Term Loans, 3.00% and (y) in the case of ABR 2013 Incremental Term Loans, 2.00%;

(f) with respect to any Replacement First-Lien Term Loans, a percentage per annum equal to (x) in the case of Eurodollar Replacement First-Lien Term Loans, 3.00% and (y) in the case of ABR Replacement First-Lien Term Loans, 2.00%;

(g) in respect of any Indebtedness incurred or Commitment Fee pertaining to Commitments established under Section 2.24 or 2.25, as applicable, as set forth in the Incremental Amendment or Refinancing Amendment, as the case may be; and

(h) in respect of Replacement Repriced Term Loans incurred under Section 2.12(g), as set forth in the applicable Repricing Amendment.

In respect of clauses (a), (b), (c) and (d) of this definition, each change in the Applicable Percentage resulting from a change in the Adjusted Consolidated Leverage Ratio (or, in the case of clause (a) only, the Moody’s Applicable Corporate Rating) shall be effective on and after the date of delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change (or, in the case of clause (a) only, on and after the date of the then most recent Moody’s Applicable Corporate Rating is published) until and including the date immediately preceding the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change (or, in the case of clause (a) only, the publication of a revised Moody’s Applicable Corporate Rating or the date Moody’s ceases to maintain or publish a Moody’s Applicable Corporate Rating (of any level)). Notwithstanding the foregoing, for purposes of clause (d) of this definition, until the US Borrower shall have delivered the Section 5.04 Financials and the related Pricing Certificate covering the fiscal quarter ended December 31, 2012, the Applicable Percentage shall be determined based on the Adjusted Consolidated Leverage Ratio for the fiscal quarter ended September 30, 2012 (as set forth in the Pricing Certificate delivered for such fiscal quarter hereunder).

In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the US Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required hereunder or (y) at any time after the occurrence and during the continuance of an Event of Default, then (A) in the case of clause (a), no effect shall be given to the step-down therein and (B) in the case of clauses (b), (c) and (d), the Adjusted Consolidated Leverage Ratio shall be deemed to be in the then-existing Category for the purposes of determining the Applicable Percentage (but only for so long as such failure or Event of Default continues, after which the step-down in clause (a) shall be given effect, and in the case of clauses (b), (c) and (d), the Category shall be otherwise as determined as set forth above).

For the avoidance of doubt, the Applicable Percentage shall be determined (x) for all periods prior to the Fourth Amendment Effective Date, in accordance with the definition of Applicable Percentage (as in effect prior to the Fourth Amendment Effective Date) and (y) for all periods on and after the Fourth Amendment Effective Date, in accordance with the definition of Applicable Percentage (as in effect on the Fourth Amendment Effective Date).

“Arrangers” shall mean (a) DBSI and Banc of America Securities LLC in their capacity as joint lead arrangers and joint bookrunners for the First-Lien Facilities and (b) DBSI and Credit Suisse in their capacity as joint lead arrangers and joint bookrunners for the Second-Lien Facility (as defined in the Original Credit Agreement).

“Asset Sale” shall mean:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the US Borrower or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(i) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(ii) the disposition of all or substantially all of the assets of the US Borrower and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under Section 6.04 or any disposition that constitutes a Change of Control;

(iii) the making of any Restricted Payment that is permitted to be made, and is made, under Section 6.03 or any Permitted Investment;

(iv) any disposition of assets or issuance or sale of Equity Interests of a Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50,000,000;

(v) any disposition of property or assets or issuance of securities (A) by a Restricted Subsidiary of the US Borrower to the US Borrower or (B) by the US Borrower

or a Restricted Subsidiary of the US Borrower to another Restricted Subsidiary of the US Borrower; provided that in the case of any event described in clause (B) where the transferee or purchaser is not a Guarantor, then at the option of the US Borrower, either (1) such disposition shall constitute an Asset Sale for purposes of the definition of Prepayment Asset Sale or (2) the Net Cash Proceeds thereof, when aggregated with the amount of Permitted Investments made pursuant to clauses (a) and (c) of the definition thereof, shall not exceed the dollar amount set forth in the final proviso of such definition;

(vi) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(vii) the sale, lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(viii) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(ix) foreclosures on assets;

(x) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(xi) any financing transaction with respect to property built or acquired by the US Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted under this Agreement;

(xii) sales of accounts receivable in connection with the collection or compromise thereof;

(xiii) transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such transfer shall constitute a Property Loss Event;

(xiv) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the US Borrower or a Restricted Subsidiary are not material to the conduct of the business of the US Borrower and its Restricted Subsidiaries taken as a whole;

(xv) voluntary terminations of Hedging Obligations; and

(xvi) any disposition of Specified Assets.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the US Borrower, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.23(c).

“B-1 Term Loan Extension” shall mean the conversion and extension of Existing Term Loans as described in Section 2.01(a)(i).

“B-2 Term Loan Extension” shall mean the conversion and extension of Existing Term Loans as described in Section 2.01(a)(ii).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” shall have the meaning assigned to such term in the preamble.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan; provided that the term “Borrowing” shall include the consolidated “borrowing” of (u) 2013 Converted Existing First-Lien Term Loans pursuant to the simultaneous conversion of Existing First-Lien Term Loans by way of the 2013 Existing Term Loan Conversion, (v) 2013 Converted Extended First-Lien Term Loans pursuant to the simultaneous conversion of Extended First-Lien Term Loans by way of the 2013 Extended Term Loan Conversion, (w) 2013 New First-Lien Term Loans pursuant to the incurrence of 2013 New First-Lien Term Loans on the Second Amendment Effective Date on the terms provided in Section 2.01(d)(i)(C) and Section 2.10(c), (x) 2013 Incremental Term Loans and 2013 Refinancing Term Loans described in Section 2.10(d)(iv) resulting from the 2013 Incremental Term Loan Conversion, (y) Replacement New First-Lien Term Loans and Replacement Converted First-Lien Term Loans resulting from the Replacement Term Loan Consolidation on the terms provided in Section 2.10(e)(iii) and (z) Replacement First-Lien Term Loans and 2013 Incremental Term Loans resulting from the Replacement/Incremental Term Loan Consolidation on the terms provided in Section 2.10(f).

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Broadcast License Subsidiary” shall mean a direct or indirect Restricted Subsidiary of the US Borrower that owns no material tangible assets other than FCC Licenses and related rights and has no material liabilities other than (a) liabilities arising under the Loan Documents to which it is a party and (b) trade payables incurred in the ordinary course of business, tax liabilities incidental to ownership of such rights and other liabilities incurred in the ordinary course of business, including those in connection with agreements necessary or desirable to operate a Station, including retransmission consent, affiliation, programming, syndication, time brokerage, joint sales, lease and similar agreements.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are generally not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the such Person.

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, as to any Person, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its subsidiaries that are Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary created and operated as a captive insurance company.

“Cash Equivalents” shall mean:

(a) dollars;

(b) (i) euro, or any national currency of any participating member state of the EMU; or

(ii) in the case of the US Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above;

(i) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(j) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(k) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(l) solely for purposes of calculating the Consolidated Leverage Ratio and the Consolidated Secured Debt Ratio, the Equity Interests in Entravision Communications Corporation held by the US Borrower on the Closing Date (or such lesser amount then held by the US Borrower on any date of determination); provided that such common stock shall be valued at 90% of the average closing price over the last 30 trading days preceding on date of determination.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

A “Change of Control” shall be deemed to have occurred if:

(a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of the US Borrower representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of the US Borrower; provided that the occurrence of the foregoing event (each, a “Change of Control Event”) shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the US Borrower or (B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Equity Interests of the US Borrower having ordinary voting power that is equal to or more than 50% of the amount of Equity Interests of the US Borrower having ordinary voting power owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of the US Borrower having ordinary voting power held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or

(ii) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Equity Interests of the US Borrower having ordinary voting power and (y) the percentage of the then outstanding Equity Interests of the US Borrower having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of 12 consecutive months, a majority of the board of directors of the US Borrower shall consist of the Continuing Directors; or

(iii) (I) the Strategic Investor shall own or continue to own, directly or indirectly, of record and beneficially an amount of Equity Interests of the US Borrower having ordinary voting power (assuming, solely for purposes of this clause (iii), that any options or other rights that are convertible into or otherwise exchangeable for voting Equity Interests of the US Borrower have been so converted or exchanged) that is equal to or more than 35% of the amount of Equity Interests of the US Borrower having ordinary voting power (assuming, solely for purposes of this clause (iii), that any options or other rights that are convertible into or otherwise exchangeable for voting Equity Interests of the US Borrower have been so converted or exchanged) (determined by taking into account any stock splits, stock dividends or other events subsequent to the

Closing Date that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by Televisa) and (II) the Adjusted Consolidated Leverage Ratio immediately after the applicable Change of Control Event occurred would have been less than or equal to such ratio immediately prior to the occurrence of such Change of Control Event, determined on a pro forma basis in accordance with Section 1.11 as if such Change of Control Event had occurred at the beginning of the most recently ended four fiscal quarters for which Section 5.04 Financials (and a related Pricing Certificate) have been delivered; or

(b) at any time prior to the consummation of a Qualified Public Offering, Holdings shall directly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the US Borrower.

“Change of Control Event” shall have the meaning assigned to such term in the definition of Change of Control.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement or, in the case of an assignee, an adoption after the date such Person became a party to this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, a change after the date such Person became a party to this Agreement, or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date the relevant Lender or Issuing Bank becomes a party to this Agreement.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Existing Non-Extended Revolving Loans, Extended Revolving Loans, 2013 Extended Revolving Loans, Other Revolving Loans of the same Series, Existing First-Lien Term Loans, Extended First-Lien Term Loans, 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans, Replacement First-Lien Term Loans, Other First-Lien Term Loans of the same Series, Swingline Loans, any Incremental Term Loans of the same Series or any Replacement Repriced Term Loans of the same Series, and, when used in reference to any Commitment, refers to whether such Commitment is an Existing Non-Extended Revolving Credit Commitment, Extended Revolving Credit Commitment, 2013 Extended Revolving Credit Commitment, Other Revolving Credit Commitment of the same Series, a 2013 New First-Lien Term Loan Commitment, a 2013 Incremental Term Loan Commitment, a 2013 Refinancing Term Loan Commitment, a Replacement New First-Lien Term Loan Commitment, an Other First-Lien Term Commitment of the same Series, a Replacement Repriced Term Loan Commitment of the same Series or Swingline Commitment; provided that (x) Existing Non-Extended Revolving Loans, Extended Revolving Loans, 2013 Extended Revolving Loans and Other Revolving Loans of the same Series and (y) Existing Non-Extended Revolving Credit Commitments, Extended Revolving Credit Commitments, 2013 Extended Revolving Credit Commitments and Other Revolving Credit Commitments of the

same Series, shall be deemed to be part of the same Class of Loans or Commitments, as applicable, for purposes of (and only for purposes of) Revolving Credit Borrowings, participations in Letters of Credit and Swingline Loans and voluntary prepayments under Section 2.12 (other than voluntary prepayments resulting from the special allocation of commitment reductions set forth in Section 2.09(d)); provided, further, that (A) (i) with respect to a Borrowing of 2013 Incremental Term Loans incurred on the Third Amendment Effective Date pursuant to Section 2.01(e)(i), the 2013 Incremental Term Loans shall constitute a separate “Class” at the time of the incurrence thereof, and (ii) immediately after the incurrence of 2013 Refinancing Term Loans on the Third Amendment Effective Date, all 2013 Refinancing Term Loans shall convert into, and become, 2013 Incremental Term Loans pursuant to the 2013 Incremental Term Loan Conversion and shall, together with the 2013 Incremental Term Loans incurred pursuant to Section 2.01(e)(i) on the Third Amendment Effective Date, constitute a single “Class” of 2013 Incremental Term Loans for all purposes of this Agreement (subject to clause (B)(iv) below); and (B) (i) with respect to a Borrowing of Replacement New First-Lien Term Loans incurred on the Fourth Amendment Effective Date pursuant to Section 2.01(f)(iv), the Replacement New First-Lien Term Loans shall constitute a separate “Class” at the time of the incurrence thereof, (ii) all Replacement Converted First-Lien Term Loans resulting from the Replacement Term Loan Conversion shall constitute a separate “Class” at the time of the consummation of the Replacement Term Loan Conversion (and prior to the Replacement Term Loan Consolidation), (iii) immediately after the incurrence of the Replacement New First-Lien Term Loans and the Replacement Converted First-Lien Term Loans pursuant to the Replacement Term Loan Conversion, all Replacement Converted First-Lien Term Loans shall, together with the Replacement New First-Lien Term Loans incurred pursuant to Section 2.01(f)(iv) on the Fourth Amendment Effective Date, constitute a single “Class” of Replacement First-Lien Term Loans for all purposes of this Agreement as contemplated by the Replacement Term Loan Consolidation and (iv) on and after the consummation of the Replacement/Incremental Term Loan Consolidation, all Replacement First-Lien Term Loans shall, together with the 2013 Incremental Term Loans subject to the Replacement/Incremental Term Loan Consolidation, constitute a single “Class” of Replacement First-Lien Term Loans for all purposes of this Agreement.

“Closing Date” shall mean March 29, 2007.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any legislation successor thereto.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties, but shall not include Equity Interests representing more than 65% of the total combined voting power of any Foreign Subsidiary.

“Collateral Agent” shall mean the First-Lien Collateral Agent and any other Person acting as the “Collateral Agent” under the Intercreditor Agreement, as applicable.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commitments” shall mean the 2013 New First-Lien Term Loan Commitments, Existing Non-Extended Revolving Credit Commitments, Extended Revolving Credit Commitments, 2013 Extended Revolving Credit Commitments, 2013 Incremental Term Loan Commitments, 2013 Refinancing Term Loan Commitments, Replacement New First-Lien Term Loan Commitments, Swingline Commitment and, if applicable, any Replacement Repriced Term Loan Commitments, Other Revolving Credit Commitments and/or Other First-Lien Term Commitments.

“Communications Act” shall mean the Communications Act of 1934, as amended.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated February 2007, relating to the syndication of the Credit Facilities (as defined in the Original Credit Agreement).

“Consolidated” or “consolidated” with respect to any Person, unless otherwise specifically indicated, refers to such Person consolidated with the US Borrower and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated First-Lien Debt” shall mean, at any time with respect to any Person and its subsidiaries, the total Indebtedness of such Person in respect of borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, in each case, secured by a first-priority Lien on the assets of the US Borrower and/or its Restricted Subsidiaries determined on a consolidated basis, minus the amount of unrestricted cash and Cash Equivalents held by such Person and its Subsidiaries (it being understood that cash and Cash Equivalents restricted in favor of the Administrative Agent or any Collateral Agent shall be deemed to be unrestricted).

“Consolidated First-Lien Leverage Ratio” shall mean, with respect to the US Borrower and its Restricted Subsidiaries as of the end of any fiscal quarter of the US Borrower, the ratio of Consolidated First-Lien Debt on such date to EBITDA for the period of 4 consecutive fiscal quarters most recently ended on or prior to such date.

“Consolidated Indebtedness” shall mean, as of any date of determination, the sum, without duplication, of (a) the total amount of Indebtedness of the US Borrower and its Restricted Subsidiaries, plus (b) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the US Borrower and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(c) solely for the purposes of determining the Restricted Payment Applicable Amount, without duplication, interest expense of the US Borrower in respect of the Refinancing Note or, if the Refinancing Note is not issued, interest expense of the Parent in respect of the Parent Note or dividends payable in respect of any Parent Capital, and, in the case of any Parent Note or Parent Capital, regardless of whether the same would otherwise constitute interest expense under GAAP; less

(d) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the US Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the US Borrower and its Restricted Subsidiaries on such date less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the US Borrower and its Restricted Subsidiaries and held by the US Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the US Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (without duplication),

(a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(c) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the US Borrower, shall be excluded,

(e) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is the US Borrower or a Restricted Subsidiary in respect of such period,

(f) solely for the purpose of determining the amount available under clause (a) of the definition of Restricted Payment Applicable Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided, that Consolidated Net Income of the US Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the US Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(g) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(h) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(i) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(k) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction (including any amounts paid to the FCC within the three month period prior to the Closing Date) shall be excluded, and

(l) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 6.03 only (other than paragraph (d) of the definition of Restricted Payment Applicable Amount), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the US Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the US Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the US Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under paragraph (d) of the definition of Restricted Payment Applicable Amount.

“Consolidated Secured Debt Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the US Borrower and its Restricted Subsidiaries on such date that is secured by Liens less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the US Borrower and its Restricted Subsidiaries and held by the US Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the US Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b) to advance or supply funds

(i) for the purchase of payment of any such primary obligation, or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primarily obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” shall mean the directors of the US Borrower on the Closing Date, as elected or appointed after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the US Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the stockholders of the US Borrower.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion Election” shall mean, as to any Replacement Converting First-Lien Term Loan Lender, its request to have all of its 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans, in each case, converted into Replacement Converted First-Lien Term Loans as set forth in the “Conversion Election” accompanying the signature page of such Replacement Converting First-Lien Term Loan Lender to the Fourth Amendment.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Credit Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in conversion of or exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans and/or then-existing Revolving Credit Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused then-existing Revolving Credit Commitments, the amount thereof) except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extending, renewing or refinancing Indebtedness, (ii) such Indebtedness has the same or a later maturity and, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt (but in any event on or later than in the case of any Credit Agreement Refinancing Indebtedness which pertains to (x) a Term Loan, the Term Loan Maturity Date for 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans and Replacement First-Lien Term Loans or (y) a

Revolving Credit Commitment, the 2013 Extended Revolving Credit Maturity Date), (iii) unless such Credit Agreement Refinancing Indebtedness is incurred by means of extension, renewal, conversion or exchange without resulting in Net Cash Proceeds, such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid as set forth in Section 2.13(d) and (iv) if such Credit Agreement Refinancing Indebtedness results in the extension, renewal, conversion or exchange (as opposed to repayment in cash) of any Class of Loans and/or Commitments, the opportunity to participate in such Credit Agreement Refinancing Indebtedness shall be offered to all Lenders of the affected Class on a ratable basis and allocated among all accepting Lenders of the affected Class first, on a ratable basis equal to an amount obtained by dividing the aggregate principal amount of the Refinanced Debt held by such accepting Lender by the aggregate principal amount of Refinanced Debt held by all Lenders (the “Individual Cap”) and next, to the extent of any excess to the Refinanced Debt of all accepting Lenders as agreed by the Administrative Agent and the US Borrower, pursuant to notice and acceptance procedures to be agreed between the US Borrower and the Administrative Agent, each acting reasonably; provided that to the extent that such Refinanced Debt consists, in whole or in part, of then-existing Revolving Credit Commitments (or Revolving Loans or Swingline Loans incurred pursuant to any then-existing Revolving Credit Commitments), such then-existing Revolving Credit Commitments shall (to the extent not extended, renewed, converted into or exchanged for an Other Revolving Credit Commitment pursuant to the terms of the related Refinancing Amendment) be terminated, and all accrued fees in connection therewith shall be paid (and all such Revolving Loans and Swingline Loans shall be repaid) as set forth in Section 2.13(d).

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Increase” shall have the meaning assigned to such term in Section 2.24(a).

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“Current Assets” shall mean, at any time, (a) the consolidated current assets (other than cash and Cash Equivalents) of the US Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the US Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) and (b) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross accounts receivable comprising part of the assets subject to such Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the US Borrower and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans, L/C Exposure and Swingline Loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits and (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of EBITDA pursuant to clause (a)(v) thereof.

“DBNY” shall have the meaning assigned to such term in the preamble.

“DBSI” shall have the meaning assigned to such term in the preamble.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed (which failure has not been cured) to fund any portion of the Revolving Loans, Term Loans or participations in the L/C Exposure required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed (which failure has not been cured) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or the US Borrower that it does not intend to comply with the obligations under Sections 2.02, 2.22 or 2.23 or (d) is insolvent or is the subject of a bankruptcy or insolvency proceeding.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the US Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the US Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the US Borrower, a Restricted Subsidiary or any direct or indirect parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to the US Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the US Borrower or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the US Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount.

“Disqualified Institutions” shall mean (a) those institutions set forth on Schedule 1.01(b) hereto, (b) any Persons who are competitors of the US Borrower and its subsidiaries as identified to the Administrative Agent from time to time or (c) those Persons who are competitors of the Strategic Investor and its subsidiaries as identified to the Administrative Agent from time to time.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to the date 91 days after the Latest Maturity Date then in effect at the time such Disqualified Stock is first issued; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the US Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in dollars as determined by the Issuing Bank at such time on the basis of the rate (as determined in accordance with Section 1.09 as of the date of the relevant determination) for the purchase of dollars with such Alternative Currency.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(a) increased (without duplication) by:

(i) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2,000,000; plus

(ii) Fixed Charges of such Person and such subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person and such subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred under this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the offering of the New Senior

Notes and the Credit Facilities, (y) any amendment or other modification of the Existing Senior Notes and the New Senior Notes and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) other than for the purpose of determining the amount available for Restricted Payments under paragraph (a) of the definition of Restricted Payment Applicable Amount, the amount of any business optimization expense and restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; plus

(vi) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii) the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(viii) other than for the purpose of determining the amount available for Restricted Payments under paragraph (a) of the definition of Restricted Payment Applicable Amount, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Sponsors or under the Sponsor Management Agreement to the extent otherwise permitted under Section 6.06 deducted (and not added back) in computing Consolidated Net Income; plus

(ix) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(x) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the US Borrower or net cash proceeds of an issuance of Equity Interest of the US Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount; plus

(xi) (A) other than for the purpose of determining the amount available for Restricted Payments under paragraph (a) of the definition of Restricted Payment Applicable Amount, any costs or expense (other than those described in clause (B) below) deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary relating to the defense of the pending litigation proceedings with Televisa, S.A. de C.V. and any future claims related thereto and (B) any program license fee overcharges and any program license fee payments under protest in connection with such litigation, in each case deducted (and not added back) in computing Consolidated Net Income; provided that, with respect to this clause (B) only, if either (1) a final decision shall have been determined and such decision either is not subject to appeal or an appeal of such decision is not filed by such Person with 30 days of such decision or (2) such litigation has been settled by the parties, then EBITDA shall be increased by the amount of such program license fee overcharges and such program license payments under protest less the amount, if any, of any of such payments which are retained by Televisa, S.A. De C.V. or its Affiliates pursuant to the decision or settlement;

(b) decreased by (without duplication) (i) non-cash gains increasing Consolidated Net Income of such Person and such subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (ii) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and

(c) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

(ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Adjusted Consolidated Leverage Ratio as of the end of a fiscal year is (a) less than or equal to 6.00 to 1.00 but greater than 5.00 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 25% and (b) less than or equal to 5.00 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.

“Effective Yield” shall mean, as to any Loans of any Class, the effective yield on such Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders. All such determinations made by the Administrative Agent shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“EMU” shall mean economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case. relating to protection of the environment, natural resources, or to human health and safety as it relates to environmental protection.

“Equity Cure Proceeds” shall mean the proceeds received by the US Borrower in respect of any Cure Amount.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investment” shall have the meaning assigned to such term in the Original Credit Agreement.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the US Borrower or of a direct or indirect parent of the US Borrower (excluding Disqualified Stock), other than:

(a) public offerings with respect to any such Person’s common stock registered on Form S-8;

(b) issuances to the US Borrower or any subsidiary of the US Borrower; and

(c) any such public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is under common control with any Loan Party under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived, with respect to a Pension Plan, (b) any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or the failure to satisfy any statutory funding requirement that results in a Lien, with respect to a Pension Plan, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing or a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the US Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the US Borrower or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Pension Plan or Multiemployer Plan or the appointment of a trustee to administer any Pension Plan or (i) any other extraordinary event or condition with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“euro” shall mean the single currency of participating member states of the EMU.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (other than an ABR Loan or an ABR Borrowing).

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of the US Borrower, the excess of:

(a) the sum, without duplication, of

(i) EBITDA;

(ii) reductions to working capital of the US Borrower and its Restricted Subsidiaries (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such reductions in working capital arising from the acquisition of any Person by the US Borrower and/or the Restricted Subsidiaries;

(iii) foreign currency translation gains received in cash related to currency remeasurements of indebtedness (including any net cash gain resulting from hedge agreements for currency exchange risk), to the extent not otherwise included in calculating EBITDA;

(iv) net cash gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective pronouncements and interpretations;

(v) extraordinary, unusual or nonrecurring cash gains (other than gains on Asset Sales or the exceptions to the definition thereof), to the extent not otherwise included in calculating EBITDA; and

(vi) to the extent not otherwise included in calculating EBITDA, cash gains from any sale or disposition outside the ordinary course of business (other than gains on Prepayment Asset Sales);

minus

(b) the sum, without duplication, of

(i) the amount of any Taxes, including Taxes based on income, profits or capital, state, franchise and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (to the extent added in calculating EBITDA), and including penalties and interest on any of the foregoing, in each case, payable in cash by the US Borrower and its Restricted Subsidiaries (to the extent not otherwise deducted in calculating EBITDA), including payments made pursuant to any tax sharing agreements or arrangements among the US Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the US Borrower (so long as such tax sharing payments are attributable to the operations of the US Borrower and its Restricted Subsidiaries);

(ii) consolidated interest expense, including costs of surety bonds in connection with financing activities (to the extent included in Consolidated Interest Expense), to the extent payable in cash and not otherwise deducted in calculating EBITDA;

(iii) foreign currency translation losses payable in cash related to currency remeasurements of indebtedness (including any net cash loss resulting from hedge agreements for currency risk), to the extent not otherwise deducted in calculating EBITDA;

(iv) without duplication of amounts deducted pursuant to clause (xviii) below in a prior fiscal year, Capital Expenditures of the US Borrower and its subsidiaries made in cash, to the extent financed with Internally Generated Cash;

(v) repayments of long-term Indebtedness (including (A) the principal component of Capitalized Lease Obligations and (B) the amount of repayment of Loans pursuant to Section 2.11 and, to the extent made with the Net Cash Proceeds of a

Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, Section 2.13(b), but excluding all other prepayments of the Loans), made by the US Borrower and its Restricted Subsidiaries, but only to the extent that such repayments (x) by their terms cannot be reborrowed or redrawn and (y) are not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness);

(vi) additions to working capital (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such additions to working capital arising from the acquisition of any Person by the US Borrower and/or the Restricted Subsidiaries;

(vii) without duplication of amounts deducted pursuant to clause (xviii) below in a prior fiscal year, the amount of Permitted Investments and Investments made by the US Borrower and its Restricted Subsidiaries pursuant to Section 6.03 (other than Permitted Investments in (x) Cash Equivalents and Government Securities and (y) the US Borrower or any of its Restricted Subsidiaries), in cash, to the extent such Investments were financed with Internally Generated Cash;

(viii) letter of credit fees paid in cash, to the extent not otherwise deducted in calculating EBITDA;

(ix) extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating EBITDA;

(x) cash fees and expenses incurred in connection with the Transactions, any Investment permitted under Section 6.03 or any Permitted Investment, any disposition not prohibited under Section 6.05, any recapitalization, any Equity Offering, the issuance of any Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated);

(xi) cash charges added to EBITDA pursuant to clauses (a)(iv), (v), (ix) and (xi) thereof;

(xii) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors or under the Sponsor Management Agreement permitted by Section 6.06, to the extent not otherwise deducted in calculating EBITDA;

(xiii) the amount of Restricted Payments made by the US Borrower to the extent permitted by clauses (iv), (xi), (xv) (but, with respect to Section 6.03(b)(xv)(H), only to the extent such amounts would have been permitted to be deducted under clause (b) of this definition if the US Borrower or Restricted Subsidiary had instead made such Investment) and (xviii) (to the extent such Restricted Payments are made to service cash interest payments on the Parent Note) of Section 6.03(b) to the extent that such Restricted Payments were financed with Internally Generated Cash;

(xiv) cash expenditures in respect of Hedging Obligations (including net cash losses resulting in such period from Hedging Obligations and the application of

Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective pronouncements and interpretations), to the extent not otherwise deducted in calculating EBITDA;

(xv) to the extent added to Consolidated Net Income, cash losses from any sale or disposition outside the ordinary course of business;

(xvi) cash payments by the US Borrower and its Restricted Subsidiaries in respect of long-term liabilities or obligations (other than Indebtedness) of the US Borrower and its Restricted Subsidiaries;

(xvii) the aggregate amount of expenditures actually made by the US Borrower and its Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed;

(xviii) without duplication of amounts deducted from Excess Cash Flow in a prior fiscal year, the aggregate consideration required to be paid in cash by the US Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Investments permitted under Section 6.03 or Permitted Investments (other than Investments in (x) Cash Equivalents and Government Securities and (y) the US Borrower or any of its Restricted Subsidiaries) or Capital Expenditures to be consummated or made during the period of 4 consecutive fiscal quarters of the US Borrower following the end of such fiscal year; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditures or Investments during such period of 4 consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of 4 consecutive fiscal quarters;

(xix) any cash expenditure made during such fiscal year associated with any charge or write-off taken or made, as applicable, in such fiscal year, to the extent such charge or write-off is not otherwise deducted in calculating EBITDA for such fiscal year; and

(xx) the amount of EBITDA during such fiscal year (if any) derived from deferred advertising arrangements which result in the recognition of revenue during such fiscal year without accompanying cash receipts.

“Excluded Contributions” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the US Borrower (other than Equity Cure Proceeds) from,

(a) contributions to its common equity capital, and

(b) the sale (other than to the US Borrower or a Subsidiary of the US Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the US Borrower or a Subsidiary of the US Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the US Borrower,

in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation of the Restricted Payment Applicable Amount.

“Excluded Subsidiary” shall mean (a) any subsidiary that is not a Wholly-Owned Subsidiary (unless such non-Wholly-Owned Subsidiary is a product of a restructuring as a result of FCC attribution rules), (b) any Immaterial Subsidiary, (c) any subsidiary that is prohibited by applicable law or contractual obligations from guaranteeing the Obligations, (d) any Restricted Subsidiary acquired pursuant to an acquisition permitted by Section 6.03 or by the definition of “Permitted Investments” financed with secured Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xi) (but only to the extent such Indebtedness is otherwise permitted to be secured under clause (u) of the definition of Permitted Liens) and Section 6.01(b)(xviii) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any other subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, the cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (it being agreed that the cost and other consequences of a Foreign Subsidiary providing a guarantee are excessive in view of the benefits), (f) any Receivables Subsidiary and (g) any Captive Insurance Subsidiary.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income Taxes imposed on (or measured by) its income and franchise (and similar) Taxes imposed on it in lieu of income Taxes pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a recipient (other than an assignee pursuant to a request by the US Borrower under Section 2.21(a)), any withholding Tax that (i) is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such recipient’s failure to comply with Section 2.20(e), (f) or (g), as applicable, except in the case of clause (i) above to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.20(a).

“Existing First-Lien Term Borrowing” shall mean a Borrowing comprised of Existing First-Lien Term Loans.

“Existing First-Lien Term Loan” shall have the meaning assigned to such term in Section 2.01(b).

“Existing First-Lien Term Loan Lender” shall mean a First-Lien Lender with an outstanding Existing First-Lien Term Loan.

“Existing Non-Extended Revolving Credit Commitment” shall mean, with respect to each First-Lien Lender, the commitment of such First-Lien Lender to make revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as in effect on the Restatement Effective Date, after giving effect to Section 4 of the Restatement Agreement, or in the Assignment and Acceptance pursuant to which such First-Lien Lender assumed its Existing Non-Extended Revolving Credit Commitment, as applicable as the same may be reduced from time to time pursuant to Section 2.09, 2.21(a) or 2.25 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Existing Non-Extended Revolving Credit Lender” shall mean, at any time, any Lender that has an Existing Non-Extended Revolving Credit Commitment at such time (or, after the termination thereof, Existing Non-Extended Revolving Loans or other Revolving Credit Exposure with respect thereto).

“Existing Non-Extended Revolving Credit Maturity Date” shall mean March 29, 2014.

“Existing Non-Extended Revolving Loans” shall mean the Revolving Loans made by Lenders pursuant to an Existing Non-Extended Revolving Credit Commitment.

“Existing Replacement First-Lien Term Loan Eurodollar Borrowing” shall have the meaning assigned to such term in Section 2.10(f).

“Existing Revolving Credit Commitment” shall mean, with respect to each First-Lien Lender, the commitment of such First-Lien Lender to make revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) under the Original Credit Agreement as in effect immediately prior to the Restatement Effective Date (without giving effect to any transactions contemplated by the Restatement Agreement).

“Existing Revolving Credit Lender” shall mean, at any time, any Lender that has an Existing Revolving Credit Commitment at such time (or, after the termination thereof, Existing Revolving Loans or other Revolving Credit Exposure with respect thereto).

“Existing Revolving Loans” shall mean the Revolving Loans made by Lenders pursuant to an Existing Revolving Credit Commitment.

“Existing Senior Notes” shall mean the US Borrower’s 7.85% Senior Notes due 2011.

“Existing Senior Notes Documentation” shall mean any indenture and/or agreement governing the Existing Senior Notes and any documentation delivered pursuant thereto.

“Existing Term Loans” shall mean the Term Loans outstanding under (and as defined in) the Original Credit Agreement immediately prior to the Restatement Effective Date and before giving effect to any of the transactions contemplated by the Restatement Agreement.

“Extended First-Lien Term Loan” means, collectively, the Loans resulting from the B-1 Term Loan Extension, the B-2 Term Loan Extension and the Revolver Term-Out.

“Extended First-Lien Term Loan Lender” shall mean each Extended First-Lien B-1 Term Loan Lender, each Extended First-Lien B-2 Term Loan Lender and each Extended Revolver/Termed-Out Revolving Credit Lender.

“Extended First-Lien B-1 Term Loan Lender” each Lender executing the Restatement Agreement under the heading “Extended First-Lien B-1 Term Loan Lender.”

“Extended First-Lien B-2 Term Loan Lender” each Lender executing the Restatement Agreement under the heading “Extended First-Lien B-2 Term Loan Lender.”

“Extended Revolver/Termed-Out Revolving Credit Lender” each Lender executing the Restatement Agreement under the heading “Extended Revolver/Termed-Out Revolving Credit Lender.”

“Extended Revolving Credit Commitment” shall mean, with respect to each First-Lien Lender, the commitment of such First-Lien Lender to make Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder in an amount equal to the sum of its Revolving Credit Extension Amount and its Revolving Credit L/C Extension Amount, or in the Assignment and Acceptance pursuant to which such First-Lien Lender assumed its Extended Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.21(a) or 2.25 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Extended Revolving Credit Lender” shall mean each Lender executing the Restatement Agreement under the heading “Extended Revolving Credit Lender.”

“Extended Revolving Loans” shall mean Revolving Loans made by Lenders pursuant to an Extended Revolving Credit Commitment.

“Extended Revolving Credit Maturity Date” shall mean March 29, 2016 (or, if the Springing Maturity Date Condition Is Satisfied, the Springing Maturity Date).

“FCC” shall mean the Federal Communications Commission or any successor thereto.

“FCC Licenses” shall mean any licenses, permits and authorizations issued by the FCC to the US Borrower or any of its Restricted Subsidiaries in connection with the operation of the Stations.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter, dated the Closing Date, among the US Borrower and DBNY.

“Fees” shall mean the Commitment Fee, the Administration Fee, the L/C Participation Fee and the Issuing Bank Fee.

“Financial Officer” of any Person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“First-Lien Agents” shall have the meaning assigned to such term in Article VIII.

“First-Lien Collateral” shall mean the Collateral securing the First-Lien Secured Obligations.

“First-Lien Collateral Agent” shall mean DBNY, in its capacity as collateral agent for the First-Lien Secured Parties, and shall include any successor collateral agent appointed pursuant to Article VIII.

“First-Lien Facilities” shall mean the revolving credit, swingline and letter of credit facilities provided hereunder, and the term loan facilities contemplated by Section 2.01 and Sections 2.12(g), 2.24 and/or 2.25, if any.

“First-Lien Guarantee and Collateral Agreement” shall mean the First-Lien Guarantee and Collateral Agreement, substantially in the form of Exhibit D-1, among the Loan Parties party thereto and the First-Lien Collateral Agent for the benefit of the First-Lien Secured Parties.

“First-Lien Intellectual Property Security Agreement” shall mean any of the following agreements executed on or after the Closing Date (a) a Trademark Security Agreement substantially in the form of Exhibit F-A1, (b) a Patent Security Agreement substantially in the form of Exhibit F-A2 or (c) a Copyright Security Agreement substantially in the form of Exhibit F-A3.

“First-Lien Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of July 9, 2009, among the Borrowers, the other Guarantors party thereto, the First-Lien Collateral Agent , as “Collateral Agent for the First-Lien Secured Parties” and as “Authorized Representative for the Credit Agreement Secured Parties”, Wilmington Trust FSB, as trustee, as the “Initial Additional Authorized Representative”, and each “Additional Authorized Representative” from time to time party thereto.

“First-Lien Lenders” shall mean (a) the Persons listed in the Register as such as of the Restatement Effective Date (other than any such Person that has ceased to be a party hereto pursuant to (i) an Assignment and Acceptance, (ii) Section 2.21(a) or (iii) the operation of Section 2.12(g) or Section 2.25) and (b) any Person that has become a party hereto pursuant to the Second Amendment, the Third Amendment, the Fourth Amendment, an Assignment and Acceptance, an Incremental Amendment, a Refinancing Amendment or a Repricing Amendment. Unless the context indicates otherwise, the term “First-Lien Lenders” shall include the Swingline Lender.

“First-Lien Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee owned real property or interest therein to secure the First-Lien Secured Obligations, each in a form reasonably satisfactory to the First-Lien Collateral Agent.

“First-Lien Obligations” shall mean all Obligations in respect of the First-Lien Facilities.

“First-Lien Secured Obligations” shall mean all obligations defined as “Obligations” in the First-Lien Guarantee and Collateral Agreement and the other First-Lien Security Documents.

“First-Lien Secured Parties” shall mean the “Secured Parties” as defined in the First-Lien Guarantee and Collateral Agreement.

“First-Lien Security Documents” shall mean the First-Lien Mortgages, First-Lien Guarantee and Collateral Agreement, the Intercreditor Agreement and the First-Lien Intellectual Property Security Agreements and each of the other instruments and documents executed and delivered with respect to the First-Lien Collateral pursuant to Section 5.09.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(a) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(b) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the US Borrower or a Restricted Subsidiary during such period; plus

(c) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the US Borrower or a Restricted Subsidiary during such period.

“Foreign Lender” shall mean any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than that in which the US Borrower is located, unless such Lender or Issuing Bank is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded U.S. entity. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government-sponsored plan) that (a) primarily covers employees of any Loan Party and/or any of its Restricted Subsidiaries who are employed outside of the United States and (b) is subject to any statutory funding requirement as to which the failure to satisfy results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the US Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan.

“Foreign Subsidiary” shall mean any subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” shall mean the total assets of Foreign Subsidiaries of the US Borrower, determined on a consolidated basis in accordance with GAAP, as of the most recent balance sheet of the US Borrower.

“Fourth Amendment” shall mean that certain Fourth Amendment to Credit Agreement dated as of January 23, 2014, among the Borrowers, the other Loan Parties, the Administrative Agent, the Replacement Converting First-Lien Term Loan Lenders, the Replacement New First-Lien Term Loan Lenders and certain of the Lenders (who comprise the Required Lenders).

“Fourth Amendment Effective Date” has the meaning set forth in the Fourth Amendment.

“GAAP” shall mean United States generally accepted accounting principles.

“Government Securities” shall mean securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee and Collateral Agreement” means the “First-Lien Guarantee and Collateral Agreement”.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings” shall mean Broadcast Media Partners Holdings, Inc. and shall include any successors to such Person or assigns.

“Immaterial Subsidiary” shall mean all Restricted Subsidiaries of the US Borrower (other than (a) the Subsidiary Borrower, (b) any Broadcast License Subsidiary or (c) any other Restricted Subsidiary that holds FCC Licenses) for which (i) on the Closing Date, (A) the assets of such Restricted Subsidiary constitute less than 2.5% of the total assets of the US Borrower and its Restricted Subsidiaries on a consolidated basis and (B) the EBITDA of such Restricted Subsidiary accounts for less than 2.5% of the EBITDA of the US Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) thereafter, (A) the assets of all relevant Restricted Subsidiaries constitute 5% or less than the total assets of the US Borrower and its Restricted Subsidiaries on a consolidated basis, and (B) the EBITDA of all relevant Restricted Subsidiaries accounts for less than 5.0% of the EBITDA of the US Borrower and its Restricted Subsidiaries on a consolidated basis.

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.24(b).

“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.24(b).

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.24(a).

“Indebtedness” shall mean, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) liabilities accrued in the ordinary course of business; or

(iv) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (x) Contingent Obligations incurred in the ordinary course of business and (y) obligations under or in respect of Receivables Facilities. The amount of Indebtedness of any person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the US Borrower, qualified to perform the task for which it has been engaged.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, substantially in the form attached as Exhibit G.

“Intercreditor Agreement” shall mean (a) the “Intercreditor Agreement” as defined in the Original Credit Agreement, (b) the First-Lien Intercreditor Agreement, (c) any Second-Lien Intercreditor Agreement and (d) and any other intercreditor agreement contemplated by Section 9.17(d); references to the Intercreditor Agreement herein refer to the foregoing, individually or collectively, as the context may require, except that all references to the “Intercreditor Agreement” in the First-Lien Security Documents shall be deemed to refer solely to clause (a) above.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any Swingline Loan) of any Class, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan of any Class, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Borrowing with an Interest Period of more than 3 months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of 3 months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, except as otherwise expressly provided in Section 2.10(b) or elsewhere in this Agreement, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or 9 or 12, if agreed to by all of the relevant Lenders) months thereafter, as the relevant Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Cash” shall mean any amount expended by the US Borrower and its Restricted Subsidiaries and not representing (a) a reinvestment by the US Borrower or any Restricted Subsidiaries of the Net Cash Proceeds of any Prepayment Asset Sale outside the ordinary course of business or Property Loss Event, (b) the proceeds of any issuance of long-term Indebtedness of the US Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility) or (c) any credit received by the US Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the US Borrower and its subsidiaries;

(c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances,

issuances of letters of credit or similar financial accommodations or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment constituting a Permitted Investment shall be deemed to be the initial amount invested, without regard to write-offs or write-downs, but after giving effect to (such effect shall result in the replenishment of the applicable Permitted Investment basket) all payments or repayments of, or returns on, such Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:

(a) “Investments” shall include the portion (proportionate to the US Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of a subsidiary of the US Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the US Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(i) the US Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less

(ii) the portion (proportionate to the US Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the US Borrower.

“Issuing Bank” shall mean, as the context may require, (a) DBNY, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, (b) Bank of America, N.A. and (c) any other Person that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued at the time such Person was a Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Junior Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.

“Junior Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Financing and all documentation delivered pursuant thereto.

“L/C Backstop” shall mean, in respect of any Letter of Credit, (a) a letter of credit delivered to the Issuing Bank which may be drawn by the Issuing Bank to satisfy any obligations of the Borrowers in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with the Issuing Bank to satisfy any obligation of the Borrowers in respect of such Letter of Credit, in each case, on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective Issuing Bank.

“L/C Commitment” shall mean the commitment of an Issuing Bank to issue Letters of Credit pursuant to Section 2.23; provided that with respect to any Issuing Bank, to the extent the Borrowers obtain Other Revolving Credit Commitments or 2013 Extended Revolving Credit Commitments for which such Issuing Bank does not have a commitment or does not otherwise consent in writing thereto, then the L/C Commitment of such Issuing Bank shall terminate on the later to occur of the termination of the Class of Revolving Credit Commitments under which such Issuing Bank has agreed to act as Issuing Bank or the date to which such Issuing Bank has otherwise consented in writing.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time, in each case, calculated using the Dollar Equivalent at such time of all outstanding Letters of Credit denominated in an Alternative Currency. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other First-Lien Term Loan, any Other First-Lien Term Commitment, any Replacement Repriced Term Loan, any Replacement Repriced Term Loan Commitment, any Other Revolving Loan or any Other Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.

“Lenders” shall mean the First-Lien Lenders.

“Letter of Credit” shall mean any letter of credit issued (or, in the case of an Existing Letter of Credit (as defined in the Original Credit Agreement), deemed issued) pursuant to Section 2.23.

“Letter of Credit Application” shall have the meaning assigned to such term in Section 2.23(b).

“Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.23(c).

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Non-Guarantor Debt Exceptions” shall have the meaning assigned to such term in Section 6.01(g).

“Loan Documents” shall mean this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Security Documents, the Intercreditor Agreement, the Restatement Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

“Management Investors” shall have the meaning assigned to such term in the definition of “Permitted Investors.”

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) on or prior to the Closing Date, a Target Material Adverse Effect and (b) after the Closing Date, a material adverse effect (i) on the business, operations, assets, financial condition or results of operations of the US Borrower and its Restricted Subsidiaries, taken as a whole or (ii) on any material rights and remedies of the Administrative Agent and the Lenders under any Loan Document, taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or Hedging Obligations, of any one or more of the US Borrower and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $100,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the US Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the US Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Maturity Date” shall mean (a) with respect to the Revolving Credit Commitments of any Class and the Revolving Credit Exposure thereunder, the Revolving Credit Maturity Date for such Class of such Revolving Credit Commitments and related Revolving Credit Exposure and (b) with respect to the Term Loans of any Class, the Term Loan Maturity Date for such Class of such Term Loans.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merger” shall have the meaning assigned to such term in the Original Credit Agreement.

“Merger Agreement” shall have the meaning assigned to such term in the Original Credit Agreement.

“Merger Sub” shall have the meaning assigned to such term in the Original Credit Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Applicable Corporate Rating” shall mean the corporate family rating assigned to the US Borrower by Moody’s.

“Mortgaged Properties” shall mean each parcel of fee owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or Section 5.13 to secure the Obligations.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the US Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has any obligation or liability (contingent or otherwise).

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Property Loss Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the US Borrower and its Restricted Subsidiaries in connection therewith), and the US Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement of the type described in clause (b)(i) of the definition of Excess Cash Flow), in connection with such Asset Sale (including, in the case of any Asset Sale in respect of property of any Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale and (y) other liabilities associated with the asset disposed of and retained by the US Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold that has priority over the Lien securing the Obligations and which is repaid (other than Indebtedness hereunder) and (iv) in the case of any Asset Sale or Property Loss Event by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the US Borrower or a wholly owned Restricted Subsidiary as a result thereof and (b) with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the US Borrower and its Restricted Subsidiaries in connection therewith.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“New Senior Notes” shall mean (i) the US Borrower’s 9.75% Senior Notes due 2015 in the original principal amount of $1,500,000,000, as such amount may be increased from time to time in respect of the payment of interest thereunder and any additional notes issued pursuant to the terms of the New Senior Notes Documentation representing the payment of interest (and includes any Registered Equivalent Notes) (the “PIK Toggle Notes”) and (ii) any Refinancing Indebtedness in respect thereof (which may include Refinancing Indebtedness in respect of the previously incurred Refinancing Indebtedness).

“New Senior Notes Documentation” shall mean any indenture and/or other agreement governing the New Senior Notes and all documentation delivered pursuant thereto.

“Non-Consenting Lenders” shall have the meaning assigned to such term in Section 2.21.

“Non-Converting Lender” shall mean each 2013 Converting Existing First-Lien Term Loan Lender, each 2013 Converting Extended First-Lien Term Loan Lender and each 2013 New First-Lien Term Loan Lender party hereto immediately prior to the occurrence of the Fourth Amendment Effective Date and which is not a Replacement Converting First-Lien Term Loan Lender.

“Non-Qualified Refinancing Indebtedness” means Refinancing Indebtedness in respect of the PIK Toggle Notes that matures or requires any scheduled amortization or payments of principal prior to the date that is 91 days after March 31, 2017.

“Notes” shall mean the New Senior Notes, Senior Secured Notes and the Existing Senior Notes.

“Notes Documentation” shall mean the Senior Secured Notes Documentation, the New Senior Notes Documentation and the Existing Senior Notes Documentation.

“Notice of Intent to Cure” shall have the meaning assigned to such term in Section 7.02.

“Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrowers or any other Loan Party to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“Officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the US Borrower.

“Officer’s Certificate” shall mean a certificate signed on behalf of the US Borrower by an Officer of the US Borrower, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the US Borrower, that meets the requirements set forth in this Agreement.

“Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the relevant Agent. The counsel may be an employee of or counsel to the Borrowers or the relevant Agent.

“Original 2013 Incremental Term Loan Borrowing” shall have the meaning assigned to such term in Section 2.10(d).

“Original Eurodollar Borrowing” shall have the meaning assigned to such term in Section 2.10(c).

“Original Replacement New First-Lien Term Loan Eurodollar Borrowing” shall have the meaning assigned to such term in Section 2.10(e)(i).

“Other Closing Date Representations” shall have the meaning assigned to such term in the Original Credit Agreement.

“Original Credit Agreement” shall mean this Agreement as amended and in effect immediately prior to the amendment and restatement hereof on the Restatement Effective Date.

“Other First-Lien Term Commitments” shall mean one or more Series of term loan commitments hereunder that result from a Refinancing Amendment or an Incremental Amendment.

“Other First-Lien Term Loans” shall mean one or more Series of Term Loans that result from a Refinancing Amendment or an Incremental Amendment.

“Other First-Lien Term Loan Lender” shall mean a First-Lien Lender with an outstanding Other First-Lien Term Loan of a given Series or with an Other First-Lien Term Commitment of a given Series.

“Other Pari Passu Lien Obligations” shall mean (a) the obligations in respect of the Senior Secured Notes and (b) all obligations with respect to any Indebtedness incurred in compliance with Section 6.01 and not constituting Subordinated Indebtedness, which Indebtedness and other obligations are secured on a pari passu basis with the Obligations pursuant to the First-Lien Intercreditor Agreement or otherwise on terms reasonably satisfactory to the First-Lien Collateral Agent.

“Other Pari Passu or Junior Lien Obligations” shall mean all obligations with respect to any Indebtedness incurred in compliance with Section 6.01 and not constituting Subordinated Indebtedness, which Indebtedness and other obligations are (a) secured on a pari passu basis with the Obligations pursuant to the First-Lien Intercreditor Agreement or otherwise on terms reasonably satisfactory to the First-Lien Collateral Agent or (b) secured on a junior basis with the Obligations pursuant to intercreditor arrangements substantially identical to those provided in the Second-Lien Intercreditor Agreement or otherwise on terms reasonably satisfactory to the First-Lien Collateral Agent.

“Other Revolving Credit Commitment” shall mean, with respect to each First-Lien Lender, the revolving credit commitment of such First-Lien Lender hereunder to make Other Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as provided in a Refinancing Amendment or in the Assignment and Acceptance pursuant to which such First-Lien Lender assumed its Other Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.21(a) or 2.25, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) increased pursuant to a Refinancing Amendment or (d) increased pursuant to a Credit Increase.

“Other Revolving Loans” shall mean the revolving loans made pursuant to any Other Revolving Credit Commitment.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes arising from the execution, delivery or enforcement of any Loan Document.

“Parent” shall mean a Person formed for the purpose of owning all of the Equity Interests, directly or indirectly, of Holdings.

“Parent Capital” shall mean any preferred Equity Interests issued by the Parent to a Strategic Investor.

“Parent Note” shall mean any promissory note or other evidence of Indebtedness for borrowed money issued by the Parent to a Strategic Investor.

“Pari Passu Lien” shall mean, with respect to any Collateral, the Lien therein created to secure the repayment of any Other Pari Passu Lien Obligations.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which, with respect to each of the foregoing clauses, could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the US Borrower or any of its Restricted Subsidiaries and another Person, including, without limitation, the transactions contemplated by that certain Agreement and Plan of Merger dated as of April 7, 2006 by and among Coconut Palm Acquisition Corp., Equity Broadcasting Corporation and certain shareholders of Equity Broadcasting Corporation.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the US Borrower in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations and is not secured by any property or assets of the US Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans and/or Commitments (including portions of Classes of Loans and/or Commitments), (c) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the

Administrative Agent), (e) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, (f) the terms and conditions of such Indebtedness (including, without limitation, with respect to interest rate, amortization, redemption provisions, covenants, defaults, remedies and guaranty provisions, if any) are on prevailing market terms for an offering of senior secured notes under Rule 144A of the Securities Act for companies similarly situated to the US Borrower and (g) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First-Lien Intercreditor Agreement with respect thereto. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Investments” shall mean:

(a) any Investment in the US Borrower or any of its Restricted Subsidiaries;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) any Investment by the US Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(i) such Person becomes a Restricted Subsidiary; or

(ii) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the US Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 6.05 or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided, that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Closing Date or (ii) as otherwise permitted under this Agreement;

(f) any Investment acquired by the US Borrower or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by the US Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(ii) as a result of a foreclosure by the US Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Obligations permitted under Section 6.01(b)(ix);

(h) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed the greater of $300,000,000 and 2.0% of Total Assets at the time of such Investment; provided, that, the fair market value of Investments in Unrestricted Subsidiaries made pursuant to this clause (h), together with the fair market value of Investments in Unrestricted Subsidiaries made in reliance on clause (m), shall not exceed the greater of $200,000,000 or 2.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(i) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock and those issued in exchange for Equity Cure Proceeds) of the US Borrower or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the Restricted Payments Applicable Amount;

(j) Indebtedness permitted under Section 6.01;

(k) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06 (except transactions described in clauses (x) and (xiv) thereof);

(l) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $300,000,000 and 2.0% of Total Assets at the time of such Investment; provided, that the fair market value of Investments in Unrestricted Subsidiaries made pursuant to this clause (m), together with the fair market value of Investments in Unrestricted Subsidiaries made in reliance on clause (h), shall not exceed the greater of $200,000,000 or 2.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(n) Investments relating to a Receivables Subsidiary that, in the good faith determination of the US Borrower, are necessary or advisable to effect any Receivables Facility;

(o) advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of $20,000,000 outstanding at any one time, in the aggregate;

(p) loans and advances to officers, directors and employees for moving expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the US Borrower or any direct or indirect parent company thereof;

(q) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(r) Investments by the US Borrower or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person; and

(s) Investments in joint ventures in an aggregate amount not to exceed $25,000,000 outstanding at any one time, in the aggregate;

provided that the fair market value of all Investments by Loan Parties in any Restricted Subsidiary that is not a Subsidiary Guarantor made pursuant to clauses (a) and/or (c) above shall not exceed, when aggregated with the aggregate amount of Net Cash Proceeds from dispositions of assets described in clause (v) of the definition of “Asset Sale” which are excluded for purposes of the definition of “Prepayment Asset Sale,” $400,000,000 in the aggregate (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Investors” shall mean (a) the Sponsors, their respective limited partners and any Person making an Investment in Parent, Holdings or its subsidiaries concurrently with the Sponsors, (b) the members of management of the Parent, Holdings and its subsidiaries who are investors, directly or indirectly, in the US Borrower (collectively, the “Management Investors”) and (c) the Strategic Investor and/or one or more of its Affiliates.

“Permitted Liens” shall mean, with respect to any Person:

(a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(iv), (xi)(B), (xvii) or (xviii); provided, that (x) Liens securing Indebtedness permitted to be incurred pursuant to clause (xvii) extend only to the assets of Foreign Subsidiaries, (y) Liens securing Indebtedness permitted to be incurred pursuant to paragraphs (b)(iv) and (b)(xviii) are solely on the assets financed, purchased, constructed, improved, acquired or assets of the acquired entity, as the case may be and (z) Liens securing Indebtedness permitted to be incurred pursuant to paragraph (xi)(B) shall only secure Other Pari Passu or Junior Lien Obligations;

(g) Liens existing on the Closing Date and described in all material respects on Schedule 6.02;

(h) Liens securing all obligations under the Senior Secured Notes, any Additional Senior Secured Notes, Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt and any permitted Refinancing Indebtedness of any of the foregoing; provided that any Liens securing such Refinancing Indebtedness shall also secure the Secured Obligations; provided, further that any Liens securing any Permitted Second Priority Refinancing Debt and any permitted Refinancing Indebtedness related thereto (that otherwise constitutes Permitted Second Priority Refinancing Debt) shall be subject to the Second-Lien Intercreditor Agreement; and provided, further, that the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness otherwise permitted under this clause (h) at the time the original Lien became a Permitted Lien hereunder, and (ii) an amount necessary to pay any accrued but unpaid interest and fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement (it being understood that one or more types or tranches of Indebtedness described in this clause (h) may be refinanced together into one or more types or tranches of Refinancing Indebtedness so long as the aggregate amount of such resulting Refinancing Indebtedness would not exceed the sum of the amounts otherwise permitted by this proviso for the refinanced Indebtedness individually), so long as the parameters for Refinancing Indebtedness for each such tranche are otherwise satisfied;

(i) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the US Borrower or any of its Restricted Subsidiaries;

(j) Liens on property at the time the US Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the US Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the US Borrower or any of its Restricted Subsidiaries;

(k) Liens securing Indebtedness or other obligations of the US Borrower or a Restricted Subsidiary owing to the US Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01(b)(vii);

(l) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations;

(m) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(n) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the US Borrower or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(o) Liens arising from UCC financing statement filings regarding operating leases entered into by the US Borrower and its Restricted Subsidiaries in the ordinary course of business;

(p) Liens in favor of either Borrower or any Restricted Guarantor;

(q) Liens on equipment of the US Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the US Borrower’s or such Restricted Subsidiary’s client at which equipment is located;

(r) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.01 and secured by any Lien referred to in the foregoing clauses (f), (g), (i) and (j); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (i) and (j) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (iii) in the case of a refinancing, refunding, extension, renewal or replacement of any

Indebtedness which is permitted by Section 6.01(b)(xi)(B) and secured by a Lien permitted by clause (f) above, such refinancing, refunding, extending, renewal or replacement Indebtedness shall constitute Other Pari Passu or Junior Lien Obligations in order for the relevant Lien to be permitted under this clause (s);

(t) deposits made in the ordinary course of business to secure liability to insurance carriers;

(u) other Liens securing obligations which not exceed $100,000,000 at any one time outstanding;

(v) Liens securing judgments for the payment of money not constituting an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(w) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(x) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(y) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(z) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(aa) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the US Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the US Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the US Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(bb) Liens securing the Obligations and the Secured Obligations; and

(cc) Liens incurred to secure any Other Pari Passu or Junior Lien Obligations permitted to be incurred under Section 6.01; provided that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 6.0 to 1.0;

provided that with respect to any Liens incurred in reliance on clauses (i), (j) and (s) (but only to the extent clause (s) relates to clauses (i) and (j)) above, either (1) the aggregate principal amount of all Indebtedness secured by such Liens, together with all Refinancing Indebtedness in respect thereof, shall not exceed $400,000,000 or (2) after giving pro forma effect to the respective acquisition of a Person or property, the Consolidated Secured Debt Ratio is less than the Consolidated Secured Debt Ratio immediately prior to such acquisition.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness incurred by the US Borrower in the form of one or more series of second lien secured notes or second lien secured loans; provided that (a) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the US Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans), (c) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (e) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, (f) the terms and conditions of such Indebtedness (including, without limitation, with respect to interest rate, amortization, redemption provisions, covenants, defaults, remedies, guaranty provisions and subordination provisions, if any) are on prevailing market terms for an offering of senior secured second lien notes under Rule 144A of the Securities Act for companies similarly situated to the US Borrower and (g) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second-Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Second Priority Refinancing Debt incurred by the US Borrower, then the US Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Second-Lien Intercreditor Agreement with respect thereto. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the US Borrower in the form of one or more series of senior unsecured notes or loans; provided that (a) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans), (b) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (c) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, (d) the terms and conditions of such Indebtedness (including, without limitation, with respect to interest rate, amortization, redemption provisions, covenants, defaults, remedies and guaranty provisions, if any) are on prevailing market terms for an offering of senior unsecured notes under Rule 144A of the Securities Act for companies similarly situated to the US Borrower and (e) such Indebtedness is not secured by any Lien or any property or assets of the US Borrower or any Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“PIK Toggle Notes” shall have the meaning assigned to such term in the definition of “New Senior Notes.”

“PIK Toggle Notes Redemption” shall mean the redemption, repurchase or other payment or prepayment, in whole or in part, of the PIK Toggle Notes (whether by tender offer, call or otherwise) with at least $1.1 billion of the proceeds from the Televisa Investment.

“Pledged Collateral” shall have the meaning assigned to such term in the First-Lien Guarantee and Collateral Agreement.

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Asset Sale” shall mean any Asset Sale, to the extent that (a) the aggregate Net Cash Proceeds realized in a single transaction or series of related transactions exceed $10,000,000 and (b) the aggregate Net Cash Proceeds of all such Asset Sales during any fiscal year exceed $25,000,000, but only to such extent. Notwithstanding the foregoing, the sale of Equity Interests in Entravision Communications Corporation, subject to the 2003 Consent Decree between the US Borrower and the Department of Justice, shall not constitute a Prepayment Asset Sale.

“Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c).

“Prime Rate” shall mean the rate of interest per annum announced from time to time by DBNY as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Property Loss Event” shall mean any event that gives rise to the receipt by the US Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property to the extent that the aggregate Net Cash Proceeds (a) realized as a result of a single event or a series of related events exceed $10,000,000 and (b) of all such events during any fiscal year exceed $25,000,000, but only to such extent.

“Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event all of the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the US Borrower in good faith.

“Qualified Public Offering” shall mean the issuance by the US Borrower or any direct or indirect parent of the US Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the New Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the US Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the US Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the US Borrower or any of its Restricted Subsidiaries sells their accounts receivable to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 2.12(g).

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Lender and/or Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.25.

“Refinancing Effective Date” shall have the meaning set forth in Section 2.25.

“Refinancing Indebtedness” shall mean, with respect to any Person, any replacement, refinancing, refunding, renewal or extension of any Indebtedness, Disqualified Stock or Preferred Stock of such Person; provided that:

(a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or Preferred Stock so replaced, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest, discounts, premiums thereon (including tender premiums), defeasance costs and fees and expenses incurred, in connection with such replacement, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;

(b) such replacement, refinancing, refunding, renewal or extension has at the time incurred a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being modified, replaced, refinanced, refunded, renewed or extended;

(c) if such Indebtedness being replaced, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such replacement, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being replaced, refinanced, refunded, renewed or extended;

provided, that when such term is used in respect of (i) Permitted First Priority Refinancing Debt, any Additional Senior Secured Notes or the Senior Secured Notes, such Refinancing Indebtedness must also satisfy clauses (a), (c), (d), (e), (f) and (g) of the definition of Permitted First Priority Refinancing Debt; (ii) Permitted Second Priority Refinancing Debt, such Refinancing Indebtedness must also satisfy clauses (a), (c), (d), (e),(f) and (g) of the definition of Permitted Second Priority Refinancing Debt; and (iii) Permitted Unsecured Refinancing Debt, such Refinancing Indebtedness must also satisfy clauses (b), (c), (d) and (e) of the definition of Permitted Unsecured Refinancing Debt; and

(d) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the US Borrower;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the US Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Refinancing Note” shall mean any promissory note or other evidence of Indebtedness for borrowed money issued by the US Borrower to Holdings or the Parent in exchange for the receipt by the US Borrower of the proceeds of the Parent Note and/or Parent Capital, to the extent the Indebtedness represented by such note (or other evidence) would constitute Refinancing Indebtedness permitted under Section 6.01(b)(xii).

“Refunding Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefore pursuant to an exchange offer registered with the SEC.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the US Borrower or a Restricted Subsidiary in exchange for assets transferred by the US Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Remaining Existing Amortization Amount” shall have the meaning assigned to such term in Section 2.11(a)(i).

“Remaining Extended Amortization Amount” shall have the meaning assigned to such term in Section 2.11(a)(ii).

“Replacement Converted First-Lien Term Loans” shall mean the Loans resulting from the Replacement Term Loan Conversion.

“Replacement Converting First-Lien Term Loan Lender” shall mean, as of the Fourth Amendment Effective Date, each 2013 Converting Existing First-Lien Term Loan Lender, each 2013 Converting Extended First-Lien Term Loan Lender and each 2013 New First-Lien Term Loan Lender, in each case that has executed and delivered (as a “Replacement Converting First-Lien Term Loan Lender”) a counterpart of the Fourth Amendment, together with a Conversion Election, to the Administrative Agent in accordance with the terms thereof.

“Replacement First-Lien Term Loan Lender” shall mean (a) as of the Fourth Amendment Effective Date, any Replacement New First-Lien Term Loan Lender and/or Replacement Converting First-Lien Term Loan Lender and (b) thereafter, a First-Lien Lender with an outstanding Replacement First-Lien Term Loan.

“Replacement First-Lien Term Loans” shall mean (a) prior to the consummation of the Replacement/ Incremental Term Loan Consolidation, the term loans resulting from the consolidation of the Replacement Converted First-Lien Term Loans and the Replacement New First-Lien Term Loans pursuant to the Replacement Term Loan Consolidation and (b) on and after the consummation of the Replacement/Incremental Term Loan Consolidation, the term loans resulting from the consolidation of the Replacement First-Lien Term Loans described in preceding clause (a) and the 2013 Incremental Term Loans pursuant to the Replacement/Incremental Term Loan Consolidation.

“Replacement New First-Lien Term Loan Commitment” shall mean, with respect to each Replacement New First-Lien Term Loan Lender, the commitment of such Replacement New First-Lien Term Loan Lender to make Replacement New First-Lien Term Loans hereunder as set forth on Schedule 1 to the Fourth Amendment, as the same may be reduced from time to time pursuant to Section 2.09.

“Replacement New First-Lien Term Loan Lender” shall mean, as of the Fourth Amendment Effective Date, each Person that has executed and delivered (as a “Replacement New First-Lien Term Loan Lender”) a counterpart of the Fourth Amendment to the Administrative Agent in accordance with the terms thereof.

“Replacement New First-Lien Term Loans” shall mean term loans made by the Replacement New First-Lien Term Loan Lenders to the US Borrower pursuant to Section 2.01(f)(iv).

“Replacement Repriced Term Loans” shall have the meaning assigned to such term in Section 2.12(g).

“Replacement Repriced Term Loan Commitments” shall mean one or more Series of term loan commitments hereunder that result from a Repricing Amendment.

“Replacement Repriced Term Loan Lender” shall mean a First-Lien Lender with an outstanding Replacement Repriced Term Loan of a given Series or with a Replacement Repriced Term Loan Commitment of a given Series.

“Replacement Term Loan Consolidation” shall have the meaning assigned to such term in the Fourth Amendment.

“Replacement Term Loan Conversion” shall mean the conversion of 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and 2013 New First-Lien Term Loans into Replacement Converted First-Lien Term Loans, as described in Section 2.01(f)(i) through (iii), respectively.

“Replacement/Incremental Term Loan Consolidation” shall have the meaning assigned to such term in Section 2.01(f)(3).

“Replacement/Incremental Term Loan Consolidation Date” shall have the meaning assigned to such term in Section 2.01(f)(3).

“Repricing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Lender and/or Additional Lender that agrees to provide any portion of the Replacement Repriced Term Loans being incurred pursuant thereto, in accordance with Section 2.12(g).

“Repricing Transaction” shall mean (a) the incurrence by the Borrowers of any Indebtedness under this Agreement (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans and/or Replacement First-Lien Term Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” interest rate margin or weighted average yield that is less than the applicable rate for or weighted average yield for the 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans or Replacement First-Lien Term Loans, as applicable (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, any interest rate floors or similar devices, margin, upfront or similar fee or “original issue discount” shared with all lenders or holders of such Indebtedness or 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans or Replacement First-Lien Term Loans (as applicable), as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans or Replacement First-Lien Term Loans (as applicable), as the case may be, and without taking into account any fluctuations in the LIBO Rate or comparable LIBOR rate), and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of the 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans and/or Replacement First-Lien Term Loans (as applicable) or (b) any effective reduction in the Applicable Percentage for the 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans and/or Replacement

First-Lien Term Loans (e.g., by way of amendment, waiver or otherwise); provided that the primary purpose of such prepayment, repayment, conversion, replacement, amendment, waiver or other modification was to reduce the “effective” interest rate margin or weighted average yield (determined as provided above) of the 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, the 2013 New First-Lien Term Loans, the 2013 Incremental Term Loans or Replacement First-Lien Term Loans, as the case may be; provided, further, that in no event shall any prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification of such Term Loans in connection with a Change of Control, Qualified Public Offering or permitted Investment in any person that is not a wholly-owned subsidiary constitute a Repricing Transaction. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans and/or Replacement First-Lien Term Loans (as applicable) and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Required First-Lien Lenders” has the meaning set forth in the Original Credit Agreement.

“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, unused Revolving Credit Commitments and Term Loans representing more than 50% of the sum of all Revolving Credit Exposure, unused Revolving Credit Commitments and Term Loans at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” shall mean, at any time, (i) when used with reference to Lenders having a particular Class of Revolving Credit Commitments, Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure and unused Revolving Credit Commitments of such Class at such time or (ii) when used without reference to Lenders having a particular Class of Revolving Credit Commitments, Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure and unused Revolving Credit Commitments of all Classes at such time; provided that, in each case, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Second-Lien Lenders” has the meaning set forth in the Original Credit Agreement.

“Required Term Lenders” shall have the meaning assigned to such term in Section 9.08(b).

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Person.

“Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of October 18, 2010, among the Borrowers, the Lenders party hereto and the Administrative Agent.

“Restatement Effective Date” shall mean the “Restatement Effective Date” as defined in the Restatement Agreement.

“Restricted Cash” shall mean cash and Cash Equivalents held by the US Borrower and its Restricted Subsidiaries that are contractually restricted from being distributed to the US Borrower, except for such restrictions that are contained in agreements governing Indebtedness permitted under Section 6.01 and that is secured by such cash or Cash Equivalents, or that are classified as “restricted cash” on the consolidated balance sheet of the US Borrower prepared in accordance with GAAP.

“Restricted Guarantor” shall mean a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall mean:

(a) the declaration or payment of any dividend or the making of any payment or distribution on account of the US Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the US Borrower; or

(ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the US Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the US Borrower or any direct or indirect parent of the US Borrower, including in connection with any merger or consolidation;

(c) the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any New Senior Notes, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or any Subordinated Indebtedness other than:

(i) Indebtedness permitted under Section 6.01(b)(vii), except to the extent prohibited by the Intercompany Subordination Agreement; or

(ii) the purchase, repurchase or other acquisition of any New Senior Notes, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or

Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year (or, in the case of the New Senior Notes, 9 months) of the date of purchase, repurchase or acquisition; or

(d) the making of any Restricted Investment.

“Restricted Payment Applicable Amount” shall mean, at any time, an amount equal to the sum (without duplication) of:

(a) EBITDA of the US Borrower and its Restricted Subsidiaries on a consolidated basis for the period beginning January 1, 2009, to the end of the US Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times the Consolidated Interest Expense of the US Borrower and its Restricted Subsidiaries for the same period; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the US Borrower, of marketable securities or other property received by the US Borrower or a Restricted Subsidiary (without the issuance of additional Equity Interests in such Restricted Subsidiary) since immediately after the Closing Date (other than (i) to the extent used to fund the Transactions and (ii) net cash proceeds to the extent such net cash proceeds have been used pursuant to Section 6.01(b)(xi)(A)) from the issue or sale of:

(i) (A) Equity Interests of the US Borrower, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the US Borrower, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the US Borrower, Restricted Subsidiaries and any direct or indirect parent company of the US Borrower, after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv); and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds or other property are actually contributed to the capital of the US Borrower or any Restricted Subsidiary (without the issuance of additional Equity Interests of such Restricted Subsidiary), Equity Interests of the US Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv)); or

(ii) debt of the US Borrower or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the US Borrower or a direct or indirect parent company of the US Borrower;

provided, however, that this paragraph (b) shall not include the proceeds from (v) the exercise of any Cure Right, (w) Refunding Capital Stock, (x) Equity Interests or convertible debt securities sold to the US Borrower or a Restricted Subsidiary, as the case may be, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the US Borrower, of marketable securities or other property contributed to the capital of the US Borrower following the Closing Date (other than (i) net cash proceeds to the extent utilized pursuant to Section 6.01(b)(xi)(A), (ii) to the extent applied to fund the Transactions, (iii) by a Restricted Subsidiary, (iv) Equity Cure Proceeds and (v) any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the US Borrower, of marketable securities or other property received by the US Borrower or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the US Borrower or a Restricted Subsidiary) of Restricted Investments made by the US Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the US Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the US Borrower or its Restricted Subsidiaries, in each case after the Closing Date; or

(ii) the sale or other disposition (other than to the US Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the US Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Closing Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the US Borrower in good faith or if such fair market value may exceed $100,000,000, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the US Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment;

provided, however, that, with respect to paragraph (b), (c) and (d) above, to the extent the property received or contributed includes a “stick” station or stations or Equity Interests of a Person whose assets include a “stick” station or stations, the fair market value of such property shall be determined in good faith by the board of directors of the US Borrower.

“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the US Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary;

provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolver Extension” shall mean the extension of the Existing Revolving Credit Commitments as contemplated by Section 2.01(a)(iii).

“Revolver L/C Extension” shall mean the extension of the Existing Revolving Credit Commitments as contemplated by Section 2.01(a)(v).

“Revolver Term-Out” shall mean the conversion of the Revolving Credit Exposure relating to the Existing Revolving Credit Commitments as contemplated by Section 2.01(a)(iv).

“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.24(a).

“Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.24(b).

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each First-Lien Lender, its Existing Non-Extended Revolving Credit Commitment, Extended Revolving Credit Commitment, 2013 Extended Revolving Credit Commitment and/or any Other Revolving Credit Commitment, as applicable.

“Revolving Credit Exposure” shall mean, with respect to any First-Lien Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such First-Lien Lender, plus the aggregate amount at such time of such First-Lien Lender’s L/C Exposure, plus the aggregate amount at such time of such First-Lien Lender’s Swingline Exposure.

“Revolving Credit Extension Amount” shall mean with respect to each Extended Revolving Credit Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such Extended Revolving Credit Lender’s Revolver Extension on the Restatement Effective Date and notified to each such Lender by the Administrative Agent promptly following the Restatement Effective Date. All such determinations made by the Administrative Agent and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Revolving Credit Facility” means the revolving credit facilities contemplated by Section 2.01 and, if applicable, Sections 2.24 and/or 2.25.

“Revolving Credit L/C Extension Amount” shall mean with respect to each Extended Revolver/Termed-Out Revolving Credit Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such Extended Revolver/Termed-Out Revolving Credit Lender’s Revolver L/C Extension on the Restatement Effective Date and notified to each such Lender by the Administrative Agent promptly following the Restatement Effective Date. All such determinations made by the Administrative Agent and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Revolving Credit Lender” shall mean a First-Lien Lender with a Revolving Credit Commitment or any Revolving Credit Exposure.

“Revolving Credit Maturity Date” shall mean (a) with respect to the Existing Non-Extended Revolving Credit Commitment (and related Revolving Credit Exposure), the Existing Non-Extended Revolving Credit Maturity Date, (b) with respect to the Extended Revolving Credit Commitment (and related Revolving Credit Exposure), the Extended Revolving Credit Maturity Date, (c) with respect to the 2013 Extended Revolving Credit Commitment (and related Revolving Credit Exposure), the 2013 Extended Revolving Credit Maturity Date and (d) with respect to any Class of Other Revolving Credit Commitments (and related Revolving Credit Exposure), the date set forth for such Class in the related Refinancing Amendment.

“Revolving Credit Term-Out Amount” shall mean with respect to each Extended Revolver/Termed-Out Revolving Credit Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such Extended Revolver/Termed-Out Revolving Credit Lender’s Revolver Term-Out on the Restatement Effective Date and notified to each such Lender by the Administrative Agent promptly following the Restatement Effective Date. All such determinations made by the Administrative Agent and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Revolving Loans” shall mean revolving loans made by the First-Lien Lenders to the Borrowers pursuant to Section 2.01(c).

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the US Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the US Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Amendment” shall mean that certain Second Amendment to Credit Agreement; First Amendment to Intercreditor Agreement and First Amendment to First-Lien Guarantee and Collateral Agreement dated as of February 28, 2013, among the Borrowers, the Administrative Agent, the First-Lien Collateral Agent and certain of the Lenders (who comprise the Required Lenders).

“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

“Second-Lien Intercreditor Agreement” shall mean a Second Lien Intercreditor Agreement among the Administrative Agent, the First-Lien Collateral Agent and one or more Senior Representatives for holders of Permitted Second Priority Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers.

“Second-Lien Lender” has the meaning set forth in the Original Credit Agreement.

“Second-Lien Security Documents” has the meaning set forth in the Original Credit Agreement.

“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 5.04(a) or (b).

“Secured Indebtedness” shall mean any Indebtedness of the US Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Obligations” shall mean all First-Lien Secured Obligations.

“Secured Parties” shall mean the First-Lien Secured Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” shall mean, collectively, the First-Lien Security Documents.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or any Additional Senior Secured Notes, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Notes” shall mean the US Borrower’s 12% Senior Secured Notes due 2014 in the original principal amount of $545,000,000, as such amount may be increased from time to time in respect of the payment of interest thereunder (and includes any Registered Equivalent Notes) and Refinancing Indebtedness in respect thereof (which may include Refinancing Indebtedness in respect of the previously incurred Refinancing Indebtedness).

“Senior Secured Notes Documentation” shall mean any indenture, security documents and/or other agreement governing the Senior Secured Notes and all documentation delivered pursuant thereto.

“Series” shall mean (a) all Loans or Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins, “floors” and amortization schedule, (b) all Loans or Commitments that are established pursuant to the same Incremental Amendment (or any subsequent Incremental Amendment to the extent such Incremental Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins, “floors” and amortization schedule and (c) all Loans or Commitments that are established pursuant to the same Repricing Amendment (or any subsequent Repricing Amendment to the extent such Repricing Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins, “floors” and amortization schedule.

“Similar Business” shall mean any business conducted or proposed to be conducted by the US Borrower and its subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Solvent” shall mean, with respect to any Person, (a) the consolidated fair value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Assets” shall mean all of the shares of capital stock of Entravision Communications Corporation owned by the US Borrower or its Affiliates on the Closing Date.

“Specified Default” shall have the meaning assigned to such term in Section 2.13(b).

“Specified Loan Party” shall mean each Loan Party set forth on Schedule 4.02(c).

“Sponsors” shall mean (a) Madison Dearborn Partners, LLC, Providence Equity Partners Inc., Saban Capital Group, Texas Pacific Group and Thomas H. Lee Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing and (b) any Person that acquires Capital Stock of Broadcasting Media Partners, Inc. or Broadcast Media Partners Holdings, Inc. on or prior to the Closing Date and any Affiliate of such Person.

“Sponsor Management Agreement” shall mean the management agreement between certain management companies associated with the Sponsors or with any other investor party thereto and the US Borrower and any direct or indirect parent company, as in effect from time to time so long as (a) the aggregate amount of fees payable thereunder do not increase from the formula set forth therein on the Closing Date and (b) no modification or amendment to the scope of any indemnities set forth therein has been made since the Closing Date.

“Springing Maturity Date” shall mean the date that is 91 days prior to the Term Loan Maturity Date with respect to Extended First-Lien Term Loans.

“Springing Maturity Date Condition Is Satisfied” shall mean that, as of the Springing Maturity Date, $1,500,000,000 or more in aggregate principal amount of Extended First-Lien Term Loans (and/or refinancing indebtedness in respect thereof incurred after the Second Amendment Effective Date that matures or requires scheduled amortization or other payments of principal (other than (i) de minimis quarterly scheduled amortization payments no greater (as a percentage of principal) than that applicable to the 2013 New First-Lien Term Loans and the 2013 Converted Extended First-Lien Term Loans when initially incurred and (ii) with respect to a change of control, asset sales and event of loss mandatory offers to purchase or mandatory prepayments or customary acceleration rights after an event of default) prior to the date occurring 91 days after March 1, 2018) remains outstanding on such date. As of the Fourth Amendment Effective Date, the parties hereto acknowledge and agree that no Extended First-Lien Term Loans (or refinancing indebtedness with respect thereto of the kind described in the immediately preceding sentence) remain outstanding.

“Stations” means all radio and television broadcast stations owned by the US Borrower or any of its Restricted Subsidiaries.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) applicable on the interest rate determination date (expressed as a decimal) established by the Board and applicable to any member of bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board).

“Strategic Investor” shall mean Televisa.

“Subordinated Indebtedness” shall mean any Indebtedness of either Borrower and the Guarantors which is by its terms subordinated in right of payment to the Obligations of the US Borrower or such Guarantor, as applicable.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the US Borrower.

“Subsidiary Borrower” shall have the meaning assigned to such term in the preamble.

“Subsidiary Borrower Sublimit” shall mean an amount equal to the lesser of (a) the Total Revolving Credit Commitments and (b) $200,000,000. The Subsidiary Borrower Sublimit is part of, and not in addition to, the Commitments.

“Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01(a), and each other subsidiary that is or becomes a party to the First-Lien Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise, excluding (a) any Excluded Subsidiary, (b) any Foreign Subsidiary and (c) any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity.

“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).

“Successor Person” shall have the meaning assigned to such term in Section 6.04(c)(i)(A).

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09; provided that with respect to any Swingline Lender, to the extent the Borrowers obtain Other Revolving Credit Commitments for which such Swingline Lender does not have a commitment or does not otherwise consent in writing thereto, then the Swingline Commitment of such Swingline Lender shall terminate on the later to occur of the termination of the Class of Revolving Credit Commitments under which such Issuing Bank has agreed to act as Swingline Lender or the date to which such Swingline Lender has otherwise consented in writing.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean (i) DBNY, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder, (ii) any other Person acting as Administrative Agent hereunder (to the extent agreed by the Borrowers and such Administrative Agent) or (iii) any other Lender designated by the Borrowers and agreed to by the Administrative Agent who agrees to act in such capacity.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

“Target Material Adverse Effect” shall have the meaning assigned to such term in the Original Credit Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

“Televisa” shall mean Grupo Televisa, S.A.B. and/or one or more of its Affiliates.

“Televisa Investment” shall mean the investment by the Parent of at least $1,100,000,000 of the proceeds of the Parent Note or Parent Capital, directly or indirectly, in the US Borrower (which may be by capital contribution or in exchange for the issuance of Equity Interests).

“Term Lender” shall mean any Existing First-Lien Term Loan Lender, Extended First-Lien Term Loan Lender, 2013 New First-Lien Term Loan Lender, 2013 Converting Existing First-Lien Term Loan Lender, 2013 Converting Extended First-Lien Term Loan Lender, 2013 Incremental Term Loan Lender, 2013 Refinancing Term Loan Lender (prior to the 2013 Incremental Term Loan Conversion), Replacement First-Lien Term Loan Lender, Replacement Repriced Term Loan Lender and/or Other First-Lien Term Loan Lender, as the context may require.

“Term Loan Borrowing” shall mean a Borrowing comprised of Existing First-Lien Term Loans, Extended First-Lien Term Loans, 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans (prior to the Replacement/Incremental Term Loan Consolidation and the transactions contemplated by Section 2.10(f)), 2013 Refinancing Term Loans (prior to the 2013 Incremental Term Loan Conversion and the transactions contemplated by Section 2.10(d)), Replacement Converted First-Lien Term Loans (immediately following the Replacement Term Loan Conversion but prior to the Replacement Term Loan Consolidation), Replacement New First-Lien Term Loans (immediately prior to the Replacement Term Loan Consolidation and the transactions contemplated by Section 2.10(e)), Replacement First-Lien Term Loans (immediately following the Replacement Term Loan Conversion and the Replacement Term Loan Consolidation and subject to the Replacement/Incremental Term Loan Consolidation and the transactions contemplated by Section 2.10(f)), Replacement Repriced Term Loans of a given Class and/or Other First-Lien Term Loans of a given Class, as the context may require.

“Term Loan Extension Amount” shall mean (i) with respect to each Extended First-Lien B-1 Term Loan Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such Extended First-Lien B-1 Term Loan Lender’s B-1 Term Loan Extension on the Restatement Effective Date and notified to each such Lender by the Administrative Agent promptly following the Restatement Effective Date and (ii) with respect to each Extended First-Lien B-2 Term Loan Lender, the amount determined by the Administrative Agent and the Borrowers as the final amount of such Extended First-Lien B-2 Term Loan Lender’s B-2 Term Loan Extension on the Restatement Effective Date and notified to each such Lender by the Administrative Agent promptly following the Restatement Effective Date. All such determinations made by the Administrative Agent and the Borrowers shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Term Loan Maturity Date” shall mean (a) with respect to the Existing First-Lien Term Loans, September 29, 2014, (b) with respect to the Extended First-Lien Term Loans, March 31, 2017, (c) with respect to the 2013 New First-Lien Term Loans, March 1, 2020, (d) with respect to the 2013 Converted Existing First-Lien Term Loans, March 1, 2020, (e) with respect to the 2013 Converted Extended First-Lien Term Loans, March 1, 2020, (f) with respect to the 2013 Incremental Term Loans, March 1, 2020, (g) with respect to the Replacement First-Lien Term

Loans, March 1, 2020, (h) with respect to any Series of Other First-Lien Term Loans, the maturity date for such Series set forth in the relevant Refinancing Amendment and (i) with respect to any Series of Replacement Repriced Term Loans, the maturity date for such Series set forth in the relevant Repricing Amendment.

“Term Loans” shall mean the Existing First-Lien Term Loans, Extended First-Lien Term Loans, 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans (prior to the consummation of the Replacement/Incremental Term Loan Consolidation), 2013 Refinancing Term Loans (prior to the consummation of the 2013 Incremental Term Loan Conversion), Replacement New First-Lien Term Loans (immediately prior to the Replacement Term Loan Consolidation and the transactions contemplated by Section 2.10(e)), Replacement Converted First-Lien Term Loans (immediately following the consummation of the Replacement Term Loan Conversion but prior to the consummation of the Replacement Term Loan Consolidation), Replacement First-Lien Term Loans (immediately following the Replacement Term Loan Conversion and the Replacement Term Loan Consolidation and, on and after the consummation of the Replacement/Incremental Term Loan Consolidation, as adjusted in connection with the Replacement/Incremental Term Loan Consolidation) and/or, after the incurrence thereof, Other First-Lien Term Loans or Replacement Repriced Term Loans, as the context may require.

“Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in cash.

“Texas Mortgage” shall mean the Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, made by UVN Texas L.P., as the Trustor and Peter S. Graf c/o Republic Title of Texas, Inc., as the Trustee, for the benefit of Deutsche Bank AG New York Branch, as First-Lien Collateral Agent.

“Texas Mortgage Amendment” shall have the meaning ascribed to such term in Section 5.14.

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of May 29, 2013, among the Borrowers, the Administrative Agent, the 2013 Incremental Term Loan Lenders party thereto and the 2013 Refinancing Term Loan Lenders party thereto.

“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.

“Total Assets” shall mean total assets of the US Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the US Borrower and its Restricted Subsidiaries as may be expressly stated.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments as in effect at such time. The Total Revolving Credit Commitment as of the Second Amendment Effective Date (immediately after giving effect to the reduction of the Existing Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments required as a condition thereto under the Second Amendment) is $487,622,405.27.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Sponsors, the US Borrower (or any direct or indirect parent of the US Borrower) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall have the meaning set forth in the Original Credit Agreement.

“Treasury Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” shall mean:

(a) any subsidiary of the US Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the US Borrower, as provided in Section 5.11); and

(b) any subsidiary of an Unrestricted Subsidiary.

“US Borrower” shall have the meaning set forth in the preamble hereto.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment (or scheduled commitment reduction or termination) of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment (or reduction/termination); by

(b) the sum of all such payments (or reductions/terminations).

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares or, in the case of Foreign

Subsidiaries, nominal amounts of shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

(b) Except as otherwise expressly provided herein, the Adjusted Consolidated Leverage Ratio, the Consolidated First-Lien Leverage Ratio, the Consolidated Leverage Ratio, and the Consolidated Secured Debt Ratio (and the financial definitions used therein) and compliance with each negative covenant (it being understood and agreed that solely for purposes of this clause (b), the term “negative covenant” shall be deemed to include Section 5.11) set forth herein (including as determined by any reference to a definition used in such negative covenant (e.g., Receivables Facilities, Capitalized Lease Obligations, etc.)) shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the US Borrower notifies the Administrative Agent that the US Borrower wishes to amend the Adjusted Consolidated Leverage Ratio, the Consolidated First-Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio or any financial definition used therein or any negative covenant or definition used therein, in each case, to implement the effect of any change in GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the US Borrower that the Required Lenders wish to amend the Adjusted Consolidated Leverage Ratio, the Consolidated First-Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio or any financial definition used therein or any negative covenant or definition used therein, in each case, for such purpose), then the US Borrower and the Administrative Agent shall negotiate in good faith to amend the Adjusted Consolidated Leverage Ratio, the Consolidated First-Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio or the definitions used therein or any negative covenant or definition used therein, in each case (subject to the approval of the Required Lenders), to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the Adjusted Consolidated Leverage Ratio, the Consolidated First-Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio or any financial definition used therein or any negative covenant or definition used therein, in each case, shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Adjusted Consolidated Leverage Ratio, the Consolidated First-Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio or such financial definition or such negative covenant is amended.

(c) For purposes of determining compliance at any time with Sections 6.02, 6.03, 6.05, 6.06 or 6.07, in the event that any Lien, Restricted Payment, Investment, disposition, affiliate transaction, or contractual restriction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.02, 6.03, 6.04, 6.06, or 6.07, the US Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).

SECTION 1.04. Rounding. The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

SECTION 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that with respect to any payment of interest on or principal of Eurodollar Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 1.08. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time.

SECTION 1.09. Exchange Rate; Currency Equivalents Generally. For purposes of determining compliance with the provisions of this Agreement on any date of determination (including the issuance, amendment or extension of a Letter of Credit), any Alternative Currency will be converted to dollars based on the rate of exchange quoted by the Reuters World Currency Page for the applicable Alternative Currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the US Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 a.m. on such date for the purchase of dollars for delivery 2 Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Article II and Sections 6.01, 6.02 and 6.03 of this Agreement with respect to any amount of Indebtedness or Investment denominated in an Alternative Currency, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.09 shall otherwise apply to such Article and such Sections, including with respect to determining whether any Indebtedness or Investment (not previously incurred or made on any date) may be incurred or made under such Article and such Sections.

SECTION 1.10. Alternative Currencies. (a) The US Borrower may from time to time request that Letters of Credit be issued in an Alternative Currency (subject to the approval of the relevant Issuing Bank), provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into dollars. Any such request shall be made to the Administrative Agent, and the Administrative Agent shall promptly notify the relevant Issuing Bank thereof. The relevant Issuing Bank shall notify the Administrative Agent, not later than 1:00 p.m., 10 Business Days after receipt of such request whether it consents to the issuance of Letters of Credit in such requested currency. Any failure by the relevant Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the relevant Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the relevant Issuing Bank consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the US Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for the purposes of any Letter of Credit issuances by such Issuing Bank. If the relevant Issuing Bank does not consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the US Borrower.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the US Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.11. Pro Forma Calculations. The Adjusted Consolidated Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio and the Consolidated First-Lien Leverage Ratio shall be calculated as follows:

(a) In the event that the US Borrower or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to or simultaneously with the event for which the calculation of such ratio is made (a “Ratio Calculation Date”), then such ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (it being understood that solely for the purposes of calculating quarterly compliance with Section 6.10 for purposes of making the calculations required by Section 5.04(c)(x), the Ratio Calculation Date shall be the last day of the period for which such calculation is made).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date, and other operational changes that the US Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with such Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the US Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then such ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

(b) For purposes of this Section 1.11, whenever pro forma effect is to be given to any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the US Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the US Borrower as set forth in an Officer’s Certificate, to reflect (i) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions) and (ii) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (1) to the “Summary Historical and Pro Forma Consolidated Financial

Data” under “Offering Circular Summary” in the offering circular for the New Senior Notes to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable, (y) with respect to operational changes, such actions are taken no later than 48 months after the Closing Date and (z) the aggregate amount of projected operating expense reductions, operating improvements and synergies in respect of operational changes (not resulting from an acquisition) included in any pro forma calculation shall not exceed $80,000,000 for any four consecutive quarter period.

SECTION 1.12. Effect of Restatement.

(a) The effectiveness of this Agreement shall not constitute a novation of any Obligations owing under the Original Credit Agreement. All Loans and Letters of Credit outstanding under the Original Credit Agreement and all accrued and unpaid amounts owing by any Loan Party pursuant to the Original Credit Agreement shall continue to be outstanding and owing hereunder. Any payment or performance of any Obligation under the Original Credit Agreement or any Obligation described in this Agreement during any period prior to the Restatement Effective Date shall constitute payment or performance of such Obligation under this Agreement. Any usage under any “basket” set forth in any covenant or exception in the Original Credit Agreement shall be included in the determination of baskets under this Agreement.

(b) After giving effect to this Agreement and the modifications effectuated thereby, each reference to the “Credit Agreement” in the Loan Documents shall be deemed to be a reference to this Agreement as amended and restated on the Restatement Effective Date (as this Agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

ARTICLE II

The Credits

SECTION 2.01. Commitments; Conversions. Subject to the terms and conditions set forth herein or in the Restatement Agreement, the Second Amendment, the Third Amendment or the Fourth Amendment, as applicable:

(a) (i) Each Extended First-Lien B-1 Term Loan Lender agrees that immediately prior to the B-2 Term Loan Extension on the Restatement Effective Date and prior to the contemplated repayment of the Existing Term Loans pursuant to Section 6(b) of the Restatement Agreement, without further action by any party to this Agreement, a portion of such Lender’s Existing Term Loans equal to such Lender’s Term Loan Extension Amount shall automatically be converted into a new term loan to the Borrowers in dollars and in a like principal amount.

(ii) Each Extended First-Lien B-2 Term Loan Lender agrees that, on the Restatement Effective Date, immediately after the B-1 Term Loan Extension and after giving effect to the repayment of the Existing Term Loans contemplated by Section 6(b) of the Restatement Agreement (as if the same occurred on the Restatement Effective

Date), without further action by any party to this Agreement, a portion of such Lender’s Existing Term Loans (after giving effect to such repayment) equal to such Lender’s Term Loan Extension Amount shall automatically be converted into a new term loan to the Borrowers in dollars and in a like principal amount.

(iii) Each Extended Revolving Credit Lender agrees that on the Restatement Effective Date, without further action by any party to this Agreement, a ratable portion of such Lender’s Existing Revolving Credit Commitments equal, in aggregate, to such Lender’s Revolving Credit Extension Amount shall automatically be converted into Extended Revolving Credit Commitments (and related Revolving Credit Exposure) in dollars and in a like principal amount.

(iv) Each Extended Revolver/Termed-Out Revolving Credit Lender agrees that on the Restatement Effective Date, without further action by any party to this Agreement, a ratable portion of such Lender’s Existing Revolving Credit Commitments equal, in aggregate, to such Lender’s Revolving Credit Term-Out Amount shall automatically be converted into Extended First-Lien Term Loans in dollars and in a like principal amount, and its Existing Revolving Credit Commitment will simultaneously be automatically and permanently reduced by such amount.

(v) Each Extended Revolver/Termed-Out Revolving Credit Lender agrees that on the Restatement Effective Date, without further action by any party to this Agreement, a ratable portion of such Lender’s Existing Revolving Credit Commitments equal, in aggregate, to such Lender’s Revolving Credit L/C Extension Amount shall automatically be converted into Extended Revolving Credit Commitments (and related Revolving Credit Exposure) in dollars and in a like principal amount.

(b) (i) Each Lender that is not an Extended First-Lien Term Loan Lender agrees that on the Restatement Effective Date, without further action by any party to this Agreement, its Existing Term Loan (after giving effect to the repayment contemplated by the Restatement Agreement (as if the same occurred on the Restatement Effective Date)) and the Indebtedness represented by such Existing Term Loan, will remain outstanding and shall constitute an “Existing First-Lien Term Loan” hereunder unless and until such time the same is prepaid, repaid, refinanced, converted, exchanged, or extended in accordance with the terms of this Agreement.

(ii) Each Lender that is not an Extended Revolving Credit Lender or an Extended Revolver/Termed-Out Revolving Credit Lender agrees that on the Restatement Effective Date, without further action by any party to this Agreement, its Existing Revolving Credit Commitments and the then-existing related Revolving Credit Exposure will remain outstanding, such commitments will constitute “Existing Non-Extended Revolving Credit Commitments” hereunder and any related Revolving Credit Exposure shall be in respect of such Existing Non-Extended Revolving Credit Commitments, in each case, unless and until such time the same is prepaid, repaid, refinanced, converted, exchanged, extended or terminated in accordance with the terms of this Agreement.

(c) Each Revolving Credit Lender with a Revolving Credit Commitment of a particular Class agrees, severally and not jointly, to make Revolving Loans of such Class to the Borrowers, at any time and from time to time on and after the Closing Date (or, in the case of the 2013 Extended Revolving Credit Commitments, on and after the Second Amendment Effective Date), and until the earlier of the Maturity Date with respect to its Revolving Credit Commitment and the termination of such Lender’s Revolving Credit Commitments of such Class in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or the Revolving Credit Exposure attributable to the Subsidiary Borrower exceeding the Subsidiary Borrower Sublimit. Within the limits set forth in this clause (c) and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

(d) (i) On the Second Amendment Effective Date, (A) each Existing First-Lien Term Loan Lender that is a 2013 Converting Existing First-Lien Term Loan Lender agrees that, without further action by any party to this Agreement, a portion of such Lender’s Existing First-Lien Term Loans equal to such Lender’s Allocated Existing Term Loan Conversion Amount shall automatically be converted into a 2013 Converted Existing First-Lien Term Loan to the US Borrower in dollars and in a like principal amount, (B) each Extended First-Lien Term Loan Lender that is a 2013 Converting Extended First-Lien Term Loan Lender agrees that, without further action by any party to this Agreement, a portion of such Lender’s Extended First-Lien Term Loans equal to such Lender’s Allocated Extended Term Loan Conversion Amount shall automatically be converted into a 2013 Converted Extended First-Lien Term Loan to the US Borrower in dollars and in a like principal amount, and (C) each 2013 New First-Lien Term Loan Lender severally agrees to make a 2013 New First-Lien Term Loan to the US Borrower on the Second Amendment Effective Date denominated in dollars in a principal amount not to exceed its 2013 New First-Lien Term Loan Commitment.

(ii) Each (A) 2013 Non-Converting Lender, with respect to all of its Existing First-Lien Term Loans and/or Extended First-Lien Term Loans, (B) 2013 Converting Existing First-Lien Term Loan Lender, with respect to any portion of its Existing First-Lien Term Loans not subject to the 2013 Existing Term Loan Conversion and (C) 2013 Converting Extended First-Lien Term Loan Lender, with respect to any portion of its Extended First-Lien Term Loans not subject to the 2013 Extended Term Loan Conversion, in each case, agrees that on the Second Amendment Effective Date, without further action by any party to this Agreement, all such Existing First-Lien Term Loans and/or Extended First-Lien Term Loans (after giving effect to the repayment contemplated by the Second Amendment) and the Indebtedness represented thereby, will remain outstanding and shall continue to constitute an Existing First-Lien Term Loan and/or Extended First-Lien Term Loan (as applicable) hereunder, unless and until such time the same is prepaid, repaid, refinanced, converted, exchanged, or extended in accordance with the terms of this Agreement.

(e) On the Third Amendment Effective Date, (i) each 2013 Incremental Term Loan Lender severally agrees to make a 2013 Incremental Term Loan to the US Borrower denominated in dollars in a principal amount not to exceed its 2013 Incremental Term Loan Commitment and (ii) immediately following the incurrence of the 2013 Incremental Term Loans pursuant to preceding clause (i), each 2013 Refinancing Term Loan Lender severally agrees to make a 2013 Refinancing Term Loan to the US Borrower denominated in dollars in a principal amount not to exceed its 2013 Refinancing Term Loan Commitment. The 2013 Incremental Term Loans and the 2013 Refinancing Term Loans shall each initially be incurred pursuant to a single Borrowing of Eurodollar Loans subject to an identical Interest Period. Immediately following the incurrence of the 2013 Refinancing Term Loans on the Third Amendment Effective Date (and the application of the Net Cash Proceeds as provided in Section 4(f) of the Third Amendment), such 2013 Refinancing Term Loans shall be converted into 2013 Incremental Term Loans pursuant to the 2013 Incremental Term Loan Conversion.

(f) (1) On the Fourth Amendment Effective Date, (i) each 2013 Converting Existing First-Lien Term Loan Lender that is a Replacement Converting First-Lien Term Loan Lender agrees that, without further action by any party to this Agreement, a portion of such Lender’s 2013 Converted Existing First-Lien Term Loans equal to such Lender’s applicable Allocated Replacement Term Loan Conversion Amount shall automatically be converted into a Replacement Converted First-Lien Term Loan of the US Borrower in dollars and in a like principal amount, (ii) each 2013 Converting Extended First-Lien Term Loan Lender that is a Replacement Converting First-Lien Term Loan Lender agrees that, without further action by any party to this Agreement, a portion of such Lender’s 2013 Converted Extended First-Lien Term Loans equal to such Lender’s applicable Allocated Replacement Term Loan Conversion Amount shall automatically be converted into a Replacement Converted First-Lien Term Loan of the US Borrower in dollars and in a like principal amount, (iii) each 2013 New First-Lien Term Loan Lender that is a Replacement Converting First-Lien Term Loan Lender agrees that, without further action by any party to this Agreement, a portion of such Lender’s 2013 New First-Lien Term Loans equal to such Lender’s applicable Allocated Replacement Term Loan Conversion Amount shall automatically be converted into a Replacement Converted First-Lien Term Loan of the US Borrower in dollars and in a like principal amount and (iv) each Replacement New First-Lien Term Loan Lender severally agrees to make a Replacement New First-Lien Term Loan to the US Borrower on the Fourth Amendment Effective Date denominated in dollars in a principal amount not to exceed its Replacement New First-Lien Term Loan Commitment. Immediately following the incurrence of the Replacement Converted First-Lien Term Loans pursuant to the Replacement Term Loan Conversion and the Replacement New First-Lien Term Loans on the Fourth Amendment Effective Date, such Replacement Converted First-Lien Term Loans and Replacement New First-Lien Term Loans shall be consolidated into a single “Class” of Replacement First-Lien Term Loans pursuant to the Replacement Term Loan Consolidation for all purposes of this Agreement and the other Loan Documents.

(2) Each (A) Non-Converting Lender, with respect to all of its 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans (as applicable), (B) 2013 Converting Existing First-Lien Term Loan Lender, with respect to any portion of its 2013 Converted Existing First-Lien Term Loans not subject to the Replacement Term Loan Conversion, (C) 2013 Converting Extended First-Lien Term Loan Lender, with respect to any portion of its 2013 Converted Extended First-Lien Term Loans not subject to the Replacement Term Loan Conversion and (D) 2013 New First-Lien Term Loan Lender, with respect to any portion of its 2013 New First-Lien Term Loans not subject to the Replacement Term Loan Conversion, in each case agrees that on the Fourth Amendment Effective Date, without further action by any party to this Agreement, all such 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013

New First-Lien Term Loans (after giving effect to the repayment of such Classes of Term Loans required pursuant to the Fourth Amendment) and the Indebtedness represented thereby, will remain outstanding and shall continue to constitute a 2013 Converted Existing First-Lien Term Loan, 2013 Converted Extended First-Lien Term Loan and/or 2013 New First-Lien Term Loan (as applicable) hereunder, unless and until such time the same is prepaid, repaid, refinanced, converted, exchanged, or extended in accordance with the terms of this Agreement.

(3) If elected by the US Borrower, at any time or from time to time after the six month anniversary of the Fourth Amendment Effective Date (with not less than three Business Days’ prior written notice to the Administrative Agent (which written notice may, for the avoidance of doubt, be given prior to the six month anniversary of the Fourth Amendment Effective Date) and the applicable date for such action (the “Replacement/Incremental Term Loan Consolidation Date”) to be specified in such written notice), all outstanding Replacement First-Lien Term Loans and 2013 Incremental Term Loans shall automatically (and without any further action or notice by any party, except as contemplated by Section 2.10(f)) be consolidated into a single “Class” of Replacement First-Lien Term Loans on the Replacement/Incremental Term Loan Consolidation Date for all purposes of this Agreement and the other Loan Documents (any such consolidation, the “Replacement/Incremental Term Loan Consolidation”). Upon the occurrence of the Replacement/Incremental Term Loan Consolidation, all then outstanding 2013 Incremental Term Loans shall be deemed to constitute Replacement First-Lien Term Loans for all purposes of this Agreement and the other Loan Documents (other than any historical references to Replacement First-Lien Term Loans related to periods prior to the Replacement/Incremental Term Loan Consolidation Date where the context suggests otherwise).

(g) Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(h) No conversion or continuation of (i) outstanding Existing Term Loans into Extended First-Lien Term Loans or Existing First-Lien Term Loans, (ii) outstanding Revolving Credit Exposure into Revolving Credit Exposure relating to the Extended Revolving Credit Commitments, (iii) Existing Revolving Credit Commitments into Extended Revolving Credit Commitments, (iv) outstanding Existing First-Lien Term Loans into 2013 Converted Existing First-Lien Term Loans pursuant to the 2013 Existing Term Loan Conversion, (v) outstanding Extended First-Lien Term Loans into 2013 Converted Extended First-Lien Term Loans pursuant to the 2013 Extended Term Loan Conversion or (vi) outstanding 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Lien Term Loans into Replacement Converted First-Lien Term Loans pursuant to the Replacement Term Loan Conversion shall, in any case, constitute a voluntary or mandatory payment, prepayment or commitment reduction for purposes of this Agreement.

SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). For the avoidance of doubt, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made or incurred, as applicable, by all Revolving Lenders in accordance with their Pro

Rata Percentages until the Revolving Credit Maturity Date for the relevant Class of Revolving Credit Commitments (or, if earlier, the date of the termination of the relevant Class of Revolving Credit Commitments in accordance with the terms hereof); thereafter, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made by the remaining Revolving Credit Lenders in accordance with their Pro Rata Percentages (after giving effect to the termination of Revolving Credit Commitments of the applicable Class on the applicable Revolving Credit Maturity Date or otherwise in accordance with the terms of this Agreement). Except for Loans deemed made pursuant to Section 2.02(f) and subject to Section 2.22, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $2,500,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as a Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than 20 Eurodollar Borrowings outstanding hereunder at any time.

(c) Except with respect to Loans deemed made pursuant to Section 2.01(a), 2.02(f) and, if applicable, Section 2.12(g) or 2.25, and subject to Sections 2.03 and 2.22, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m. and the Administrative Agent shall promptly credit the amounts so received to an account designated by the relevant Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to the Loans comprising such Borrowing at the time and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate plus the Applicable Percentage for ABR Revolving Loans comprising such Borrowing. If such Lender shall repay to the Administrative

Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and (x) the relevant Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the relevant Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.

(e) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the Loans comprising such Eurodollar Borrowing.

(f) If the relevant Issuing Bank shall not have received from the relevant Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof (and, in the case of any L/C Disbursement made in an Alternative Currency, calculated using the Dollar Equivalent of such L/C Disbursement, as determined on the date on which such L/C Disbursement was made by the relevant Issuing Bank). Each Revolving Credit Lender shall pay by wire transfer of immediately available funds in dollars to the Administrative Agent not later than 2:00 p.m. on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon) on any day, not later than 10:00 a.m. on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement as determined above (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the relevant Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the relevant Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the relevant Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the relevant Issuing Bank at (i) in the case of the relevant Borrower, a rate per annum equal to the interest rate applicable to the Revolving Loans of the relevant Class pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate (or, in the case of amounts owed in an Alternative Currency, at the respective Issuing Bank’s customary rate for interbank advances denominated in such Alternative Currency), and for each day thereafter, the interest rate applicable to ABR Revolving Loans of the relevant Class.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.01(a) or 2.02(f) or, if applicable, pursuant to Section 2.12(g) or 2.25, in each case, as to which this Section 2.03 shall not apply), the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m. 3 Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m. 1 Business Day before a proposed Borrowing. Each such telephonic request shall be irrevocable, shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Revolving Credit Borrowing or a Term Loan Borrowing, and if applicable, the relevant Class thereof and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. Except as otherwise provided in Section 2.10(b), if no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Eurodollar Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the relevant Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) (i) The US Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, (x) the principal amount of each Term Loan of such Lender as provided in Section 2.11, (y) on the relevant Revolving Credit Maturity Date for any Class of Revolving Credit Commitments (and related Revolving Credit Exposure), the then unpaid principal amount of each Revolving Loan of such Class made by such Lender to the US Borrower and (ii) the Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender on the relevant Revolving Credit Maturity Date for any Class of Revolving Credit Commitments (and related Revolving Credit Exposure), the then unpaid principal amount of each Revolving Loan of such Class made by such Lender to the Subsidiary Borrower. Each Borrower hereby promises to pay to the applicable Swingline Lender, on the date upon which the Swingline Commitment of such Swingline Lender terminates, the then unpaid principal amount of each Swingline Loan made to such Borrower by such Swingline Lender.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the relevant Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the relevant Borrower, (ii) the amount of each Loan made hereunder, the Series, Class and Type thereof and, if applicable, the Interest Period applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the relevant Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its permitted registered assigns in form and substance reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

(f) On and after the Second Amendment Effective Date, each 2013 Converting First-Lien Term Loan Lender which holds a promissory note with respect to Existing First-Lien Term Loans and/or Extended First-Lien Term Loans shall be entitled to surrender such promissory note to the US Borrower against delivery of a new promissory note with respect to its 2013 Converted Existing First-Lien Term Loans or 2013 Converted Extended First-Lien Term Loans, as the case may be, completed in conformity with this Section 2.04; provided that if any such promissory note is not so surrendered, then from and after the Second Amendment Effective Date such promissory note shall be deemed to evidence the 2013 Converted Existing First-Lien Term Loans or 2013 Converted Extended First-Lien Term Loans (as applicable) into which the Existing First-Lien Term Loans or Extended First-Lien Term Loans theretofore evidenced by such promissory note have been converted.

(g) On and after the Fourth Amendment Effective Date (and following the Replacement Term Loan Conversion and the Replacement Term Loan Consolidation), each 2013 Converting Existing First-Lien Term Loan Lender, 2013 Converting Extended First-Lien Term Loan Lender and 2013 New First-Lien Term Loan Lender which holds a promissory note with respect 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans (as applicable) shall be entitled to surrender such promissory note to the US Borrower against delivery of one or more new promissory notes with respect to its Replacement First-Lien Term Loans and (to the extent any such Term Loans remain outstanding following the Replacement Term Loan Conversion) its 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans (as applicable), each completed in conformity with this Section 2.04; provided that if any such promissory note is not so surrendered, then from and after the Fourth Amendment Effective Date (and following the Replacement Term Loan Conversion and the Replacement Term Loan Consolidation) such promissory note shall be deemed to evidence (x) the Replacement First-Lien Term Loan into which all or a portion of the 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans (as applicable) theretofore evidenced by such promissory note have been converted and (y) any 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans of the applicable Lender that remain outstanding following the Replacement Term Loan Conversion, as applicable.

(h) On and after the Replacement/Incremental Term Loan Consolidation Date, each 2013 Incremental Term Loan Lender which holds a promissory note with respect to 2013 Incremental Term Loans shall be entitled to surrender such promissory note to the US Borrower against delivery of a new promissory note with respect to the Replacement First-Lien Term Loans resulting from the consolidation of such Lender’s 2013 Incremental Term Loans into Replacement First-Lien Term Loans pursuant to the Replacement/Incremental Term Loan Consolidation, each completed in conformity with this Section 2.04; provided that if any such promissory note is not so surrendered, then from and after the Replacement/Incremental Term Loan Consolidation Date, such promissory note shall be deemed to evidence the Replacement First-Lien Term Loans into which the Incremental 2013 First-Lien Term Loans theretofore evidenced by such promissory note have been so consolidated.

SECTION 2.05. Fees. (a) The US Borrower agrees to pay, with respect to each Class of Revolving Credit Commitments, to each Revolving Credit Lender of such Class, through the Administrative Agent, on the last day of March, June, September and December of each year, commencing June 30, 2007, and on each date on which the Revolving Credit Commitment of such Class of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Percentage per annum for such Revolving Credit Commitment of such Class of such Lender on the daily unused amount of the relevant Revolving Credit Commitment of such Class of such Lender during the preceding quarter (or the date on which the Revolving Credit Commitment of such Class of such Lender shall be terminated); provided any Commitment Fee accrued with respect to the Revolving Credit Commitment of such Class of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the US Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Commitment Fee shall otherwise have been due and payable by the US Borrower prior to such time; and provided, further, that no Commitment Fee shall accrue on the Revolving Credit Commitment of such Class of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. For purposes of calculating the Commitment Fee only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

(b) The US Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administration Fee”).

(c) The relevant Borrower agrees to pay, with respect to each Class of Revolving Credit Commitments (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year, commencing June 30, 2007, and on the date on which the Revolving Credit Commitment of such Class of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) (calculated on such Lender’s Pro Rata Percentage of the daily aggregate undrawn amounts of all outstanding Letters of Credit) during the preceding quarter (or the date on which all Letters of Credit have been canceled or have expired and all of the Revolving Credit Commitments of such Class of shall have been terminated) at a rate per annum equal to the Applicable Percentage for the relevant Revolving

Credit Commitment of such Class of such Lender from time to time used to determine the interest rate on Eurodollar Revolving Credit Borrowings for such Lender minus the Issuing Bank Fees referred to in clause (ii)(A) below, and (ii) to the Issuing Bank (A) with respect to each outstanding Letter of Credit issued by it, a fronting fee that shall accrue at a rate of 0.125% per annum (or such lesser rate as shall be separately agreed upon between the relevant Borrower and the Issuing Bank) on the undrawn amount of such Letter of Credit, payable quarterly in arrears on the last day of March, June, September and December of each year, commencing June 30, 2007, and upon expiration of the applicable Letter of Credit or any earlier termination of all of the Revolving Credit Commitments of such Class and (B) within 30 days after demand therefor the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder (the fees in this clause (ii) being collectively the “Issuing Bank Fees”).

(d) (1) At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date which is six months after the Second Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each 2013 New First-Lien Term Loan Lender, 2013 Converting Existing First-Lien Term Loan Lender and/or 2013 Converting Extended First-Lien Term Loan Lender, as applicable (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 2.21), a fee in an amount equal to 1.0% of (i) in the case of a Repricing Transaction described in clause (a) of the definition thereof, the aggregate principal amount of all 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans and/or 2013 Converted Extended First-Lien Term Loans prepaid (or converted), as applicable, in connection with such Repricing Transaction and (ii) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans and/or 2013 Converted Extended First-Lien Term Loans (as applicable) outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(2) At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date which is six months after the Third Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each 2013 Incremental Term Loan Lender (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 2.21), a fee in an amount equal to 1.0% of (i) in the case of a Repricing Transaction described in clause (a) of the definition thereof, the aggregate principal amount of all 2013 Incremental Term Loans prepaid (or converted) in connection with such Repricing Transaction and (ii) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all 2013 Incremental Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(3) At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date which is six months after the Fourth Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Replacement First-Lien Term Loan Lender (including each Lender that withholds its consent to such Repricing

Transaction and is replaced as a Non-Consenting Lender under Section 2.21), a fee in an amount equal to 1.0% of (i) in the case of a Repricing Transaction described in clause (a) of the definition thereof, the aggregate principal amount of all Replacement First-Lien Term Loans prepaid (or converted), as applicable, in connection with such Repricing Transaction and (ii) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Replacement First-Lien Term Loans (as applicable) outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(e) All Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, and shall be paid, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the Issuing Bank, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time with respect to such Borrowing.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect or, pursuant to Section 2.10(b), deemed to be in effect, for such Borrowing plus the Applicable Percentage in effect from time to time for such Borrowing.

(c) (i) Each Existing First-Lien Term Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Term Loan from which such Existing First-Lien Term Loan was continued up to and including the Restatement Effective Date; (ii) each Extended First-Lien Term Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Term Loan from which such Extended First-Lien Term Loan was converted up to but excluding the Restatement Effective Date and (iii) each Revolving Loan that was outstanding under the Original Credit Agreement on the Restatement Effective Date shall continue to be entitled to all accrued and unpaid interest under the Original Credit Agreement up to but excluding the Restatement Effective Date.

(d) Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (or, when the Alternate Base Rate is determined by reference to the Prime Rate over a year of 365 or 366 days, as applicable) and shall be calculated from and including the date of the relevant Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If the Borrowers shall default in the payment when due of any principal of or interest on any Loan or reimbursement of any L/C Disbursement or payment of any Fee or other amount due hereunder, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal of a Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum equal to the rate that would be applicable to an ABR Revolving Loan that is a 2013 Extended Revolving Loan plus 2.00% per annum (without regard to whether 2013 Extended Revolving Loans have been repaid in full).

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day 2 Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which dollar deposits are being offered in the London interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the US Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the US Borrower and the participating Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), any request by the Borrowers for a Eurodollar Borrowing shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) (i) The 2013 New First-Lien Term Loan Commitments shall automatically terminate upon the making of the 2013 New First-Lien Term Loans on the Second Amendment Effective Date. The 2013 Incremental Term Loan Commitments shall automatically terminate upon the making of the 2013 Incremental Term Loans on the Third Amendment Effective Date. The 2013 Refinancing Term Loan Commitments shall automatically terminate upon the making of the 2013 Refinancing Term Loans on the Third Amendment Effective Date. The Replacement New First-Lien Term Loan Commitments shall automatically terminate upon the making of the Replacement New First-Lien Term Loans on the Fourth Amendment Effective Date. The Other First-Lien Term Commitments of any Class or Series shall automatically terminate upon the conversion or refinancing, as the case may be, of all or a portion of the relevant Term Loans as provided in the relevant Refinancing Amendment. The Replacement Repriced Term Loan Commitments of any Class or Series shall automatically terminate upon the conversion or refinancing, as the case may be, of all or a portion of the relevant Term Loans as provided in the relevant Repricing Amendment.

(ii) On the Maturity Date of any Class of Revolving Credit Commitments, such Class of Revolving Credit Commitments will terminate and the Revolving Credit Lenders with Revolving Credit Commitments of such Class will have no further obligation to make Revolving Loans, fund its portion of L/C Disbursements pursuant to

Section 2.23(d) or purchase or fund participations in Swingline Loans pursuant to Section 2.22(e), in each case, solely in respect of such Class of Revolving Credit Commitments; provided that (x) the foregoing will not release any such Revolving Credit Lender from any such obligation to fund Revolving Loans, its portion of L/C Disbursements or participations in Swingline Loans that was required to be performed on or prior to the Maturity Date of such Class of Revolving Credit Commitments and (y) the foregoing will not release any such Revolving Credit Lender from any such obligation to fund its portion of L/C Disbursements or participations in Swingline Loans if on such Maturity Date any Specified Default or event, act or condition which with notice on lapse of time or both would constitute a Specified Default exists until such Specified Default or event, act or condition ceases to exist. Unless clause (y) to the prior proviso to the immediately succeeding sentence is applicable, upon the relevant Revolving Credit Maturity Date of such Class or Series, all outstanding Swingline Loans and L/C Exposure shall be deemed to be outstanding with respect to the remaining Revolving Credit Commitments (so long as after giving effect to such reallocation, the Revolving Credit Exposure of each remaining Revolving Credit Lender does not exceed such Lender’s remaining Revolving Credit Commitment). On and after the Maturity Date of any Class of Revolving Credit Commitments, the remaining Revolving Lenders (and so long as clause (y) to the proviso to the second immediate sentence is applicable, to the Revolving Lenders in the maturing Class) will be required, in accordance with their Pro Rata Percentages, to fund L/C Disbursements pursuant to Section 2.23(e) arising on or after such date and fund participations in Swingline Loans at the request of the Swingline Lender on and after such date, regardless of whether any Default existed on the Maturity Date of the then-terminating Revolving Credit Commitments; provided that the Revolving Credit Exposure of each remaining Revolving Credit Lender does not exceed such Lender’s Revolving Credit Commitment. In the event that a Specified Default or event, act or condition which with notice or lapse of time or both would constitute a Specified Default exists on a Maturity Date of a Class of Revolving Credit Commitments, until such Specified Default or event, act or condition ceases to exist, for purposes of determining a Revolving Credit Lenders’ Pro Rata Percentage for purposes of Section 2.23(d) or Section 2.22(e), such Lender’s Revolving Credit Commitment of the relevant Class shall be deemed to be the Revolving Credit Commitment of such Lender immediately prior to the termination thereof on such Maturity Date.

(iii) The L/C Commitment of any Issuing Bank shall automatically terminate on the earlier to occur of (x) the date set forth in the definition of L/C Commitment for such Issuing Bank and (y) the date 5 days prior to the latest Revolving Credit Maturity Date, unless otherwise agreed by such Issuing Bank and the US Borrower.

(b) Upon at least 3 Business Days’ prior written or fax notice to the Administrative Agent, the US Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 (and $1,000,000 in the case of the Swingline Commitment) and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect (after giving effect to any repayment or prepayment, or any reallocation of L/C Exposure pursuant to clause (e) below, in each case effected simultaneously therewith). Any notice given by the US Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided that any such notice delivered by the US Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the US Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Each reduction in Revolving Credit Commitments hereunder (other than reductions made pursuant to clause (a)(ii) above, reductions made pursuant to clause (d) below, terminations made pursuant to Section 2.13(d) or Section 2.21(a)(y), reductions in accordance with Section 2.13(d), or the implementation of Other Revolving Credit Commitments pursuant to Section 2.25) shall be made ratably among all Classes of Revolving Credit Commitments in accordance with the Revolving Credit Commitments of all Revolving Credit Lenders and within each Class, ratably among the Revolving Credit Lenders of such Class in accordance with their respective applicable Revolving Credit Commitments for such Class; provided that neither the Swingline Commitment nor the Subsidiary Borrower Sublimit shall be reduced unless the Total Revolving Credit Commitment is reduced to an amount less than the Swingline Commitment or Subsidiary Borrower Sublimit, as applicable, then in effect (and then only to the extent of such deficit). For the avoidance of doubt, it is acknowledged that immediately prior to the effectiveness of the 2013 Extended Revolving Credit Commitments on the Second Amendment Effective Date, the Existing Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments were each terminated in full. The Borrowers shall pay to the Administrative Agent for the account of the affected Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitment of a given Class, the Commitment Fees on the amount of the Revolving Credit Commitments of such Class so terminated or reduced accrued to but excluding the date of such termination or reduction.

(d) In the event of any payment, repayment or prepayment of the outstanding principal of the Extended First-Lien Term Loans after the Restatement Effective Date (whether voluntary, mandatory, under Section 2.11 or otherwise (but excluding with the proceeds of any Credit Agreement Refinancing Indebtedness which the US Borrower elects to apply in accordance with the first proviso to Section 2.13(d)), then contemporaneously therewith (but without the requirement for the giving of any prior notice of commitment reduction) the Existing Non-Extended Revolving Credit Commitments shall automatically be reduced by an amount equal to the percentage of the reduction of the aggregate principal amount of the Extended First-Lien Term Loans resulting from such payment, repayment or prepayment. For illustrative purposes only, if an optional prepayment of the Extended First-Lien Term Loans is made in an amount which equates to 2.0% of the outstanding principal amount of such Loans, then the Existing Non-Extended Revolving Credit Commitments will concurrently be reduced by an amount equal to 2.0% of the Existing Non-Extended Revolving Credit Commitments.

(e) Notwithstanding anything to the contrary herein, upon the Second Amendment Effective Date, all outstanding L/C Exposure and Swingline Exposure with respect to the Existing Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments shall be deemed to be outstanding with respect to the 2013 Extended Revolving Credit Commitments for all purposes in connection with this Agreement (so long as after giving effect to such reallocation, the Revolving Credit Exposure of each 2013 Extended Revolving

Credit Lender does not exceed such Lender’s 2013 Extended Revolving Credit Commitment as in effect on the Second Amendment Effective Date). On and after the Second Amendment Effective Date, the 2013 Extended Revolving Credit Lenders (as well as any other Revolving Credit Lenders from time to time party hereto) will be required, in accordance with their Pro Rata Percentages, to fund L/C Disbursements pursuant to Section 2.23(e) arising on or after such date and fund participations in Swingline Loans at the request of the Swingline Lender on and after such date, in each case in accordance with the requirements of this Agreement.

SECTION 2.10. Conversion and Continuation of Borrowings. (a) The Borrowers shall have the right at any time upon prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent (i) not later than 1:00 p.m., 1 Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing and (ii) not later than 1:00 p.m., 3 Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the relevant Borrower at the time of conversion; and

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the relevant Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16.

Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.15) and shall refer to this Agreement and specify (w) the identity and amount of the Borrowing that the relevant Borrower requests be converted or continued, (x) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the relevant Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each

Lender’s portion of any converted or continued Borrowing. If the relevant Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a Eurodollar Borrowing with an Interest Period of 1 month’s duration. This Section shall not apply to Swingline Loans.

(b) Notwithstanding anything herein to the contrary, all Extended First-Lien Term Loans or Revolving Loans outstanding on the Restatement Effective Date (and any other Loans that are converted to or exchanged for a new Class of Loans hereunder) that were Eurodollar Loans immediately prior to the Restatement Effective Date (or such conversion or exchange, as applicable) will have initial Interest Periods ending on the same dates as the Interest Periods applicable to the Existing Term Loans or Revolving Loans outstanding on the Restatement Effective Date (or the Loans which were so converted or exchanged), as applicable and will bear interest at the Adjusted LIBO Rate applicable to such Interest Periods until the expiration thereof; provided that it is understood that the increased margin applicable to the Extended First-Lien Term Loans or Extended Revolving Loans, as applicable, shall apply on and after the Restatement Effective Date.

(c) Notwithstanding anything herein to the contrary, (i) each Eurodollar Borrowing of 2013 Converted Existing First-Lien Term Loans and 2013 Converted Extended First-Lien Term Loans existing on the Second Amendment Effective Date immediately prior to the 2013 Term Loan Conversion (each, an “Original Eurodollar Borrowing”) shall, upon the occurrence of the 2013 Term Loan Conversion, be deemed to be a new Eurodollar Borrowing of 2013 Converted Existing First-Lien Term Loans or 2013 Converted Extended First-Lien Term Loans (as applicable) for all purposes of this Agreement, (ii) each such newly-deemed Eurodollar Borrowing of 2013 Converted Existing First-Lien Term Loans and 2013 Converted Extended First-Lien Term Loans shall be subject to the same Interest Period (and Adjusted LIBO Rate but adjusted, for this purpose, to give effect to the proviso in the definition thereof) as the Original Eurodollar Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), (iii) 2013 New First-Lien Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans, with such Borrowing to be subject to (x) an Interest Period which commences on the Second Amendment Effective Date and ends on the last day of the Interest Period specified by the US Borrower in the applicable Borrowing Request, and (y) the Adjusted LIBO Rate applicable to 2013 New First-Lien Term Loans, (iv) in connection with the 2013 Term Loan Conversion, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding (x) 2013 Converted Existing First-Lien Term Loans (after giving effect to the 2013 Existing Term Loan Conversion) participate in each newly-deemed Eurodollar Borrowing of 2013 Converted Existing First-Lien Term Loans based on their respective pro rata shares and (y) 2013 Converted Extended First-Lien Term Loans (after giving effect to the 2013 Extended Term Loan Conversion) participate in each newly-deemed Eurodollar Borrowing of 2013 Converted Extended First-Lien Term Loans based on their respective pro rata shares, (v) upon the payment of all accrued but unpaid interest with respect to each outstanding Borrowing of Existing First-Lien Term Loans and Extended First-Lien Term Loans on the Second Amendment Effective Date, the Second Amendment Effective Date shall be deemed to be the date of a new “Borrowing” for each then existing

Borrowing of Existing First-Lien Term Loans and Extended First-Lien Term Loans, thereby commencing a new period of accrual with respect to interest thereon, notwithstanding that the existing Interest Periods with respect to such Borrowings of Term Loans shall remain in effect after the Second Amendment Effective Date and the 2013 Term Loan Conversion, and (vi) the Applicable Percentage for 2013 New First-Lien Term Loans shall apply on and after the Second Amendment Effective Date.

(d) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) the 2013 Incremental Term Loans and the 2013 Refinancing Term Loans shall each be initially incurred pursuant to a single Borrowing of Eurodollar Loans as set forth in the applicable Borrowing Request (subject to clause (iv) below), (ii) immediately after the incurrence of the 2013 Refinancing Term Loans on the Third Amendment Effective Date, the 2013 Refinancing Term Loans shall be converted into 2013 Incremental Term Loans pursuant to the 2013 Incremental Term Loan Conversion and thereafter be treated as 2013 Incremental Term Loans for all purposes of the Credit Agreement and the other Loan Documents, (iii) the initial Eurodollar Borrowing of 2013 Incremental Term Loans existing on the Third Amendment Effective Date (immediately prior to the incurrence of the 2013 Refinancing Term Loans) (the “Original 2013 Incremental Term Loan Borrowing”) shall, upon the occurrence of the 2013 Incremental Term Loan Conversion, continue to remain outstanding, (iv) the initial Eurodollar Borrowing of the 2013 Refinancing Term Loans incurred on the Third Amendment Effective Date shall be added to (and thereafter be deemed to constitute a part of) the then outstanding Original 2013 Incremental Term Loan Borrowing, with such new Eurodollar Borrowing to be deemed to be subject to (1) an Interest Period which commences on the Third Amendment Effective Date and ends on the last day of the Interest Period applicable to the Original 2013 Incremental Term Loan Borrowing to which it is so added and (2) the same Adjusted LIBO Rate applicable to the Original 2013 Incremental Term Loan Borrowing to which it is so added, and (v) in connection with the foregoing, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all 2013 Incremental Term Loan Lenders participate in each Borrowing of 2013 Incremental Term Loans (after giving effect to the incurrence of the 2013 Refinancing Term Loans and the 2013 Incremental Term Loan Conversion) on a pro rata basis (based upon the then outstanding principal amount of all 2013 Incremental Term Loans held by the 2013 Incremental Term Loan Lenders at such time).

(e) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) the Replacement New First-Lien Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans (the “Original Replacement New First-Lien Term Loan Eurodollar Borrowing”), with such Borrowing to be subject to (x) an Interest Period which commences on the Fourth Amendment Effective Date and ends on the last day of the Interest Period specified by the US Borrower in the applicable Borrowing Request, and (y) the Adjusted LIBO Rate applicable to Replacement First-Lien Term Loans as provided herein, (ii) upon the payment of all accrued but unpaid interest with respect to the portion of the 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and 2013 New First-Lien Term Loans to be prepaid on the Fourth Amendment Effective Date, (x) the Replacement Converted First-Lien Term Loans shall cease to be subject to the Interest Periods applicable to any Borrowings of 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien

Term Loans from which they were converted pursuant to the Replacement Term Loan Conversion and (y) any Eurodollar Borrowings of 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and 2013 New First-Lien Term Loans that remain outstanding following the Replacement Term Loan Conversion shall continue to be subject to the same Interest Periods as were in effect with respect to such Borrowings immediately prior to the Replacement Term Loan Conversion, with, however, the occurrence of the Fourth Amendment Effective Date to be deemed to be the date of a new “Borrowing” for each then existing Borrowing of 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Term Loans, as the case may be, thereby commencing a new period of accrual with respect to interest thereon, (iii) upon the incurrence of the Replacement Converted First-Lien Term Loans pursuant to the Replacement Term Loan Conversion on the Fourth Amendment Effective Date, the Replacement Converted First-Lien Term Loans shall be deemed (for this purpose only) to be incurred pursuant to (and added to and made a part of) the Original Replacement New First-Lien Term Loan Eurodollar Borrowing, thereby commencing a new period of accrual with respect to interest thereon, and the Replacement New First-Lien Term Loans and the Replacement Converted First-Lien Term Loans shall be consolidated into a single Class of Replacement First-Lien Term Loans as contemplated by the Replacement Term Loan Consolidation and thereafter be treated as Replacement First-Lien Term Loans for all purposes of the Credit Agreement and the other Loan Documents, and (iv) in connection with the foregoing, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that (x) all Replacement First-Lien Term Loan Lenders participate in each Borrowing of Replacement First-Lien Term Loans (after giving effect to the Replacement Term Loan Consolidation) on a pro rata basis (based upon the then outstanding principal amount of all Replacement First-Lien Term Loans held by the Replacement First-Lien Term Loan Lenders at such time) and (y) all First-Lien Lenders holding any 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Lien Term Loans that remain outstanding following the Replacement Term Loan Conversion participate in each Borrowing of 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Lien Term Loans, as the case may be, on a pro rata basis (based upon the then outstanding principal amount of all such 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Lien Term Loans, as the case may be, held by the applicable First-Lien Lenders at such time).

(f) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) on the Replacement/Incremental Term Loan Consolidation Date immediately prior to the consummation of the Replacement/Incremental Term Loan Consolidation, (A) the Borrowers shall pay in full all accrued but unpaid interest with respect to any 2013 Incremental Term Loans and Replacement First-Lien Term Loans then outstanding, as well as any amounts payable pursuant to Section 2.16 in connection therewith and (B) no outstanding 2013 Incremental Term Loans or Replacement First-Lien Term Loans shall bear interest by reference to the Alternate Base Rate, (ii) each Eurodollar Borrowing of Replacement First-Lien Term Loans existing on the Replacement/Incremental Term Loan Consolidation Date immediately prior to the Replacement/Incremental Term Loan Consolidation (each, an “Existing Replacement First-Lien Term Loan Eurodollar Borrowing”) shall, upon the occurrence of the Replacement/Incremental Term Loan Consolidation, continue to remain outstanding, (iii) upon the payment of all accrued but unpaid interest with respect to the 2013

Incremental Term Loans, the Interest Periods applicable to then outstanding 2013 Incremental Term Loans shall terminate and the Borrowings of 2013 Incremental Term Loans shall cease to be subject to the Interest Periods theretofore applicable thereto, (iv) upon the occurrence of the Replacement/Incremental Term Loan Consolidation, the 2013 Incremental Term Loans shall be deemed (for this purpose only) to be incurred pursuant to (and added to and made a part of) the Existing Replacement First-Lien Term Loan Eurodollar Borrowings (ratably among such Borrowings), thereby commencing a new period of accrual with respect to interest thereon, and the Replacement First-Lien Term Loans and the 2013 Incremental Term Loans shall be consolidated into a single Class of Replacement First-Lien Term Loans pursuant to the Replacement Term Loan Consolidation and thereafter be treated as Replacement First-Lien Term Loans for all purposes of the Credit Agreement and the other Loan Documents (except as expressly provided otherwise pursuant to Section 2.01(f)(3)), and (v) in connection with the foregoing, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Replacement First-Lien Term Loan Lenders participate in each Borrowing of Replacement First-Lien Term Loans (after giving effect to the Replacement/Incremental Term Loan Consolidation) on a pro rata basis (based upon the then outstanding principal amount of all Replacement First-Lien Term Loans held by the Replacement First-Lien Term Loan Lenders at such time).

SECTION 2.11. Repayment of Term Borrowings. (a) The US Borrower shall repay to the Administrative Agent in dollars for the ratable account of (i) the Existing First-Lien Term Loan Lenders on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2010, an aggregate amount, as of such date of determination, equal to the difference between $1,063,381,079.28 minus the amount of Existing First-Lien Term Loans prepaid or converted after the Restatement Effective Date with (or pursuant to) Credit Agreement Refinancing Indebtedness or Replacement Repriced Term Loans incurred pursuant to Section 2.12(g) through such date of determination (such difference, the “Remaining Existing Amortization Amount”) multiplied by 0.625%; provided that commencing on June 30, 2012 and for each fiscal quarter ended thereafter, such amount shall be reduced to an amount equal to the Remaining Existing Amortization Amount multiplied by 0.25%, (ii) the Extended First-Lien Term Loan Lenders on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2010, an aggregate amount, as of such date of determination, equal to the difference between $5,699,625,699.72 minus the amount of Extended First-Lien Term Loans prepaid or converted with (or pursuant to) Credit Agreement Refinancing Indebtedness or Replacement Repriced Term Loans incurred pursuant to Section 2.12(g) through such date of determination (such difference, the “Remaining Extended Amortization Amount”) multiplied by 0.625%; provided that commencing on June 30, 2012 and for each fiscal quarter ended thereafter, such amount shall be reduced to an amount equal to the Remaining Extended Amortization Amount multiplied by 0.25%; (iii) the 2013 New First-Lien Term Loan Lenders on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2013, an aggregate amount, as of such date of determination, equal to (x) the difference between $1,100,000,000.00 minus the amount of 2013 New First-Lien Term Loans prepaid or converted after the Second Amendment Effective Date with (or pursuant to) Credit Agreement Refinancing Indebtedness, Replacement Converted First-Lien Term Loans, Replacement New First-Lien Term Loans and/or Replacement Repriced Term Loans incurred pursuant to Section 2.12(g) through such date of determination, multiplied by (y) 0.25%, (iv) the 2013 Converting Existing First-Lien Term Loan Lenders on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2013, an aggregate amount, as of such date of determination, equal to (x) the difference between $108,792,407.30 minus the amount of 2013 Converted Existing First-Lien Term Loans prepaid or converted after the Second Amendment Effective Date with (or pursuant to) Credit Agreement Refinancing Indebtedness, Replacement Converted First-Lien Term Loans, Replacement New First-Lien Term Loans and/or Replacement Repriced Term Loans incurred pursuant to Section 2.12(g) through such date of determination, multiplied by (y) 0.25%, (v) the 2013 Converting Extended First-Lien Term Loan Lenders on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2013, an aggregate amount, as of such date of determination, equal to (x) the difference between $2,193,450,497.80 minus the amount of 2013 Converted Extended First-Lien Term Loans prepaid or converted after the Second Amendment Effective Date with (or pursuant to) Credit Agreement Refinancing Indebtedness, Replacement Converted First-Lien Term Loans, Replacement New First-Lien Term Loans and/or Replacement Repriced Term Loans incurred pursuant to Section 2.12(g) through such date of determination, multiplied by (y) 0.25%, (vi) the 2013 Incremental Term Loan Lenders on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2013, an aggregate amount, as of such date of determination, equal to (x) the difference between $1,250,000,000.00 minus the sum of (I) the amount of 2013 Incremental Term Loans prepaid or converted after the Third Amendment Effective Date with (or pursuant to) Credit Agreement Refinancing Indebtedness or Replacement Repriced Term Loans incurred pursuant to Section 2.12(g) through such date of determination and (II) the amount of 2013 Incremental Term Loans deemed to constitute Replacement First-Lien Term Loans on the Replacement/Incremental Term Loan Consolidation Date pursuant to the Replacement/Incremental Term Loan Consolidation through such date of determination, multiplied by (y) 0.25%, (vii) the Replacement First-Lien Term Loan Lenders on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2014, an aggregate amount, as of such date of determination, equal to (x) the sum of (I) the difference between $3,376,726,083.32 minus the amount of Replacement First-Lien Term Loans prepaid or converted after the Fourth Amendment Effective Date with (or pursuant to) Credit Agreement Refinancing Indebtedness or Replacement Repriced Term Loans incurred pursuant to Section 2.12(g) through such date of determination plus (II) the principal amount of 2013 Incremental Term Loans deemed to constitute Replacement First-Lien Term Loans on the Replacement/Incremental Term Loan Consolidation Date pursuant to the Replacement/Incremental Term Loan Consolidation through such date of determination, multiplied by (y) 0.25%, (viii) each Other First-Lien Term Loan Lender, the amortization amounts and on the dates set forth in the relevant Incremental Amendment or Refinancing Amendment, as applicable, and (ix) each Replacement Repriced Term Loan Lender, the amortization amounts and on the dates set forth in the relevant Repricing Amendment; provided further that any payment under this Section 2.11(a) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12(b) and 2.13(e). For the avoidance of doubt, the Administrative Agent, the Lenders and the Borrowers agree that (a) the proceeds of the Credit Agreement Refinancing Indebtedness incurred on the Restatement Effective Date will be applied such that the payments due under this Section 2.11 after the Restatement Effective Date with respect to the Existing First-Lien Term Loans and the Extended First-Lien Term Loans shall be as set forth on Schedule 2.11 (as such payments may be further reduced from time to time after the Restatement Effective Date as provided above), (b) as of the Second Amendment Effective Date, all amortization payments required pursuant to clauses (i)

and (ii) above have been paid in full (or otherwise reduced to zero in accordance with the terms hereof) and (c) as of the Fourth Amendment Effective Date, the payments due under clauses (iii), (iv), (v), (vi) and (vii) above shall be as set forth on Schedule 2.11(A) (as such payments may be further adjusted from time to time after the Fourth Amendment Effective Date as provided above).

(b) To the extent not previously paid, (i) all Existing First-Lien Term Loans shall be due and payable on the Term Loan Maturity Date for the Existing First-Lien Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment, (ii) all Extended First-Lien Term Loans shall be due and payable on the Term Loan Maturity Date for the Extended First-Lien Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment; (iii) all 2013 New First-Lien Term Loans shall be due and payable on the Term Loan Maturity Date for the 2013 New First-Lien Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment, (iv) all 2013 Converted Existing First-Lien Term Loans shall be due and payable on the Term Loan Maturity Date for the 2013 Converted Existing First-Lien Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment, (v) all 2013 Converted Extended First-Lien Term Loans shall be due and payable on the Term Loan Maturity Date for the 2013 Converted Extended First-Lien Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment, (vi) all 2013 Incremental Term Loans shall be due and payable on the Term Loan Maturity Date for the 2013 Incremental Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment, (vii) all Replacement First-Lien Term Loans shall be due and payable on the Term Loan Maturity Date for the Replacement First-Lien Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment and (viii) each other Class of Term Loans shall be due and payable on the Term Loan Maturity Date for such Class of Term Loans, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment.

(c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12. Optional Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least 3 Business Days’ prior written or fax notice by the US Borrower (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice by the US Borrower (or telephone notice promptly confirmed by written or fax notice) at least 1 Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m.; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b) Subject to clause (g) below, optional prepayments of Term Loans shall be applied ratably among each Class of Term Loans then outstanding and against the remaining scheduled installments of principal due in respect of such Class of Term Loans under Section 2.11 in the manner specified by the US Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity; provided that (i) at any time the Borrower may, at its option, direct that any voluntary prepayment of Loans pursuant to this Section 2.12 be applied (in which case it shall be applied) (A) first, to then outstanding Existing First-Lien Term Loans, (B) second, after the repayment in full of all then outstanding Existing First-Lien Term Loans, to then outstanding Extended First-Lien Term Loans, (C) after the repayment in full of all then outstanding Existing First-Lien Term Loans and Extended First-Lien Term Loans, to then outstanding 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans, Replacement First-Lien Term Loans and any newly created Class of Term Loans with a Maturity Date identical to the 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans and Replacement First-Lien Term Loans and (D) after the repayment in full of all then outstanding Existing First-Lien Term Loans, Extended First-Lien Term Loans, 2013 New First-Lien Term Loans, 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 Incremental Term Loans, Replacement First-Lien Term Loans and any other Class of Term Loans required to be repaid pursuant to preceding clause (C), any newly created Class of Term Loans with the earliest Maturity Date (ratably among such Classes with an identical Maturity Date) and (ii) it is understood and agreed that this clause (b) may be modified as expressly provided in Section 2.25 in connection with a Refinancing Amendment; provided that it is understood and agreed that such modification may not alter the treatment of the Existing First-Lien Term Loans, the Extended First-Lien Term Loans, the 2013 New First-Lien Term Loans, the 2013 Converted Existing First-Lien Term Loans, the 2013 Converted Extended First-Lien Term Loans, the 2013 Incremental Term Loans or the Replacement First-Lien Term Loans as set forth in the foregoing proviso; provided further that, (1) for the avoidance of doubt, the applicable portion of the Net Cash Proceeds from the incurrence of (x) the 2013 New First-Lien Term Loans shall be applied to the optional prepayment of Existing First-Lien Term Loans and Extended First-Lien Term Loans not subject to the 2013 Term Loan Conversion as provided in Section 6(f) of the Second Amendment and (y) the Replacement New First-Lien Term Loans shall be applied to the optional prepayment of 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and 2013 New First-Lien Term Loans not subject to the Replacement Term Loan Conversion (on a ratable basis among such Classes) as provided in Section 4(e) of the Fourth Amendment and (2) notwithstanding anything to the contrary set forth in this Section 2.12(b), if any 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans or 2013 New First-Lien Term Loans remain outstanding following the consummation of the Replacement Term Loan Conversion and the prepayments contemplated by preceding clause (1)(y), Net Cash Proceeds from any Additional Senior Secured Notes issued on or after the Fourth Amendment Effective Date may, at the election of the US Borrower, be applied to the optional prepayment of such remaining 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and 2013 New First-Lien Term Loans (on a ratable basis among such Classes), or, absent any such election, shall be applied towards the prepayment of Term Loans pursuant to this Section 2.12(b) (but without giving effect to this clause (2)).

(c) Optional prepayments of Revolving Loans shall be applied ratably among each Class of Revolving Loans then outstanding, except (i) any prepayment of Revolving Loans of a given Class elected to be made pursuant to Section 2.13(d) (and accompanied by a corresponding reduction of Revolving Credit Commitments of such Class under Section 2.09), in which case the Borrowers shall prepay the Revolving Loans of the applicable Class and (ii) any prepayment of Revolving Loans of a given Lender permitted to be made pursuant to Section 2.21(a)(y) (and accompanied by a corresponding reduction of the Revolving Credit Commitments of such Lender), in which case the Borrowers shall prepay the Revolving Loans of such Lender. For the avoidance of doubt, it is acknowledged that all Existing Non-Extended Revolving Loans and Extended Revolving Loans were repaid in full on the Second Amendment Effective Date immediately prior to the effectiveness of the 2013 Extended Revolving Credit Commitments, and that such payments were allocated ratably among the Lenders holding Commitments for such Classes of Loans immediately prior to the Second Amendment Effective Date.

(d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the relevant Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of any Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. All prepayments under this Section 2.12 shall be subject to Sections 2.09(d) and 2.16 but otherwise without premium or penalty. All Eurodollar Loan prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(e) In connection with the incurrence of 2013 New First-Lien Term Loans pursuant to Section 2.01(d)(i)(C) and the repayment of Existing First-Lien Term Loans and Extended First-Lien Term Loans with the proceeds thereof, the Lenders and the Borrowers hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall be obligated to pay to each 2013 Non-Converting Lender all breakage or other costs of the type referred to in Section 2.16 (if any) incurred or suffered in connection with the repayment of the outstanding Existing First-Lien Term Loans and/or Extended First-Lien Term Loans of such 2013 Non-Converting Lender with the proceeds of 2013 New First-Lien Term Loans (it being understood that breakage or other costs of the type referred to in Section 2.16 (if any) shall not be payable to 2013 Converting First-Lien Term Loan Lenders in connection with (x) the 2013 Term Loan Conversion or (y) any Existing First-Lien Term Loans and/or Extended First-Lien Term Loans of such 2013 Converting First-Lien Term Loan Lender which are not subject to the 2013 Term Loan Conversion and which are prepaid with the proceeds of the 2013 New First-Lien Term Loans).

(f) In connection with the incurrence of Replacement New First-Lien Term Loans pursuant to Section 2.01(f)(iv) and the repayment of 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and 2013 New First-Lien Term Loans with the proceeds thereof, the Lenders and the Borrowers hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall be obligated to pay to each Non-Converting Lender all breakage or other costs of the type referred to in Section 2.16 (if any) incurred or suffered in connection with the repayment of any outstanding 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans of such Non-Converting Lender with the proceeds of Replacement New First-Lien Term Loans (it being understood that breakage or other costs of the type referred to in Section 2.16 (if any) shall not be payable to Replacement Converting First-Lien Term Loan Lenders in connection with (x) the Replacement Term Loan Conversion or (y) any 2013

Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and/or 2013 New First-Lien Term Loans of such Replacement Converting First-Lien Term Loan Lender which are not subject to the Replacement Term Loan Conversion and which are prepaid with the proceeds of the Replacement New First-Lien Term Loans).

(g) Notwithstanding the foregoing provisions of this Section 2.12, at any time after the Fourth Amendment Effective Date, the Borrowers may make an optional prepayment with respect to an individual Class of outstanding Term Loans (any such Class, the “Refinanced Term Loans”) in connection with (and using the proceeds from) the refinancing in whole, or in part, of such Refinanced Term Loans with a replacement term loan tranche under this Agreement (any such replacement tranche of term loans, the “Replacement Repriced Term Loans”), provided that (i) the original aggregate principal amount of such Replacement Repriced Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Replacement Repriced Term Loans, (ii) the Effective Yield for such Replacement Repriced Term Loans shall not be higher than the Effective Yield for such Refinanced Term Loans, (iii) the final maturity date of such Replacement Repriced Term Loans shall be equal to or later than the final maturity date of the Refinanced Term Loans, and the Weighted Average Life to Maturity of such Replacement Repriced Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (provided, that for purposes of calculating the Weighted Average Life to Maturity under this paragraph (g), amortization of such Term Loans shall be disregarded if (and only if) it does not exceed 1.00% per annum), (iv) the Replacement Repriced Term Loans shall be secured by the Collateral on a pari passu basis with the Secured Obligations and shall not secured by any property or assets of the US Borrower or any Subsidiary other than the Collateral, (v) such Replacement Repriced Term Loans are not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, (vi) all other terms applicable to such Replacement Repriced Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Repriced Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing and (vii) no Default or Event of Default shall exist immediately prior to or after giving effect to the incurrence of such Replacement Repriced Term Loans. The effectiveness of any Repricing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01 (it being understood that all references to “the date of such Credit Event” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Repricing Amendment and such other conditions as may be agreed by the Borrowers and the Lenders providing such Replacement Repriced Term Loans and set forth in a Repricing Amendment) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (x) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinions reasonably satisfactory to the Administrative Agent and (y) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the First-Lien Collateral Agent (including mortgage amendments) in order to ensure that the Replacement Repriced Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Repricing Amendment. Each of the parties hereto hereby agrees that this Agreement may be amended to the extent (but only to the extent) necessary to (x) reflect the existence and terms of the Replacement Repriced Term Loans (including any amendments necessary to treat the Loans and Commitments subject thereto as First-Lien Term Loans and/or Replacement Repriced Term Loan Commitments) and (y) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of this Section 2.12(g) and Section 9.08(c).

SECTION 2.13. Mandatory Prepayments. (a) (i) Each Borrower shall, on the date of termination of any Revolving Credit Commitments of a given Class, repay or prepay all of its outstanding Revolving Credit Borrowings of such Series or Class.

(ii) If for any reason, at any time during the ten (10) Business Day period immediately preceding the Maturity Date for any Class of Revolving Credit Commitments, (x) the Allocable Revolving Share of the Revolving Credit Exposure attributable to L/C Exposure of Revolving Credit Lenders of such Class and Swingline Exposure of such Class exceeds (y) the amount of the remaining Total Revolving Credit Commitments minus the remaining Revolving Credit Lenders’ Allocable Revolving Share of the Aggregate Revolving Credit Exposure at such time, then the US Borrower shall promptly prepay or cause to be promptly prepaid Revolving Loans and Swingline Loans and/or cash collateralize the L/C Exposure in an aggregate amount necessary to eliminate such excess; provided that the US Borrower shall not be required to cash collateralize the L/C Exposure pursuant to this sentence unless after the prepayment in full of the Revolving Loans and Swingline Loans such excess has not been eliminated. For purposes of this Section 2.13(a)(ii), “Allocable Revolving Share” shall mean, at any time with respect to the Total Revolving Credit Commitments or the Revolving Credit Lenders of any Class, the percentage of the Revolving Credit Commitments represented at such time by the Total Revolving Credit Commitments of such Class.

(iii) Except as set forth in clause (iv) below, if, after giving effect to any partial reduction of the Revolving Credit Commitments, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the US Borrower shall (and to the extent the Subsidiary Borrower Sublimit would exceed the Total Revolving Credit Commitment, then the Subsidiary Borrower shall), on the date of such reduction, repay or prepay Revolving Credit Borrowings pro rata among the then existing Classes of Revolving Credit Commitments unless such a repayment is made on the Maturity Date of a given Class, in which case such repayments shall be applied first to Revolving Credit Commitments of such maturing Class or Swingline Loans (or a combination thereof) and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

(iv) If, after giving effect to any partial reduction of the Existing Non-Extended Revolving Credit Commitments pursuant to Section 2.09(d), the Aggregate Revolving Credit Exposure in respect of such Existing Non-Extended Revolving Credit Commitments would exceed such Existing Non-Extended Revolving Credit

Commitments, then the US Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Exposure in respect of the Existing Non-Extended Revolving Credit Commitments, first to Revolving Loans or Swingline Loans (or a combination thereof) and, after such Revolving Loans and Swingline Loans shall have been repaid or prepaid in full, to replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) Letters of Credit allocable to the Existing Non-Extended Revolving Credit Commitments in an amount sufficient to eliminate such excess.

(b) Not later than the tenth Business Day following the receipt by the US Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds in respect of any Prepayment Asset Sale or Property Loss Event, the US Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received by the US Borrower or any of its Restricted Subsidiaries with respect thereto (subject to the restrictions set forth herein) to prepay outstanding Term Loans in accordance with Section 2.13(e); provided, however, that the foregoing percentage shall be reduced to (i) 50% if the Adjusted Consolidated Leverage Ratio is less than or equal to 8.00 to 1.00 but greater than 6.00 to 1.00 and (ii) 0% if the Adjusted Consolidated Leverage Ratio is less than or equal to 6.00 to 1.00, in each case, determined by reference to the most recently delivered Pricing Certificate at the time of receipt of such Net Cash Proceeds; and provided, further, that, except as provided in the next sentence, if (x) prior to the date any such prepayment is required to be made, the US Borrower notifies the Administrative Agent of its intent to (A) reinvest such Net Cash Proceeds in assets of a kind then used or usable in the business of the US Borrower and its Restricted Subsidiaries or (B) repay any Other Pari Passu Lien Obligations (other than the Loans) of the US Borrower and its Restricted Subsidiaries (and, in the case of any revolving loans, to the extent accompanied by a permanent reduction of the related commitment), which repayment shall, except in the case of any prepayment or redemption of the Existing Senior Notes or the Senior Secured Notes (but not any Refinancing Indebtedness thereof), be made on a ratable basis among such Other Pari Passu Lien Obligations and the Term Loans and (y) no Event of Default shall have occurred and be continuing at the time of such notice, and no Event of Default under clause (a), (b), (g) or (h) of Section 7.01 (each, a “Specified Default”) shall have occurred and shall be continuing at the time of proposed reinvestment (unless, in the case of such Specified Default, such reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing), then the US Borrower shall not be required to prepay Term Loans hereunder in respect of such Net Cash Proceeds to the extent that such Net Cash Proceeds are so reinvested or such Indebtedness is repaid (together with any ratable repayment of Term Loans required by clause (B) above) within 2 years after the date of receipt of such Net Cash Proceeds (or, in the case of a reinvestment pursuant to clause (A) above, within such 2-year period, the US Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into); provided, however, that (I) if any Net Cash Proceeds are not reinvested or applied as a repayment on or prior to the last day of the applicable application period, such Net Cash Proceeds shall be applied within 5 Business Days to the prepayment of the Term Loans as set forth above (without regard to the immediately preceding proviso), (II) if, as a result of any Prepayment Asset Sale or Property Loss Event, the US Borrower would be required to make an “offer to purchase” the New Senior Notes pursuant to the terms of the New Senior Notes Documentation or any other Material Indebtedness (other than Other Pari Passu Lien Obligations), in any such case prior to the expiry of the foregoing reinvestment or repayment periods, the US Borrower shall apply the relevant percentage of such Net Cash Proceeds as required above by this paragraph (b) to prepay Term Loans in accordance with Section 2.13(e) on the day immediately preceding the date of such required “offer to purchase” (without regard to the immediately preceding proviso) and (III) if, as a result of any Prepayment Asset Sale or Property Loss Event, the US Borrower would be required to make an “offer to purchase” any Other Pari Passu Lien Obligations (other than the Existing Senior Notes or the Senior Secured Notes (other than any Refinancing Indebtedness in respect thereof)) pursuant to the terms of the documentation governing such Indebtedness prior to the expiry of the foregoing reinvestment or repayment periods, the US Borrower shall apply an amount that would otherwise be required to prepay the Term Loans on a ratable basis with such Other Pari Passu Lien Obligations in accordance with Section 2.13(e) on the day immediately preceding the date of the consummation of any such “offer to purchase”.

(c) No later than the tenth Business Day following the delivery of the Section 5.04 Financials (commencing with the fiscal year ended December 31, 2007), the US Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess, if any, of (i) the applicable ECF Percentage of Excess Cash Flow for the fiscal year then ended over (ii) the sum of the aggregate principal amount of Term Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitments) prepaid pursuant to Section 2.12 during such fiscal year or on or prior to the date such payment is required to be made (without duplication), in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness).

(d) In the event that the US Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (i) (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01), the US Borrower shall no later than the tenth Business Day next following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e), and (ii) the US Borrower incurs or issues any Credit Agreement Refinancing Indebtedness (other than solely by means of extending or renewing then existing Credit Agreement Refinancing Indebtedness without resulting in any Net Cash Proceeds), the Borrower shall prepay an aggregate principal amount of Term Loans and/or if the US Borrower so elects, Revolving Loans (with a corresponding reduction in Revolving Credit Commitments) in an amount equal to 100% of the Net Cash Proceeds of such Credit Agreement Refinancing Indebtedness within 3 Business Days after such Credit Agreement Refinancing Indebtedness is incurred or issued; provided, that each prepayment of Loans required by this clause (ii) shall be applied (A) first, to the Existing First-Lien Term Loans or, if the Borrower elects to apply such proceeds to the Revolving Loans as set forth above, then pro rata to the Existing First-Lien Term Loans and the Existing Non-Extended Revolving Loans (and/or reduction in the Existing Non-Extended Revolving Credit Commitments), (B) next, to the Class or Classes of Loans and/or Revolving Credit Commitments, as applicable, as directed by the US Borrower, with the earliest Maturity Date (ratably among such Classes, if multiple Classes exist with the same Maturity Date), until all such Loans and/or Revolving Credit Commitments, as applicable, of such Class or Classes have been repaid or terminated in full and (C) thereafter, to the successive Class or Classes of Loans and/or Revolving Credit Commitments, as applicable, with the then next earliest Maturity Date

(ratably among such Classes, if multiple Classes exist with the same Maturity Date), and so on, until 100% of the Net Cash Proceeds from such Credit Agreement Refinancing Indebtedness has been applied to the Loans and/or to reduce Revolving Credit Commitments as required by this clause (ii); provided however, that the Net Cash Proceeds from any Credit Agreement Refinancing Indebtedness incurred or issued by the US Borrower on the Restatement Effective Date shall be applied to the outstanding Existing Term Loans (as determined immediately after giving effect to the Term B-1 Extension but prior to the Term B-2 Extension).

(e) All prepayments of Term Loans required by this Section 2.13 shall be applied (x) ratably to each Class of Term Loans then outstanding (other than as required or permitted pursuant to clause (d)(ii) above) and (y) against the remaining scheduled installments of principal due in respect of each Class or Series of Term Loans in the direct order of maturity, including as set forth in Schedule 2.11. Repayments of Loans and reductions of Revolving Credit Commitments required to be made by clause (d)(ii) shall be applied to the Class or Classes of Loans required by such clause. Each of the foregoing application provisions may be modified as expressly provided in Section 2.25 in connection with a Refinancing Amendment.

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the relevant Borrower will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Loans purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then the relevant Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the US Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the relevant Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period, The protection of this Section shall be available to each Lender and the respective Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that if, after the payment of any amounts by the Borrowers under this Section, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender or Issuing Bank, then such Lender or Issuing Bank shall, within 30 days after such determination, repay any amounts paid to it by the Borrowers hereunder in respect of such Change in Law.

(e) Notwithstanding anything in this Section 2.14 to the contrary, this Section 2.14 shall not apply to any Change in Law with respect to Taxes, which shall be governed exclusively by Section 2.20.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the US Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by such Lender shall be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the US Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the US Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.

SECTION 2.16. Indemnity. The Borrowers shall jointly and severally indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the relevant Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (exclusive of any loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the US Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Section 2.14, 2.15, 2.16, 2.20 or 2.21, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fee and the L/C Participation Fee, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders entitled thereto in accordance with their respective applicable Class of Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Classes of Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time (but subject to the last sentence of Section 2.05(a)), each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18. Sharing of Setoffs. Subject to the terms of the Intercreditor Agreement, each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against either Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrowers expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

SECTION 2.19. Payments. The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. on the date when due in immediately available dollars (which, in the case of any reimbursement of an L/C Disbursement made in an Alternative Currency, shall be the Dollar Equivalent of the Alternative Currency in which the respective Letter of Credit is denominated), without setoff (except as otherwise provided herein), defense or counterclaim. Each such payment (other than (i) Issuing

Bank Fees, which shall be paid directly to the relevant Issuing Bank, (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender, except as otherwise provided in Section 2.22(e) and (iii) amounts payable under Sections 2.14, 2.16, 2.20 or 2.21, which shall be paid directly to the Person entitled thereto) shall be made to the Administrative Agent at its offices at 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256; Attn: Ms. Sara Pelton; Tel: (904) 271 2886; Fax: (904) 779 3080; Email: sara.pelton@db.com. All payments hereunder and under the other Loan Documents shall be made in dollars. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the either Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower or such Loan Party shall make such deductions or withholdings and (iii) such Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes (but not Other Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if, after the payment of any amounts by the Borrowers under this Section, any such Indemnified Taxes in respect of which a payment was made are thereafter determined to have been incorrectly or illegally imposed, then the relevant recipient of such payment shall, within 30 days after such determination, repay any amounts paid to it by the Borrowers hereunder in respect of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the US Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or any other Loan Party to a Governmental Authority, the US Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Foreign Lender shall (a) furnish to the Borrowers (with a copy to the Administrative Agent) on or before the date it becomes a party to the Agreement either (i) 2 accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN (or successor form), (ii) 2 accurate and complete originally executed copies of IRS Form W-8ECI (or successor form) or (iii) 2 accurate and complete originally executed copies of IRS Form W-8IMY (or successor form) together with any required attachments, certifying, in any case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder and (b) provide to the Borrowers (with a copy to the Administrative Agent) a new Form W-8BEN (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) together with any required attachments upon (i) the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder, (ii) the occurrence of any event requiring a change in the most recent form previously delivered by it and (iii) from time to time if requested by the Borrowers or the Administrative Agent; provided that any Foreign Lender that is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit E together with a Form W-8BEN. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(f) Any Lender or Issuing Bank that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender or Issuing Bank may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)(1)) deliver to the Borrowers (with a copy to the Administrative Agent), at the times specified in Section 2.20(e), 2 accurate and complete original signed copies of IRS Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.

(g) In the event that a Borrower is resident in or conducts business in Puerto Rico, each Lender or Issuing Bank that is not a resident of Puerto Rico for Puerto Rican Tax purposes shall file any certificate or document reasonably requested by such Borrower and, when prescribed by applicable law and reasonably requested by such Borrower, update or renew any such certificate or document, pursuant to any applicable law or regulation, if such filing (i) would eliminate or reduce the amount of withholding Taxes imposed by Puerto Rico with respect to any payment hereunder and (ii) would not, in the sole discretion of such Lender, result in a legal, economic or regulatory disadvantage to such Lender.

(h) If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to the relevant Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such

Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that (i) the relevant Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

SECTION 2.21. Assignment of Commitments under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank requests compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender shall become a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the US Borrower that requires the consent of all affected Lenders in accordance with the terms of Section 9.08 or all the Lenders with respect to a certain Class of Loans and such amendment, waiver or other modification is consented to by the Required Lenders or by Lenders holding a majority of the Loans and/or Commitments, as applicable, of the affected Class (any such Lender, a “Non-Consenting Lender”), the US Borrower may, at its sole cost and expense, upon notice to such Lender or such Issuing Bank, as the case may be, and the Administrative Agent, either:

(x) replace such Lender or Issuing Bank, as the case may be, by causing such Lender or Issuing Bank to (and such Lender or Issuing Bank shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest and fees pursuant to Section 9.04 (with the assignment fee to be waived in such instance) all of its relevant rights and obligations under this Agreement to one or more Persons (which Persons shall otherwise be subject to the approval rights set forth in Section 9.04(b)); provided that (A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree, (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments; or

(y) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of each Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of each Borrower owing to such Issuing Bank relating to the Loans and participations held by the Issuing Bank as of such termination date other than any Obligations pertaining to any Subject Letters of Credit.

Notwithstanding anything to the contrary contained above in this Section 2.21, unless an Issuing Bank is removed and replaced with a successor Issuing Bank at the time the US Borrower exercises its rights under this Section 2.21 (in which case the provisions of Section 2.23(i) shall apply), any Issuing Bank having undrawn Letters of Credit issued by it (the “Subject Letters of Credit”) whose Commitments and Obligations are to be repaid or terminated pursuant to the foregoing provisions of this Section 2.21 shall (x) remain a party hereto until the expiration or termination of the Subject Letters of Credit, (y) not issue (or be required to issue) any further Letters of Credit hereunder and (z) continue to have all rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents solely with respect to the Subject Letters of Credit until all of the Subject Letters of Credit have expired, been terminated or become subject to an L/C Backstop (including all rights of reimbursement pursuant to Sections 2.23(d), (e), (f) and (h) for any L/C Disbursement made by such Issuing Bank and all voting rights of an Issuing Bank (but such voting rights shall be limited to pertain solely to L/C Disbursements in respect of the Subject Letters of Credit, any Fee payable to the Issuing Bank in respect of the Subject Letters of Credit, and the rights or duties of the Issuing Bank in respect of the Subject Letters of Credit), but excluding any consent rights as an Issuing Bank under Section 9.04(b)).

Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.21.

(b) If (i) any Lender or any Issuing Bank requests compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) (x) to file any certificate or document reasonably requested by the US Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.

SECTION 2.22. Swingline Loans. (a) Subject to the terms and conditions herein set forth, the Swingline Lender agrees to make loans to the Borrowers at any time and from time to time on or after the Closing Date and until the termination of its Swingline Commitment, in an aggregate principal amount at any time outstanding that will not result in (i) the principal amount of all Swingline Loans exceeding $50,000,000 in the aggregate, (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment or (iii) the Revolving Credit Exposure attributable to the Subsidiary Borrower exceeding the Subsidiary Borrower Sublimit; provided that notwithstanding the foregoing, the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Revolving Credit Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the US Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s Pro Rata Percentage of the outstanding amount of Swingline Loans. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

(b) The relevant Borrower shall notify the Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 1:00 p.m. on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall make each Swingline Loan available to such requesting Borrower by means of a credit to an account designated by the relevant Borrower promptly on the date such Swingline Loan is so requested.

(c) Each Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice by such Borrower (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender before 1:00 p.m. on the date of prepayment at the Swingline Lender’s address for notices specified in Section 9.01; provided that any such notice delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

(e) The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m. on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the relevant Borrower (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent and be distributed by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower (or other party liable for obligations of the Borrowers) of any default in the payment thereof.

SECTION 2.23. Letters of Credit. (a) Each Borrower may request the issuance of a Letter of Credit on a sight basis for its own account or for the account of any of its subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time on or after the Closing Date and prior to the earlier to occur of (i) the termination of its L/C Commitment and (ii) the date that is 5 Business Days prior to the latest Revolving Credit Maturity Date. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or if any Letter of Credit requested to be issued (or amended, as applicable) would have a stated expiry date after the next Revolving Credit Maturity Date and the aggregate face amount of all Letters of Credit having stated expiry dates after the next Revolving Credit Maturity Date would exceed the amount of the Revolving Credit Commitments that have maturities after such Revolving Credit Maturity Date, unless, with the consent of the relevant Issuing Bank, the Borrowers provide cash collateral in an amount equal to not less than 100% of such overage. Letters of Credit may be denominated in dollars or in one or more Alternative Currencies.

(b) In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the relevant Borrower shall deliver a notice (a “Letter of Credit Application”) to the relevant Issuing Bank and the Administrative Agent (reasonably, and in any event, unless waived by the relevant Issuing Bank, no later than 2 Business Days in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended and specifying (i) the date of issuance, amendment, renewal or extension, (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), (iii) the amount of such Letter of Credit, if applicable pursuant to Section 1.10, (iv) the currency in which such Letter of Credit is requested to be denominated, (v) the name and address of the beneficiary thereof and (vi) such other information as the relevant Issuing Bank may request with respect to such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $100,000,000, (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment and (iii) the Revolving Credit Exposure attributable to the Subsidiary Borrower shall not exceed the Subsidiary Borrower Sublimit. Promptly after receipt of any Letter of Credit Application, the relevant Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the relevant Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower or enter into the applicable amendment, as the case may be. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Bank will also deliver to the relevant Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Each Letter of Credit shall expire at the close of business on the earlier of the date 1 year after the date of the issuance of such Letter of Credit and the date that is 5 Business Days prior to the latest Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date (such date, a “Letter of Credit Expiration Date”); provided, however, that a Letter of Credit may, upon the request of the relevant Borrower, include a provision whereby such Letter of Credit (an “Auto-Renewal Letter of Credit”) shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is 5 Business Days prior to the latest Revolving Credit Maturity Date) unless the relevant Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date that such Letter of Credit will not be renewed. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant Issuing Bank shall not permit any such renewal if (i) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.23(l) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) 5 Business Days prior to the day that is 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date from the Administrative Agent, any Revolving Credit Lender or the relevant Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied.

(d) By the issuance of a Letter of Credit and without any further action on the part of an Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by such

Issuing Bank and not reimbursed by the relevant Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the Revolving Credit Commitments or Pro Rata Percentages of the Revolving Credit Lenders pursuant to Section 2.21 or 9.04(b) or the reallocation of L/C Exposure to 2013 Extended Revolving Credit Commitments pursuant to Section 2.09(e), it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed L/C Disbursements relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.23(d) to reflect the new Pro Rata Percentages of each Revolving Credit Lender.

(e) If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the relevant Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on the immediately following Business Day. In the case of a Letter of Credit denominated in an Alternative Currency, the relevant Borrower shall reimburse the relevant Issuing Bank in the Dollar Equivalent of such Alternative Currency on the date of such L/C Disbursement. The Issuing Bank shall notify the relevant Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.

(f) (i) Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of the existence of any claim, setoff, defense or other right that the Borrowers or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, including any defense based on the failure of any draft or other document presented under a Letter of Credit to comply with the terms of such Letter of Credit; provided that the Borrowers shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank as a result of the Issuing Bank’s gross negligence, bad faith, willful misconduct or breach of its obligations in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(ii) Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any -Related Party of such Issuing Bank nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for (x) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (y) any action taken or omitted in the absence of gross negligence or willful misconduct or (z) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude either Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.

(g) The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the relevant Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligations to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

(h) If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the relevant Borrower shall reimburse such L/C Disbursement in full on the same day that such L/C Disbursement is made, the unpaid amount thereof shall bear interest for the account of an Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the relevant Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan bearing interest at a “blended” rate that takes account of the relevant Revolving Exposure for each Class of outstanding Revolving Loans.

(i) An Issuing Bank may be removed at any time by the Borrowers by notice from the US Borrower to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank (which Lender shall be reasonably acceptable to the Administrative Agent), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the US Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Letters of Credit.

(j) If the maturity of any of the Loans under the First-Lien Facilities has been accelerated and the Borrowers shall have received notice from the Administrative Agent or the Required Revolving Lenders, the Borrowers shall deposit in an account with the First-Lien

Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the First-Lien Collateral Agent as collateral for the payment and performance of the First-Lien Obligations. The First-Lien Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the First-Lien Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) subject to the consent of the Required Revolving Lenders, be applied to satisfy the First-Lien Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the acceleration of the Loans under the First-Lien Facilities, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within 3 Business Days to the extent any such acceleration has been rescinded.

(k) The US Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such First-Lien Lender, designate one or more additional First-Lien Lenders to act as an issuing bank under the terms of this Agreement. Any First-Lien Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such First-Lien Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such First-Lien Lender.

(l) An Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;

(ii) the issuance of such Letter of Credit would violate any applicable laws binding upon such Issuing Bank; and

(iii) any Revolving Credit Lender is a Defaulting Lender at such time, unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the US Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Percentage of the L/C Exposure.

(m) Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict or inconsistency between the terms hereof and the terms of any Letter of Credit Applications, reimbursement agreements or similar agreements, the terms hereof shall control.

SECTION 2.24. Incremental Credit Extensions. (a) The US Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent, specifying which Class or Classes of Loans are affected (whereupon the Administrative Agent shall promptly deliver a copy to each of the First-Lien Lenders), request (i) one or more additional Series of term loans under this Section 2.24 (the “Incremental Term Loans”) or (ii) one or more increases in the amount of the Revolving Credit Commitments under this Section 2.24 (each such increase, a “Revolving Commitment Increase” and, together with any Incremental Term Loans, a “Credit Increase”); provided that (x) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and (y) after giving effect to such Credit Increase and the use of the proceeds thereof, the Consolidated First-Lien Leverage Ratio shall be less than or equal to the Consolidated First-Lien Leverage Ratio on the Closing Date. Each Credit Increase shall be in an aggregate principal amount that is not less than $100,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent (it being understood and agreed that the foregoing minimum amount requirement shall not be applicable to the additional Revolving Credit Increase with respect to the 2013 Extended Revolving Credit Commitments referred to in the proviso below)). Notwithstanding anything to the contrary herein, the aggregate amount of the Credit Increases shall not exceed $750,000,000; provided that additional Revolving Commitment Increases with respect to the 2013 Extended Revolving Credit Commitments may be effected following the Second Amendment Effective Date (and shall not reduce availability under the aforementioned cap), so long as the aggregate amount of all 2013 Extended Revolving Credit Commitments (after giving effect to each such additional Revolving Commitment Increase) does not exceed $550,000,000. Each Incremental Term Loan (1) shall rank pari passu or junior in right of payment and of security with the Revolving Loans and the then-existing Term Loans, (2) shall not mature earlier than the Latest Maturity Date then in effect, (3) shall have an average life to maturity not shorter than the remaining weighted average life to maturity of any Class of the then-existing First-Lien Term Loans and (4) shall be treated in the same manner as the Term Loans for purposes of Section 2.13(e). Each notice from the US Borrower pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Credit Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing First-Lien Lender or by any Additional Lender.

(b) Commitments in respect of Credit Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each Borrower, each First-Lien Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the US Borrower, to effect the provisions of this Section 2.24. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.01 (it being understood that all references to “the date of such Credit Event” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Incremental Amendment). The US

Borrower may use the proceeds of Incremental Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Credit Increases unless it so agrees in its sole discretion. Upon each increase in the Revolving Credit Commitments of a given Class pursuant to this Section, (i) each Revolving Credit Lender of the affected Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase for such Class (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans, in each case of such Class, such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations hereunder in Letters of Credit and (y) participations hereunder in Swingline Loans held by each Revolving Credit Lender of the affected Class (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders of the affected Class represented by such Revolving Credit Lender’s Revolving Credit Commitment and (ii) if, on the date of such increase, there are any Revolving Loans of the affected Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans of such Class made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 2.16.

(c) This Section 2.24 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.

SECTION 2.25. Refinancing Amendments. At any time after the Restatement Effective Date, any Borrower may obtain, from any First-Lien Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other First-Lien Term Loans) and/or (b) all or any portion of the Revolving Loans (or unused Revolving Credit Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Credit Commitments), in the form of (x) Other First-Lien Term Loans or Other First-Lien Term Commitments or (y) Other Revolving Loans or Other Revolving Credit Commitments, respectively, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with, or at the option of the US Borrower, may be subordinated in right of payment and/or security (or be unsecured) to the other Loans and Commitments hereunder, (ii) have such pricing and call protection terms as may be agreed by the US Borrower and the Lenders thereof, (iii) the Effective Yield with respect to each Class of Other First-Lien Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Loans of other Class or Classes of Loans and Commitments, in each case, to the extent provided in the applicable Refinancing Amendment; provided that if at the time of the effectiveness of any Refinancing Amendment with respect to a new Class or Classes of Other First-Lien Term Loans prior to the 18 month anniversary of the Restatement Effective Date any Extended First-Lien Term Loans remain outstanding, then to the extent the Effective Yield in respect of such Class of Other First-Lien Term Loans shall at any time (over the life of such Other First-Lien Term Loans) exceed by more than 0.25% the Effective Yield on the Extended First-Lien Term Loans, the Applicable Percentage applicable to such Extended First-Lien Term Loans shall be increased to the extent necessary so that at all times thereafter the Extended First-Lien Term Loans do not receive less than the Effective Yield with respect to such new Other First-Lien Term Loans, less 0.25% per annum, (iv) except as provided in Section 2.13(d)(ii) or as may be agreed to by the Lenders and Additional Lenders providing such Credit Agreement Refinancing Indebtedness in the respective Refinancing Amendment (but solely as it relates to such Person’s providing such Credit Agreement Refinancing Indebtedness waiving their pro rata share of any applicable prepayment or repayment), each Class of Other First-Lien Term Loans shall be prepaid and repaid on a pro rata basis with all voluntary prepayments and mandatory prepayments (but not amortization payments) of the other Classes of Term Loans and (v) otherwise be treated hereunder no more favorably with respect to covenants and events of default, than the Refinanced Debt, except that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the US Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01 (it being understood that all references to “the date of such Credit Event” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Refinancing Amendment and such other conditions as may be agreed by the Borrowers and the Lenders providing such Credit Agreement Refinancing Indebtedness and set forth in a Refinancing Amendment) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinions reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the First-Lien Collateral Agent (including mortgage amendments) in order to ensure that the Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. Any Other First-Lien Term Loans and/or Other Revolving Credit Commitments (and any corresponding Revolving Credit Exposure) converted from or exchanged for (or the proceeds of which are used to refinance) any then-existing Term Loans or then-existing Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any then-existing Class of Term Loans or Revolving Credit Commitments of the applicable Borrower or any previously established Other First-Lien Term Loan or Other Revolving Credit Commitment, as applicable. Each Class or Series of Credit Agreement Refinancing Indebtedness incurred under this Section 2.25 shall be in an aggregate principal amount that is not less than $50,000,000. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers, or the provision to the Borrowers of Swingline Loans, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the then-extant Revolving Credit Commitments (it being understood that such Letters of Credit or Swingline Loans may have different pricing and maturity dates, but shall otherwise be treated as though they are a part of a single letter of credit or swingline facility, as applicable, with the then-extant Revolving Credit Commitments) or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment (each, a “Refinancing Effective Date”). Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other First-Lien Term Loans, Other Revolving Loans, Other Revolving Credit Commitments and/or Other First-Lien Term Commitments) and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 9.08(c). On any Refinancing Effective Date on which Other Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) the Revolving Loans of any existing Revolving Credit Lender who is providing a new Other Revolving Credit Commitment on such date and whose existing Revolving Credit Commitment is being reduced on such date pursuant to Section 2.09 in connection therewith shall be converted into Revolving Loans under such Lender’s new Other Revolving Credit Commitment being provided on such date in the same ratio as (x) the amount of such Lender’s new Other Revolving Credit Commitment bears to (y) the aggregate amount of such Lender’s existing Revolving Credit Commitment prior to any reduction of such Lender’s Revolving Credit Commitment pursuant to Section 2.09 in connection therewith and (b) each of the Revolving Credit Lenders with Other Revolving Credit Commitments of the applicable Class shall purchase from each of the other Lenders with Other Revolving Credit Commitments of such Class, at the principal amount thereof, such interests in the Other Revolving Loans under such Class of Other Revolving Credit Commitments so converted or outstanding on such Refinancing Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Other Revolving Loans of such Series will be held by Revolving Credit Lenders with such Series of Other Revolving Credit Commitments ratably in accordance with their respective Other Revolving Credit Commitments of such Series. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the US Borrower, to effect the provisions of this Section 2.25 and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment, and this Section 2.25 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.

SECTION 2.26. Concerning Joint and Several Liability of the Borrowers. (a) Each of the Borrowers is accepting joint and several liability with respect to the Revolving Credit Exposure of the Revolving Credit Lenders in consideration of the financial accommodation to be provided by the Revolving Credit Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them, regardless of which Borrower actually receives the benefit of such Revolving Credit Exposure or the amount of such Revolving Credit Exposure or the manner in which the Revolving Credit Lenders account for such Revolving Credit Exposure on their books and records. Each Borrower’s obligations with respect to Revolving Credit Exposure made to it, and each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Revolving Credit Exposure of the other Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each Borrower.

(b) Each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Revolving Credit Exposure in respect of the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability or subordination of such Obligations of the other Borrower, (ii) the absence of any attempt to collect such Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or the Revolving Credit Lenders with respect to such Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the First-Lien Collateral Agent or the Revolving Credit Lenders, (iv) the failure by the Administrative Agent or the Revolving Credit Lenders to take any steps to perfect and maintain their security interest in, or to preserve its rights to, any security or collateral for such Obligations of the other Borrower or (v) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower (other than the occurrence of the Termination Date). With respect to each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to the Revolving Credit Exposure of the other Borrower hereunder, such Borrower waives, until the Termination Date, any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Revolving Credit Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of such Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Revolving Credit Lender to secure payment of such Obligations or any other liability of the Borrowers to the Administrative Agent or the Revolving Credit Lenders.

(c) Upon the occurrence and during the continuation of any Event of Default, the Revolving Credit Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations constituting Revolving Credit Exposure, without first proceeding against the other Borrower or any other Person, or against any security or collateral for such Obligations. Each Borrower consents and agrees that the Revolving Credit Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of such Obligations.

(d) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or any Hedging Obligation, the obligations of the Subsidiary Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the First-Lien Collateral Agent, each Issuing Bank and each of the Lenders that:

SECTION 3.01. Organization; Powers. The US Borrower and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization, except where the failure to exist (other than in the case of each Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party.

SECTION 3.02. Authorization. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of (x) any applicable law, statute, rule or regulation, or (y) of the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (B) any applicable order of any Governmental Authority, (C) any provision of the Notes Documentation or (D) any provision of any other indenture, agreement or other instrument to which the US Borrower or any of its Restricted Subsidiaries is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (x) the Notes Documentation or (y) any other such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the US Borrower or any Restricted Subsidiary (other than Liens created or permitted hereunder or under the Security Documents and the Pari Passu Lien); except with respect to clauses (b)(i) through (b)(iii) above (other than clauses (b)(i)(A)(y), (b)(i)(C) and (b)(ii)(x)), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.03. Enforceability. This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party party thereto. This Agreement and each other Loan Document delivered on the Closing Date constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

SECTION 3.04. Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the First-Lien Collateral Agent, (b) such as have been made or obtained and are in full force and effect and (c) the filing of certain of the Loan Documents with the FCC pursuant to the requirements of the Communications Act.

SECTION 3.05. Financial Statements. (a) The US Borrower’s consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal years ended December 31, 2005 and December 31, 2006, audited by and accompanied by the report of Ernst & Young present fairly in all material respects the financial condition and results of operations and cash flows of the US Borrower and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein.

(b) The US Borrower has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of the fiscal quarter ended December 31, 2006, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-fiscal quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by the US Borrower, based on the assumptions believed by the US Borrower on the date of delivery thereof to be reasonable, are based in all material respects on the information reasonably available to the US Borrower as of the date of delivery thereof, reflect in all material respects the adjustments required to be made to give effect to the Transactions, it being understood that actual adjustments may vary from the pro forma adjustments and actual results may vary from such projected results and, in each case, such variations may be material.

SECTION 3.06. No Material Adverse Change. Since the Closing Date, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.07. Title to Properties. Each of the US Borrower and its Restricted Subsidiaries has good and indefeasible title in fee simple to, or valid leasehold interests in, all its material properties and assets other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and (ii) except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such material properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries, the jurisdiction of their formation or organization, as the case may be, and the percentage ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Closing Date are not Subsidiary Guarantors.

SECTION 3.09. Litigation; Compliance with Laws. (a) Except for the case entitled Televisa, S.A. de C.V. v. Univision Communications, Inc., Case No. Cv-05-344 ABC MANx, first filed in the United States District Court for the Central District of California on June 16, 2005 (and any other lawsuit(s) alleging substantially the same substance as the foregoing), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened in writing against the US Borrower or any Restricted Subsidiary or any business, property or rights of any such Person that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the US Borrower or any of its Restricted Subsidiaries or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Federal Reserve Regulations. (a) None of the US Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation U or X issued by the Board.

SECTION 3.11. Investment Company Act. None of the US Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.12. Taxes. Each of the US Borrower and its Restricted Subsidiaries has, except where the failure to so file or pay could not be reasonably expected to have a Material Adverse Effect, filed or caused to be filed all Federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessments received by it, except such Taxes and assessments that are not overdue by more than 30 days or the amount or validity of which are being contested in good faith by appropriate proceedings and for which the US Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.13. No Material Misstatements. As of the Closing Date, to the knowledge of the Borrowers, the Confidential Information Memorandum and other written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrowers to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Closing Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections contained in the Confidential Information Memorandum were prepared in good faith on the basis of reasonable assumptions in light of the conditions existing at the time of delivery of such projections, and represented, at the time of delivery thereof, a reasonable good faith estimate of future financial performance by the Borrowers (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, that actual results may vary from projected results and such variances may be material and that the Borrowers make no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize).

SECTION 3.14. Employee Benefit Plans. No ERISA Event has occurred or could reasonably be expected to occur, that could reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and/or Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and/or applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No Pension Event has occurred or could reasonably be expected to occur, which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) the US Borrower and each of its subsidiaries are in compliance with all applicable Environmental Laws, and have obtained, and are in compliance with, all permits required of them under applicable Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrowers, threatened against the US Borrower or any of its subsidiaries under any Environmental Law, (iii) neither the US Borrower nor any of its subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) there are no facts, circumstances or conditions relating to the past or present business or operations of the US Borrower, any of its subsidiaries, or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any past or present assets of the US Borrower or any of its subsidiaries, that could reasonably be expected to result in the US Borrower or any subsidiary incurring any claim or liability under any Environmental Law.

SECTION 3.16. Security Documents. All filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated by, the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the First-Lien Collateral Agent to the extent required by the terms of such Security Documents and the Security Documents create in favor of the First-Lien Collateral Agent, for the benefit of the relevant Secured Parties, as applicable, a valid, and together with such filings and other actions, perfected Lien in the Collateral, securing the payment of the relevant Obligations, in each case, having the priority contemplated by and subject to the terms of the Intercreditor Agreement, and subject to Liens permitted by Section 6.02.

Notwithstanding anything herein (including this Section 3.16) or in any other Loan Document to the contrary, neither the US Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agents or any Lender with respect thereto, under foreign law.

SECTION 3.17. Location of Real Property and Leased Premises. (a) Schedule 3.17(a) lists completely and correctly (in all material respects) as of the Closing Date all real property owned by the US Borrower and its Restricted Subsidiaries and the addresses thereof, to the extent reasonably available. Except as otherwise provided in Schedule 3.17(a), the US Borrower and its Restricted Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to result in a Material Adverse Effect.

(b) Schedule 3.17(b) lists completely and correctly (in all material respects) as of the Closing Date all real property leased by the US Borrower and its Restricted Subsidiaries and the addresses thereof. Except as otherwise provided on Schedule 3.17(b), the US Borrower and its Restricted Subsidiaries have valid leasehold interests in all the real property set forth on such schedule, except to the extent the failure to have such valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.18. Labor Matters. Except in the aggregate to the extent the same has not had and could not be reasonably expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes against the US Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened in writing, and (b) the hours worked by and payments made to employees of the US Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

SECTION 3.19. Solvency. On the Closing Date after giving effect to the Transactions, the Loan Parties, taken as a whole, are Solvent.

SECTION 3.20. Intellectual Property. The US Borrower and each of its Restricted Subsidiaries own, license or possess the right to use all intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights or the imposition of such restrictions could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21. Subordination of Junior Financing. The Obligations constitute “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 3.22. Special Representations Relating to FCC Licenses, Etc. (a) The FCC Licenses constitute all of the material licenses, permits and other authorizations issued by the FCC to the US Borrower or its Restricted Subsidiaries that are necessary or required for the US Borrower and its Restricted Subsidiaries to conduct their business in the manner in which it is currently being conducted. Schedule 3.22 hereto lists each material FCC License held by the US Borrower or any Restricted Subsidiary as of the Closing Date (including all pending applications for renewals thereof). With respect to each FCC License listed on Schedule 3.22 hereto, the description includes the call sign, channel or frequency, community of license, file number, the date of grant of the most recent license renewal and the license expiration date.

(b) All material FCC Licenses held by the US Borrower and its Restricted Subsidiaries are in full force and effect in accordance with their terms. Except as set forth on Schedule 3.22, as of the Closing Date, (i) neither the US Borrower nor any Restricted Subsidiary has received any notice of apparent liability, notice of violation, order to show cause or other writing from the FCC that could reasonably be expected to result in a Material Adverse Effect, (ii) there is no proceeding pending or, to the knowledge of the US Borrower, threatened by or before the FCC relating to the US Borrower or any Restricted Subsidiary or any Station that could reasonably be expected to result in a Material Adverse Effect, (iii) to the knowledge of the US Borrower, no complaint or investigation is pending or threatened by or before the FCC (other than rulemaking proceedings of general applicability to the broadcasting industry) that could reasonably be expected to result in a Material Adverse Effect. The US Borrower and the Restricted Subsidiaries have timely filed all required reports and notices with the FCC and have paid all amounts due in timely fashion on account of fees and charges to the FCC, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth in Schedule 3.22, as of the Closing Date all FCC Licenses are held by one or more Broadcast License Subsidiaries.

SECTION 3.23. Use of Proceeds. The proceeds of the Initial Term Loan, the Second Lien Loan and the Delayed Draw Term Loans (as each such term is defined in the Original Credit Agreement) were used in accordance with Section 5.08 of the Original Credit Agreement.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of the making of each Loan, including the making of a Swingline Loan and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”; it being understood that the conversion into or continuation of a Eurodollar Loan does not constitute a Credit Event):

(a) The Administrative Agent shall have received a notice of such Loan as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that solely for purposes of representations and warranties made on the Closing Date, such representations and warranties shall be limited in all respects to the representations and warranties in Sections 3.01, 3.02, 3.03, 3.10, 3.11 and 3.21 and the Other Closing Date Representations.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d) After giving effect to any such requested Credit Extension occurring during the five (5) Business Day period immediately preceding the Maturity Date for any Revolving Credit Commitments, the US Borrower would not be required by Section 2.13(a)(ii) to prepay or cause to be prepaid Revolving Loans or Swingline Loans or to cash collateralize L/C Exposure.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers to the relevant Lenders and/or Issuing Banks on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

SECTION 4.02. First Credit Event. On the Closing Date:

(a) This Agreement shall have been duly executed and delivered by the Borrowers.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, an opinion of (i) Weil, Gotshal & Manges LLP, special counsel for the Loan Parties and (ii) Covington & Burling LLP, special regulatory counsel for the Loan Parties, in each case, dated the Closing Date and addressed to each Issuing Bank, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Specified Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Specified Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary of each Specified Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Specified Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Specified Loan Party authorizing the execution, delivery and performance of the Specified Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that (except in connection with the Merger) the certificate or articles of incorporation or organization of such Specified

Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Specified Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Merger Sub, certifying (i) compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and (ii) that the assets of the Specified Loan Parties constitute at least 90% of the total assets of the US Borrower and its Restricted Subsidiaries on a consolidated basis and the net revenues of the Specified Loan Party’s accounts for at least 90% of the net revenues of the US Borrower and its Restricted Subsidiaries on a consolidated basis.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least 3 Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Merger Sub hereunder or under any other Loan Document.

(f) The Security Documents (other than any mortgages) shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect. Subject to the terms of the Intercreditor Agreement, all actions necessary to establish that the First-Lien Collateral Agent will have a perfected first priority Lien on the Collateral and the Second-Lien Collateral Agent (as defined in the Original Credit Agreement) will have a perfected second priority Lien on the Collateral (subject, in each case, to Liens permitted by Section 6.02) shall have been taken; provided that with respect to any Collateral the Lien in which may not be perfected by filing of a UCC financing statement, if the perfection of the Collateral Agents’(as defined in the Original Credit Agreement) security interest in such Collateral may not be accomplished prior to the Closing Date without undue delay, burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial Credit Event so long as the US Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within the time frames set forth on Schedule 5.13.

(g) The Administrative Agent shall have received the results of (i) searches of the Uniform Commercial Code filings (or equivalent filings) and (ii) bankruptcy, judgment and tax lien searches, made with respect to the Specified Loan Parties in the states (or other jurisdictions) of formation of such Person, together with (in the case of clause (i)) copies of the financing statements (or similar documents) disclosed by such search.

(h) From December 31, 2005, except as otherwise contemplated or permitted by the Merger Agreement, there shall not have been a Material Adverse Effect.

(i) The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02.

(j) The Administrative Agent shall have received a certified copy of the Merger Agreement, duly executed by the parties thereto (together with all exhibits and schedules thereto). The Merger shall be consummated concurrently with the initial funding of Loans on the Closing Date in accordance with and on the terms described in the Merger Agreement, and no provision of the Merger Agreement shall have been amended or waived in any respect materially adverse to the interests of the Lenders without the prior written consent of the Arrangers, not to be unreasonably withheld.

(k) Substantially simultaneously with the initial funding of Loans on the Closing Date (i) the Equity Investment shall have been made and (ii) Merger Sub shall have received gross cash proceeds of not less than $1,500,000,000 from the issuance of the New Senior Notes.

(l) All amounts due or outstanding in respect of the Existing Debt (other than Existing Letters of Credit) shall have been (or substantially simultaneously with the initial funding of the Loans on the Closing Date shall be) paid in full, all commitments (if any) respect thereof terminated and all guarantees (if any) thereof discharged and released. After giving effect to the Transactions, substantially all of the Indebtedness of the Borrowers and their subsidiaries shall have been repaid other than (i) Indebtedness under the Loan Documents, (ii) the Notes, (iii) Indebtedness permitted under the Merger Agreement, (iv) immaterial Capitalized Lease Obligations and (v) other Indebtedness permitted by Section 6.01.

(m) The Administrative Agent shall have received a solvency opinion from American Appraisal Associates certifying that the US Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent as of the Closing Date.

(n) The Lenders shall have received from the Loan Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(o) Each Loan Party and each other Restricted Subsidiary which is an obligee or obligor with respect to any intercompany Indebtedness shall have duly authorized, executed and delivered the Intercompany Subordination Agreement, and the Intercompany Subordination Agreement shall be in full force and effect.

ARTICLE V

Affirmative Covenants

Each Borrower covenants and agrees with each Lender that until the Termination Date such Borrower will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.

(b) Other than as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses (including FCC Licenses), permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary or desirable to the conduct of its business, (ii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws and ERISA), whether now in effect or hereafter enacted and (iii) maintain and preserve all property necessary or desirable to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary or desirable to the conduct of its business.

(c) Operate all of the Stations in material compliance with the Communications Act and the FCC’s rules, regulations and published policies promulgated thereunder and with the terms of the FCC Licenses, (ii) timely file all required reports and notices with the FCC and pay all amounts due in timely fashion on account of fees and charges to the FCC and (iii) timely file and prosecute all applications for renewal or for extension of time with respect to all of the FCC Licenses, except in the case of each of the foregoing clauses, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Insurance. (a) Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

(b) Subject to the Intercreditor Agreement, cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and, to the extent available on commercially reasonable terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the First-Lien Collateral Agent (giving the Administrative Agent and the First-Lien Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason unless not less than 30 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the First-Lien Collateral Agent.

SECTION 5.03. Taxes. Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 30 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (who will distribute to each Lender):

(a) within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2007), its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the US Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by Ernst & Young or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the US Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(b) within 45 days after the end of each of the first 3 fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the US Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and for each fiscal quarter occurring after the first anniversary of the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the US Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the US Borrower (i) certifying that to such Financial Officer’s knowledge, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, reasonably specifying the nature thereof and (ii) setting forth (x) to the extent applicable, computations in reasonable detail demonstrating compliance with Section 6.10, (y) in the case of a certificate delivered with the financial statements required by paragraph (a) above (commencing with the fiscal year ended December 31, 2007), setting forth the US Borrower’s calculation of Excess Cash Flow;

(d) within 90 days after the commencement of each fiscal year of the US Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget;

(e) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 5.04(a) and 5.04(b) above, consolidating financial information reflecting the adjustment necessary to eliminate the accounts of Unrestricted Subsidiaries from the consolidated income statement of the US Borrower;

(f) simultaneously with the delivery of each set of financial statements referred to in Sections 5.04(a) and (b) above, management’s discussion and analysis of the important operational and financial developments of the US Borrower and its Restricted Subsidiaries during the respect fiscal year or fiscal quarter, as the case may be;

(g) after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h) promptly, from time to time, such other information regarding the operations, business, legal or corporate affairs and financial condition of the US Borrower or any Restricted Subsidiary, compliance with the terms of any Loan Document or (i) payments made with respect to, (2) amounts outstanding in respect of and/or (3) an executed copy, if applicable of, any Parent Note and/or Parent Capital, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

(i) concurrently with the delivery of the certificate delivered pursuant to paragraph (c) above, the US Borrower shall deliver to the First-Lien Collateral Agent a certificate executed by a Responsible Officer of the US Borrower attaching updated versions of the Schedules (other than Schedule IV) to the First-Lien Guarantee and Collateral Agreement or in the alternative, setting forth any and all changes to (or confirming that there has been no change in) the information set forth in or contemplated by such Schedules since the date of the most recent certificate delivered pursuant to this paragraph (i); and

(j) Within the time frame set forth in Section 7.02, on each occasion permitted therein, a Notice of Intent to Cure if a Cure Right will be exercised thereunder.

Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange commission at http://www.sec.gov or on the website of the US Borrower. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

SECTION 5.05. Notices. Promptly upon any Responsible Officer of the US Borrower or any Restricted Subsidiary becoming aware thereof, furnish to the Administrative Agent notice of the following:

(a) the occurrence of any Event of Default or Default; and

(b) the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral. Furnish to the Administrative Agent notice of any change on or prior to the later to occur of (a) 30 days following the occurrence of such change and (b) the earlier of the date of the required delivery of the Pricing

Certificate following such change and the date which is 45 days after the end of the most recently ended fiscal quarter following such change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made. Permit any representatives designated by the Administrative Agent (or any Lender if accompanying the Administrative Agent) to visit and inspect during normal business hours the financial records and the properties of the US Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such financial records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that the Administrative Agent shall give the US Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the US Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any Lender if accompanying the Administrative Agent) and their respective designees may do any of the foregoing at the expense of the US Borrower at any time during normal business hours and upon reasonable advance notice.

SECTION 5.08. Use of Proceeds. The proceeds of the Revolving Loans, Swingline Loans and Incremental Term Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The Letters of Credit shall be used solely to support obligations of the US Borrower and its subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The cash proceeds of any Other First-Lien Term Loans (other than Incremental Term Loans) or any Replacement Repriced Term Loans will not be used for any purpose other than the repayment of principal and accrued and unpaid interest and premium on Loans outstanding on the date of incurrence of such Other First-Lien Term Loans or Replacement Repriced Term Loans, as applicable, and payment of and fees and expenses incurred in connection with such Other First-Lien Term Loans or Replacement Repriced Term Loans, as applicable. The proceeds of any 2013 New First-Lien Term Loans incurred by the Borrowers will be used for purposes of the repayment of principal and accrued and unpaid interest on the Existing First-Lien Term Loans and the Extended First-Lien Term Loans (with such repayment to be applied ratably between such Classes pursuant to Section 2.12(b)), and the payment of fees and expenses incurred in connection with the Second Amendment and the transactions contemplated thereby. The proceeds of any 2013 Incremental Term Loans incurred by the US Borrower pursuant to Section 2.01(e)(i) (other than, for the avoidance of doubt, 2013 Refinancing Term Loans) will be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, and for the payment of fees and expenses incurred in connection with the Third Amendment and the transactions contemplated thereby. The proceeds of any 2013 Refinancing Term Loans incurred by the US Borrower will be used for purposes of the repayment of principal and accrued and unpaid interest on the Term Loans in accordance with the requirements of Section 2.13(d)(ii). The proceeds of any Replacement New First-Lien Term Loans incurred by the Borrowers will be used for purposes of (x) the repayment of principal and accrued and unpaid interest on the portion of the 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans and 2013 New First-Lien Term Loans, in each case to the extent not subject to the Replacement Term Loan Conversion, as provided in Section 4(e) of the Fourth Amendment and (y) the payment of fees and expenses incurred in connection with the Fourth Amendment and the transactions contemplated thereby.

SECTION 5.09. Further Assurances. (a) Subject to the terms of the Intercreditor Agreement and except as otherwise provided in clauses (b), (c), (d), (e) or (f) below, from time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the First-Lien Collateral Agent may reasonably request, for the purposes of perfecting the rights of the Administrative Agent, the First-Lien Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the US Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.

(b) Subject to the terms of the Intercreditor Agreement, with respect to any assets acquired by any Loan Party after the Closing Date of the type constituting Collateral under the First-Lien Guarantee and Collateral Agreement and as to which the First-Lien Collateral Agent, for the benefit of the Secured Parties, does not have a perfected security interest, on or prior to the later to occur of (i) 30 days following such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter, (x) execute and deliver to the Administrative Agent and the First-Lien Collateral Agent such amendments to the First-Lien Guarantee and Collateral Agreement or such other Security Documents as the Administrative Agent deems necessary to grant to the First-Lien Collateral Agent, for the benefit of the Secured Parties, a security interest in such assets and (y) take all commercially reasonable actions necessary to grant to, or continue on behalf of, the First-Lien Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in such assets (subject only to Liens permitted under Section 6.02), including the filing of UCC financing statements in such jurisdictions as may be required by the First-Lien Guarantee and Collateral Agreement or as may be reasonably requested by the Administrative Agent or the First-Lien Collateral Agent.

(c) Subject to the terms of the Intercreditor Agreement, with respect to any wholly owned Restricted Subsidiary (other than a Foreign Subsidiary, an Excluded Subsidiary, or a Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity) created or acquired after the Closing Date, on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter, (x) execute and deliver to the Administrative Agent and the First-Lien Collateral Agent such amendments to the First-Lien Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the First-Lien Collateral Agent, for the benefit of the Secured Parties, a valid, perfected security interest in the Equity Interests in such new subsidiary that are owned by any of the Loan Parties to the extent the same constitute Collateral under the terms of the First-Lien Guarantee and Collateral Agreement, (y) deliver to the First-Lien Collateral Agent the certificates representing any of such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (z) cause such Restricted Subsidiary (A) to become a party to the First-Lien Guarantee and Collateral Agreement, the Intercreditor Agreement, the Intercompany Subordination Agreement and, to the extent applicable, each First-Lien Intellectual Property Security Agreement and (B) to take such actions necessary to grant to the First-Lien Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in any assets required to be Collateral pursuant to the First-Lien Guarantee and Collateral Agreement and each First-Lien Intellectual Property Security Agreement with respect to such Restricted Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the First-Lien Guarantee and Collateral Agreement any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent or the First-Lien Collateral Agent.

(d) Subject to the terms of the Intercreditor Agreement, with respect to any Equity Interests in any Foreign Subsidiary that are acquired after the Closing Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary), on or prior to the later to occur of (i) 30 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter, (x) execute and deliver to the Administrative Agent and the First-Lien Collateral Agent such amendments to the First-Lien Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary in order to grant to the First-Lien Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (subject only to Liens permitted under Section 6.02) in the Equity Interests in such Foreign Subsidiary that are owned by the Loan Parties to the extent the same constitutes Collateral under the terms of the First-Lien Guarantee and Collateral Agreement (provided that in no event shall more than 65% of the total outstanding voting Equity Interests in any Foreign Subsidiary be required to be so pledged) and (y) deliver to the First-Lien Collateral Agent any certificates representing any such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be necessary to perfect the security interest of the First-Lien Collateral Agent thereon.

(e) If, at any time and from time to time after the Closing Date, any wholly-owned Domestic Subsidiary that is not a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity ceases to constitute an Immaterial Subsidiary in accordance with the definition of “Immaterial Subsidiary”, then the US Borrower shall cause such subsidiary to become an additional Loan Party and take all the actions contemplated by Section 5.09(c) as if such subsidiary were a newly-formed wholly-owned Domestic Subsidiary of the US Borrower.

(f) With respect to any fee interest in any real property located in the United States with a book value in excess of $15,000,000 (as reasonably estimated by the Borrower) acquired after the Closing Date by any Loan Party, within 90 days following the date of such acquisition (or such later date as the First-Lien Collateral Agent may agree to in its sole discretion in any given case) (i) execute and deliver First-Lien Mortgages in favor of the First-Lien Collateral Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents and (ii) comply with the requirements of Section 5.13 with respect to any First-Lien Mortgages to be provided after the Closing Date pursuant to such Section.

Notwithstanding anything to the contrary in this Section 5.09 or any other Security Document (1) the First-Lien Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Administrative Agent, (2) the Capital Stock of any Captive Insurance Subsidiary and (3) Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

SECTION 5.10. Interest Rate Protection. No later than 150 days after the Closing Date, the US Borrower shall incur, and for a minimum of 2 years after the Closing Date maintain, Hedging Obligations such that, after giving effect thereto, at least 50% of the aggregate principal amount of its consolidated funded long-term Indebtedness outstanding on the Closing Date (excluding Revolving Loans) is effectively subject to a fixed or maximum interest rate.

SECTION 5.11. Designation of Subsidiaries.

(a) The US Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the US Borrower or any Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated); provided that

(i) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the US Borrower;

(ii) such designation complies with the covenants described in Section 6.03(c);

(iii) no Default or Event of Default shall have occurred and be continuing;

(iv) either:

(A) the US Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in Section 6.01; or

(B) each of the Consolidated Leverage Ratio and the Consolidated Secured Debt Ratio for the US Borrower and its Restricted Subsidiaries would be less than or equal to such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

(v) each of:

(A) the subsidiary to be so designated; and

(B) its subsidiaries

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the US Borrower or any Restricted Subsidiary. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of the Notes, any Additional Senior Secured Notes or any Junior Financing.

(b) The US Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either:

(i) the US Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in Section 6.01; or

(ii) each of the Consolidated Leverage Ratio and the Consolidated Secured Debt Ratio for the US Borrower and its Restricted Subsidiaries would be less than or equal to such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the US Borrower shall be notified by the US Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the US Borrower or any committee thereof giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.

SECTION 5.12. Broadcast License Subsidiaries.

(a) Promptly after the Closing Date, use commercially reasonable efforts to cause all material FCC Licenses held by the US Borrower or any of its Restricted Subsidiaries to be held at all times by one or more Broadcast License Subsidiaries.

(b) Ensure that each Broadcast License Subsidiary engages only in the business of holding FCC Licenses and rights and activities related thereto.

(c) Ensure that the FCC Licenses held by each Broadcast License Subsidiary are not (i) commingled with the property of any Borrower and any subsidiary thereof other than another

Broadcast License Subsidiary or (ii) except as set forth on Schedule 5.12, subject to any agreement (other than corporate governance documents) which provides consent rights to any third party with regards to its sale or transfer.

(d) Ensure that no Broadcast License Subsidiary has any Indebtedness or other material liabilities except those permitted to be incurred in accordance with the definition of “Broadcast License Subsidiary.”

SECTION 5.13. Post-Closing Obligations. The US Borrower shall, and shall cause its Restricted Subsidiaries to, take the actions set forth in Schedule 5.13 within the timeframes set forth therein.

SECTION 5.14. Mortgage Amendment. The US Borrower shall deliver to the First-Lien Collateral Agent, or cause to be delivered to the First-Lien Collateral Agent, on or prior to the fifth Business Day following the Restatement Effective Date fully executed counterparts of an amendment (the “Texas Mortgage Amendment”), in form and substance reasonably satisfactory to the Administrative Agent, to the Texas Mortgage.

SECTION 5.15. PIK Toggle Notes Redemption. To the extent the Parent Note and/or Parent Capital are issued, the US Borrower shall cause the PIK Toggle Notes Redemption to be consummated no later than the later to occur of 45 days following the issuance of the Parent Note and/or Parent Capital and March 31, 2011.

ARTICLE VI

Negative Covenants

The Borrowers covenant and agree that, until the Termination Date the Borrowers will not, nor will they cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the US Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the US Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 8.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this paragraph (a) is subject to the limitations of paragraph (g) below.

(b) The limitations set forth in paragraph (a) will not apply to the following items:

(i) the Indebtedness under the Loan Documents of the US Borrower or any of its Restricted Subsidiaries (including letters of credit and bankers’ acceptances thereunder and any Indebtedness incurred pursuant to Section 2.12(g), 2.24 and/or 2.25);

(ii) the incurrence by the US Borrower and any Restricted Guarantor of Indebtedness represented by the New Senior Notes, the Senior Secured Notes or any Additional Senior Secured Notes;

(iii) Indebtedness of the US Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (b)(i) and (ii)) of this Section 6.01) and set forth in all material respects on Schedule 6.01;

(iv) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the US Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (iv), not to exceed $150,000,000 at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(v) Indebtedness incurred by the US Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vi) Indebtedness arising from agreements of the US Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Closing Date) of the US Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));

(vii) Indebtedness of (A) the US Borrower to a Restricted Subsidiary and (B) any Restricted Subsidiary to the US Borrower or to another Restricted Subsidiary; provided that any such Indebtedness owing by the US Borrower or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations on the terms of the Intercompany Subordination Agreement; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the US Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the US Borrower or another Restricted Subsidiary, provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the US Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted under this Section 6.01, exchange rate risk or commodity pricing risk;

(x) obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the US Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xi) (A) Indebtedness or Disqualified Stock of the US Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 100.0% of the net cash proceeds received by the US Borrower and its Restricted Subsidiaries since immediately after the Closing Date from the issue or sale of Equity Interests of the US Borrower or cash contributed to the capital of the US Borrower (in each case, other than Equity Cure Proceeds, Equity Interests the proceeds of which are used to fund the Transactions and proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the US Borrower or any of its Subsidiaries) as determined in accordance with paragraphs (b) and (c) of the definition of Restricted Payment Applicable Amount (to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or other Investments, payments or exchanges pursuant to Section 6.03(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof) and (B) Indebtedness or Disqualified Stock of the US Borrower or a Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi)(B), does not at any one time outstanding exceed $500,000,000 (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xi)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (xi)(B) but shall be deemed incurred for the purposes of Section 6.01(a) from and after the first date on which the US Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 6.01(a) without reliance on this clause (xi)(B);

(xii) the incurrence by the US Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock constituting Refinancing Indebtedness in respect of any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (iii), (iv), (xi)(A), (xiii) and (xx) of this Section 6.01(b) or any previously incurred Refinancing Indebtedness in respect thereof; provided, however, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xii) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced.

(xiii) Indebtedness, Disqualified Stock or Preferred Stock of (x) the US Borrower or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the US Borrower or any Restricted Subsidiary or merged into the US Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement or that is assumed by the US Borrower or any Restricted Subsidiary in connection with such acquisition so long as:

(A) no Default exists or shall result therefrom;

(B) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) above shall not be Secured Indebtedness and shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock of Preferred Stock) or require any payment of principal (other than in a manner consistent with the terms of the New Senior Notes Documentation), in each case, prior to the date which is 91 days after the Latest Maturity Date then in effect;

(C) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (y) above shall not have been incurred in contemplation of such acquisition and either (1) the aggregate principal amount of such Indebtedness constituting Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed $400,000,000 or (2) after giving pro forma effect to such acquisition or merger, the Consolidated Secured Debt Ratio is less than the Consolidated Secured Debt Ratio immediately prior to such acquisition or merger;

(D) after giving pro forma effect to such acquisition or merger either (1) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger or (2) the US Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.01(a);

provided, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xiii) is subject to the limitations of paragraph (g) below.

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that such Indebtedness is extinguished within two Business Days of its incurrence;

(xv) Indebtedness of the US Borrower or any of its Restricted Subsidiaries supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(xvi) (A) any guarantee by the US Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness is permitted under this Agreement, or

(B) any guarantee by a Restricted Subsidiary of Indebtedness of the US Borrower;

provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Indebtedness of the US Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary becomes a Subsidiary Guarantor under this Agreement;

(xvii) Indebtedness of any Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (xvii), 5.0% of the Foreign Subsidiary Total Assets; provided, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xvii) is subject to the limitations of paragraph (g) below;

(xviii) Indebtedness, Disqualified Stock or Preferred Stock of the US Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $300,000,000 in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xviii); provided, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xviii) is subject to the limitations of paragraph (g) below;

(xix) Indebtedness issued by the US Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the US Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);

(xx) Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and/or Permitted Unsecured Refinancing Debt; and

(xxi) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts.

(c) For purposes of determining compliance with this Section 6.01:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b) or is entitled to be incurred pursuant to Section 6.01(a), the US Borrower, in its sole discretion, may classify or reclassify such item (other than amounts described in clauses (xvii) and (xviii) of clause (b) above, in the case of a reclassification as an incurrence pursuant to Section 6.01(a)) of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above permitted clauses; and

(ii) at the time of incurrence or permitted reclassification, the US Borrower will be entitled to divide and classify an item of Indebtedness in one or more types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(a) or (b).

(d) The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g) Notwithstanding anything to the contrary contained in Section 6.01(a) or (b), no Restricted Subsidiary of the US Borrower that is not a Subsidiary Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or (b)(xiii), (xvii) (except Indebtedness under any working capital facility or otherwise incurred in the ordinary course of business to finance the operations of such Restricted Subsidiary) or (b)(xviii) (the “Limited Non-Guarantor Debt Exceptions”) if the amount of such Indebtedness, Disqualified Stock or Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed $500,000,000; provided, that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this Section 6.01(g).

SECTION 6.02. Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the US Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 6.03. Restricted Payments. Directly or indirectly, make any Restricted Payment, other than:

(a) Restricted Payments in an amount, together with the aggregate amount of all other Restricted Payments made by the US Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (C) thereof only), (vi)(C) and (ix) of Section 6.03(b), but excluding all other Restricted Payments permitted by this Section 6.03(b)) not to exceed the Restricted Payment Applicable Amount; provided, that (i) no Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) immediately after giving effect to such transaction on a pro forma basis, the US Borrower could incur $1.00 of additional Indebtedness pursuant to Section 6.01(a);

(b) Section 6.03(a) will not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any (1) Equity Interests (“Treasury Capital Stock”) of the US Borrower or any Restricted Subsidiary, New Senior Notes, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or Subordinated Indebtedness of the US Borrower or any Guarantor or (2) Equity Interests of any direct or indirect parent company of the US Borrower, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the US Borrower or a Restricted Subsidiary) of, Equity Interests of the US Borrower, or any direct or indirect parent company of the US Borrower to the extent contributed to the capital of the US Borrower or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the US Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 6.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the US Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the redemption, repurchase or other acquisition or retirement of (A) Permitted Second Priority Refinancing Debt and/or Permitted Unsecured Refinancing Debt, in each case, with the proceeds of permitted Refinancing Indebtedness and (B) Subordinated Indebtedness of the US Borrower or a Restricted Guarantor or New Senior Notes, in each case, made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the US Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.01 so long as:

(1) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or New Senior Notes, as applicable, being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being so redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(2) if applicable, such new Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as such Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(3) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired; and

(4) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, acquired or retired;

(iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the US Borrower or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the US Borrower, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $75,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $150,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Equity Cure Proceeds) of the US Borrower and, to the extent contributed to the capital of the US Borrower, Equity Interests of any of the direct or indirect parent companies of the US Borrower, in each case to members of management, directors or consultants of the US Borrower, any of its Subsidiaries or any of their respective direct or indirect parent companies that occurs after the Closing Date (other than Equity Interests the proceeds of which are used to fund the Transactions or to fund a Cure Right), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 6.03(a); plus

(B) the cash proceeds of key man life insurance policies received by the US Borrower or any of its Restricted Subsidiaries after the Closing Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);

and provided, further, that cancellation of Indebtedness owing to the US Borrower from members of management of the US Borrower, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the US Borrower or any of the US Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(v) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the US Borrower or any of its Restricted Subsidiaries issued in accordance with Section 6.01;

(vi) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the US Borrower or any of its Restricted Subsidiaries after the Closing Date, provided, that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the US Borrower or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(B) a Restricted Payment to a direct or indirect parent company of the US Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date, provided, that the amount of Restricted Payments paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the capital of the US Borrower from the sale of such Designated Preferred Stock; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 6.03(b);

provided, however, in the case of each of clause (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the US Borrower could incur $1.00 of additional Indebtedness pursuant to Section 6.01(a);

(vii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to any distribution pursuant to clause (xvi) of this Section 6.03(b) or the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(ix) the declaration and payment of dividends on the US Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Closing Date, of up to 6% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the US Borrower in or from any such public Equity Offering;

(x) Restricted Payments that are made with Excluded Contributions;

(xi) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed $150,000,000, or if the Consolidated Leverage Ratio is less than 9.5 to 1.0 on a pro forma basis after giving effect to such transaction, 3.0% of Total Assets at the time made;

(xii) distributions or payments of Receivables Fees;

(xiii) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted under Section 6.06;

(xiv) the repurchase, redemption or other acquisition or retirement for value of any New Senior Notes, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or Subordinated Indebtedness upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);

(xv) the declaration and payment of dividends or the payment of other distributions by the US Borrower to, or the making of loans or advances to, any of their respective direct or indirect parents in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) federal, foreign, state and local income or franchise taxes; provided, that, in each fiscal year, the amount of such payments shall be equal to the amount that the US Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the US Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the US Borrower and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the US Borrower to the extent such costs and expenses are attributable to the ownership or operation of the US Borrower and its Restricted Subsidiaries;

(E) amounts payable pursuant to the Sponsor Management Agreement;

(F) fees and expenses other than to Affiliates of the US Borrower related to (1) any equity or debt offering of such parent entity (whether or not successful) and (2) any Investment otherwise permitted under this covenant (whether or not successful);

(G) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the US Borrower or any direct or indirect parent; and

(H) to finance Permitted Investments and/or Investments otherwise permitted to be made pursuant to this Section 6.03; provided, that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the US Borrower or one of its Restricted Subsidiaries or (y) the merger of the Person formed or acquired into the US Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, in each case, subject to the limitations set forth in clauses (s), (h) and (m) of, and the proviso set forth at the end of, the definition of Permitted Investment; (3) such direct or indirect parent company and its Affiliates (other than the US Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the US Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (4) any property received by the US Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the US Borrower or such Restricted Subsidiary by another paragraph of this Section 6.03 (other than pursuant to clause (x) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);

(xvi) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the US Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents that were contributed to such Unrestricted Subsidiaries as an Investment pursuant to clause (vii) of this Section 6.03(b));

(xvii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the US Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided, that if as a result of such consolidation, merger or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders; and

(xviii) payments by the US Borrower to Holdings or the Parent to service cash interest and/or cash dividends when and as due on any Parent Note and/or Parent Capital; provided that (A) no such payments under this clause (xviii) shall be permitted during the existence and continuance of an Event of Default and (B) the amount of such payments in any fiscal year shall not exceed $20,000,000;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ix) (as determined at the time of the declaration of such dividend), (xi) and (xvi), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Closing Date, all of the subsidiaries of the US Borrower will be Restricted Subsidiaries. The US Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section 5.11(a). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the US Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 6.03(a) or (b)(vii), (x) or (xi), or pursuant to the definition of “Permitted Investments,” and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Loan Documents.

SECTION 6.04. Fundamental Changes.

(a) Neither the US Borrower nor the Subsidiary Borrower may consolidate or merge with or into or wind up into (whether or not the US Borrower is the surviving corporation), and may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the US Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(i) the US Borrower or the Subsidiary Borrower, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the US Borrower or the Subsidiary Borrower) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, the “Successor Company”); provided that if the US Borrower and the Subsidiary Borrower shall consolidate or merge with and into each other, and the Subsidiary Borrower shall be the Successor Company of such consolidation or merger, the Subsidiary Borrower shall expressly assume the Obligations of the US Borrower;

(ii) the Successor Company, if other than the US Borrower or the Subsidiary Borrower, expressly assumes all the Obligations of the US Borrower or the Subsidiary Borrower, as the case may be, pursuant to documentation reasonably satisfactory to the Administrative Agent;

(iii) immediately after such transaction, no Default exists;

(iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.01(a); or

(B) each of the Consolidated Leverage Ratio and the Consolidated Secured Debt Ratio for the US Borrower and its Restricted Subsidiaries would be equal to or less than the each ratio immediately prior to such transaction; and

(v) each Guarantor, unless it is the other party to the transactions described above, in which case clause (i)(B) of Section 6.04(c) shall apply, shall have confirmed that its Obligations under the Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent;

(vi) the Borrowers shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;

provided, that the US Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

The Successor Company will succeed to, and be substituted for the US Borrower or the Subsidiary Borrower, as applicable, under the Loan Documents.

(b) Notwithstanding the foregoing paragraphs (a)(iii) and (a)(iv),

(i) the US Borrower, the Subsidiary Borrower or a Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the US Borrower, the Subsidiary Borrower or a Restricted Guarantor; provided that (A) if the Subsidiary Borrower or a Restricted Subsidiary, as the case may be, shall be the Successor Company of such merger, consolidation or transfer involving the US Borrower, then the Subsidiary Borrower or such Restricted Subsidiary, as the case may be, shall expressly assume the Obligations of the US Borrower and (B) if a Restricted Subsidiary shall be the Successor Company of such merger, consolidation or transfer involving the Subsidiary Borrower, then such Restricted Guarantor shall expressly assume the Obligations of the Subsidiary Borrower; and

(ii) the US Borrower may merge with an Affiliate of the US Borrower solely for the purpose of reorganizing the US Borrower in a State of the United States so long as the amount of Indebtedness of the US Borrower and its Restricted Subsidiaries is not increased thereby.

(c) No Restricted Guarantor will, and the US Borrower will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the US Borrower or Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) such Restricted Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or Person, the “Successor Person”);

(B) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the Obligations of such Restricted Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent;

(C) immediately after such transaction, no Default exists; and

(D) the Borrowers shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement; or

(ii) the transaction does not violate Section 6.05;

provided, that the US Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

In the case of clause (i)(A) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Loan Documents. Notwithstanding the foregoing, any Restricted Guarantor may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or either Borrower, in each case, without the necessity of complying with any document delivery or notice requirements set forth in this Section 6.04 (except for any assumption of the Obligations pursuant to clause (a)(i) or (b)(i) above); provided that it shall comply with its obligations under Section 5.09.

SECTION 6.05. Asset Sales. Cause, make or suffer to exist an Asset Sale, unless:

(a) the US Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the US Borrower) of the assets sold or otherwise disposed of; and

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the US Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the US Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the US Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the US Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the US Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(ii) any securities received by the US Borrower or such Restricted Subsidiary from such transferee that are converted by the US Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(iii) any Designated Non-Cash Consideration received by the US Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $300,000,000 and 2.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 or pursuant to any disposition that does not constitute an Asset Sale but is otherwise permitted under this Agreement, in each case, to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the First-Lien Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06. Transactions with Affiliates. Except for transactions by or among Loan Parties (or by and among the US Borrower and its Restricted Subsidiaries), sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case, involving aggregate payments or consideration in excess of $25,000,000 unless:

(a) such transaction is on terms that are not materially less favorable to the US Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the US Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b) the US Borrower delivers to the Administrative Agent with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $75,000,000, a resolution adopted by the majority of the board of directors of the US Borrower approving such transaction and set forth in an Officer’s Certificate certifying that such transaction complies with clause (a) above.

(c) The foregoing provisions will not apply to the following:

(i) the US Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the US Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(ii) the US Borrower and its Restricted Subsidiaries may pay fees, expenses and make indemnification payments directly or indirectly to the Sponsors pursuant to and in accordance with the Sponsor Management Agreement (as in effect on the Closing Date);

(iii) the Transactions and the payment of the Transaction Expenses;

(iv) issuances by the US Borrower and its Restricted Subsidiaries of Equity Interests not prohibited under this Agreement;

(v) reasonable and customary fees payable to any directors of the US Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the US Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the US Borrower and its subsidiaries (or any direct or indirect parent of the US Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the US Borrower and its Restricted Subsidiaries);

(vi) expense reimbursement and employment, severance and compensation arrangements entered into by the US Borrower and its Restricted Subsidiaries with their officers, employees and consultants in the ordinary course of business;

(vii) payments by the US Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms;

(viii) the payment of reasonable and customary indemnities to directors, officers and employees of the US Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the US Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the US Borrower and its Restricted Subsidiaries;

(ix) transactions pursuant to permitted agreements in existence on the Closing Date (other than the Sponsor Management Agreement) and any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;

(x) Restricted Payments permitted under Section 6.03;

(xi) payments by the US Borrower and its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the US Borrower, in good faith;

(xii) loans and other transactions among the US Borrower and its subsidiaries (and any direct and indirect parent company of the US Borrower) to the extent permitted under this Article VI; provided that any Indebtedness of any Loan Party owed to a Restricted Subsidiary that is not a Loan Party shall be subject to subordination provisions no less favorable to the Lenders than the subordination provisions set forth in the Intercompany Subordination Agreement;

(xiii) the existence of, or the performance by the US Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the US Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole;

(xiv) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to the US Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the US Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xv) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(xvi) payments or loans (or cancellation of loans) to employees or consultants of the US Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the US Borrower in good faith; and

(xvii) Investments by the Sponsors in debt securities of the US Borrower or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

SECTION 6.07. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a) the ability of the US Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;

(b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the US Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the US Borrower or any other Restricted Subsidiary; or

(c) the ability of any Restricted Subsidiary to sell, lease or transfer any of its properties or assets to the US Borrower or any of its Restricted Subsidiaries;

provided, that the foregoing shall not apply to:

(i) restrictions and conditions imposed by law, by any Loan Document or which (x) exist on the date hereof and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation;

(ii) customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale, provided such restrictions and conditions apply only to the Person or property that is to be sold;

(iii) restrictions and conditions (x) on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder or (y) by the terms of the documentation governing any Receivables Facility that in the good faith determination of the US Borrower are necessary or advisable to effect such Receivables Facility;

(iv) restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its subsidiaries or the property or assets intended to secure such Indebtedness;

(v) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(vi) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the US Borrower that is not a Loan Party, which Indebtedness, Disqualified Stock or Preferred Stock is permitted by Section 6.01;

(vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.03 or as Permitted Investments and applicable solely to such joint venture entered into in the ordinary course of business;

(viii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the First-Lien Collateral Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;

(ix) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(x) Secured Indebtedness otherwise permitted to be incurred under Sections 6.01 and 6.02 that limit the right of the obligor to dispose of the assets securing such Indebtedness;

(xi) any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the US Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(d) clause (a) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business.

SECTION 6.08. Business of the US Borrower and its Restricted Subsidiaries. Engage in any material line of business substantially different from (a) those lines of business conducted by the US Borrower or any Restricted Subsidiary on the date hereof or (b) any line of business similar, reasonably related, incidental or ancillary thereto.

SECTION 6.09. Modification of Junior Financing Documentation. Directly or indirectly, amend, modify or change (other than in connection with the incurrence of permitted Refinancing Indebtedness) (a) the subordination provisions of any Junior Financing Documentation (and the component definitions used therein) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld) or (b) any other term or condition of the New Senior Notes Documentation, any Junior Financing Documentation, or

any documentation governing any Permitted Second Priority Refinancing Debt or Permitted Unsecured Refinancing Debt or any Refinancing Indebtedness in respect of the foregoing in the case of this clause (b), in any manner materially adverse to the interests of the Lenders without the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

SECTION 6.10. Financial Covenant. (a) Commencing with the fiscal quarter ending on or around March 31, 2013, permit the Consolidated First-Lien Leverage Ratio as of the last day of any fiscal quarter ending closest to the date set forth below to be greater than the ratio set forth below opposite such date below:

Fiscal Quarters Ended:	Ratio

on or before September 30, 2014	9.25

thereafter	8.50

unless for the purpose of this Section 6.10, on the last day of the applicable fiscal quarter (or, if applicable, on the expiration of the last day of the period set forth in Section 7.02 as to which the Cure Right may be exercised, to the extent a Notice of Intent to Cure has been delivered in respect of such fiscal quarter), the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, (ii) the aggregate principal amount of all L/C Disbursements that have not been reimbursed at such time and (iii) the aggregate undrawn amount of all outstanding Letters of Credit that have not expired, been terminated or been cash collateralized on terms and conditions reasonably satisfactory to the relevant Issuing Bank in an amount equal to 100% of the aggregate amount available to be drawn under such Letters of Credit (calculated, where applicable, using the Dollar Equivalent at such time of all outstanding L/C Disbursements and Letters of Credit denominated in an Alternative Currency), does not exceed 25% of the aggregate Revolving Credit Commitments then in effect.

(b) The Lenders and the Borrowers hereby agree that solely for purposes of the calculation of EBITDA as used in the determination of the financial covenant described in Section 6.10(a) as of the last day of any fiscal quarter ending closest to a date set forth below, EBITDA for the period of 4 consecutive fiscal quarters ended closest to such date shall be deemed to include the fixed amount (reflecting a deemed GAAP tax benefit) set forth opposite such date below (irrespective of the actual amount of any GAAP tax benefit for such period as otherwise calculated pursuant to the definition of EBITDA (or the component definitions thereof)); provided that such fixed amount shall be the only amount reflecting a GAAP tax benefit that shall be permitted to be included in such calculation of EBITDA for any such 4 consecutive fiscal quarter period (whether directly or through the component definitions thereof), notwithstanding anything to the contrary contained in the definition of EBITDA (or the component definitions thereof):

Fiscal Quarter Ended:	GAAP Tax Benefits

June 30, 2009	$78,300,000

September 30, 2009	$70,700,000

December 31, 2009	$74,500,000

March 31, 2010	$46,200,000

June 30, 2010	$44,400,000

September 30, 2010	$35,400,000

December 31, 2010	$43,500,000

March 31, 2011	$34,900,000

June 30, 2011	$26,300,000

September 30, 2011	$17,600,000

December 31, 2011	$9,000,000

SECTION 6.11. Accounting Changes. Make any change in its fiscal year; provided, however, that the US Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the US Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any document required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in (i) the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise or (ii) when and as required to be paid herein, any amount required to be prepaid and/or cash collateralized pursuant to Section 2.13(a)(ii);

(c) default shall be made in the payment of any reimbursement with respect to any L/C Disbursement, interest on any Loan or L/C Disbursement or any Fee or other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 5 Business Days;

(d) default shall be made in the due observance or performance by the Borrowers or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to either Borrower), 5.05(a), 5.15 or in Article VI; provided that any Event of Default under Section 6.10 shall not constitute an Event of Default with respect to any Term Loan until the earlier of (x) the date that is 30 days after the date such Event of Default arises (unless the same has been cured or waived as provided herein) and (y) the date on which the Administrative Agent terminates the Revolving Credit Commitments and declares the outstanding Revolving Loans and Swingline Loans to be forthwith due and payable in accordance with this Article VII (but, if any New Senior Notes constituting Material Indebtedness are then outstanding, only to the extent that any such action permits the holders of the New Senior Notes to accelerate such Indebtedness pursuant to the New Senior Notes Documentation);

(e) default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the US Borrower;

(f) (i) the Borrowers or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to an applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Material Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness if such sale or transfer is otherwise permitted hereunder;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of either Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of either Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of either Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding-up or liquidation of either Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) either Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of either Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its general inability or fail generally to pay its debts as they become due;

(i) one or more judgments for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by insurance as to which an insurance company has not denied coverage) shall be rendered against either Borrower and/or any Restricted Subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) a Pension Event occurs with respect to a Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(k) any material provision of any Loan Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);

(l) other than with respect to de minimis items of Collateral not exceeding $10,000,000 in the aggregate, any Lien purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected Lien having the priority contemplated thereby or by the Intercreditor Agreement (except as otherwise expressly provided in this Agreement or such Security Document) Lien on the securities, assets or properties purported to be covered thereby, except to the extent that any lack of validity, perfection or priority results from any act or omission of the First-Lien Collateral Agent, the Administrative Agent, or any Lender (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the Loan Documents);

(m) there shall have occurred a Change of Control; or

(n) the principal broadcasting licenses of any station, or any other material authorizations, licenses or permits issued by the FCC, shall be revoked or cancelled or expire by the terms thereof and not be renewed, or shall be modified, in each case in a manner which would have a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrowers described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, in the case of an Event of Default arising as a result of a breach of Section 6.10, the Required Revolving Lenders, but solely with respect to the Revolving Credit Facility) shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrowers described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02. Right to Cure. Notwithstanding anything to the contrary contained in this Article VII, in the event that the US Borrower fails to comply with the requirements of Section 6.10 as of the end of any relevant fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 20 days after the date the Pricing Certificate is required to be delivered pursuant to Section 5.04(c)) to issue Equity Interests (other than Disqualified Stock) for cash or otherwise receive cash contributions to its common equity (the “Cure Amount”), and thereupon the US Borrower’s compliance with Section 6.10 shall be recalculated giving effect to the following pro forma adjustments: (i) EBITDA shall be increased, solely for the purposes of determining compliance with Section 6.10, including determining compliance with Section 6.10 as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter by an amount equal to the Cure Amount and (ii) if, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any repayment of Indebtedness in connection therewith), the requirements of Section 6.10 shall be satisfied, then the requirements of Section 6.10 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.10 that had occurred shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (x) in each four fiscal quarter period there shall be a period of at least one fiscal quarter in which the Cure Right is not exercised, (y) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.10 and (z) upon the Administrative Agent’s receipt of a notice from the US Borrower that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 20th day following date of delivery of the Pricing Certificate under Section 5.04(c) to which such Notice of Intent to Cure relates, none of the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, the First-Lien Collateral Agent nor any other Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 6.10.

ARTICLE VIII

The Administrative Agent and the First-Lien Collateral Agent

Each of the First-Lien Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent and the First-Lien Collateral Agent (the Administrative Agent and the First-Lien Collateral Agent are referred to collectively as the “First-Lien Agents”) its agent and authorizes the First-Lien Agents to take such actions on its behalf and to exercise such powers as are delegated to such First-Lien Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the First-Lien Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the First-Lien Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the Security Documents, the Intercreditor Agreement.

The bank serving as the Administrative Agent and/or the First-Lien Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not a First-Lien Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any subsidiary or other Affiliate thereof as if it were not a First-Lien Agent hereunder.

Neither First-Lien Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither First-Lien Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither First-Lien Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such First-Lien Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) each First-Lien Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the relevant Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the relevant Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, neither First-Lien Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the

Borrowers or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as Administrative Agent and/or First-Lien Collateral Agent or any of its Affiliates in any capacity. Neither First-Lien Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, bad faith or willful misconduct or material breach of the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither First-Lien Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such First-Lien Agent by the US Borrower or a Lender, and neither First-Lien Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such First-Lien Agent.

Each First-Lien Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each First-Lien Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each First-Lien Agent may consult with legal counsel (who may be counsel for the Borrowers or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Each First-Lien Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each First-Lien Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each First-Lien Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as a First-Lien Agent.

Subject to the appointment and acceptance of a successor First-Lien Agent as provided below, any First-Lien Agent may resign at any time by notifying in writing the relevant Lenders,

each Issuing Bank (if applicable) and the US Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the First-Lien Collateral Agent, the Required Lenders shall have the right, with the consent of the US Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the US Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Section 7.01), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000. Any resignation by the First-Lien Administrative Agent hereunder shall, unless otherwise consented to by such First-Lien Agent, also constitute the resignation of the First-Lien Administrative Agent (and its Affiliates) as a Swingline Lender and Issuing Bank hereunder (in which case, the US Borrower may appoint a replacement Swingline Lender and Issuing Bank reasonably acceptable to the new First-Lien Administrative Agent.

If no successor agent is appointed prior to the effective date of resignation of the relevant First-Lien Agent specified by such First-Lien Agent in its notice, the resigning First-Lien Agent may appoint, after consulting with the Lenders and the US Borrower, a successor agent from among the Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 30 days following the retiring First-Lien Agent’s notice of resignation, the retiring First-Lien Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of such First-Lien Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as a First-Lien Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor First-Lien Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring First-Lien Agent, and the retiring First-Lien Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the US Borrower to a successor First-Lien Agent shall be the same as those payable to its predecessor unless otherwise agreed between the US Borrower and such successor. After a First-Lien Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring First-Lien Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as a First-Lien Agent.

Solely in the circumstance where (a) the Borrowers have incurred one or more Classes of Other Revolving Credit Commitments and (b) DBNY or any of its Affiliates then acting as the Swingline Lender and/or the Issuing Bank has not agreed in writing to continue to serve in the capacity of Swingline Lender and/or Issuing Bank for such Class(es) of Other Revolving Credit Commitments with a Stated Maturity Date later than the 2013 Extended Revolving Credit Maturity Date, then upon the written request of the Borrower (which must be approved (such approval not to be unreasonably withheld or delayed) by the Required Lenders), DBNY or any of its Affiliates shall resign as First-Lien Agents, with such resignation becoming effective immediately upon the appointment of (and acceptance by) a Person reasonably satisfactory to the

Borrowers and the Required Lenders as successor First-Lien Agents. Upon any such appointment and acceptance by successor First-Lien Agents as provided in the foregoing sentence, the provisions of the third, fourth and fifth sentence of the immediately preceding paragraph shall apply to the resigning First-Lien Agents.

None of Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

Each Lender acknowledges that it has, independently and without reliance upon the First-Lien Agents, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the First-Lien Agents, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent the First-Lien Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(a) to file and prove a claim for the whole amount of the First-Lien Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the First-Lien Lenders and each First-Lien Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of such Lenders and each First-Lien Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Section 2.05 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such a First-Lien Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the First-Lien Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

Nothing contained herein shall be deemed to authorize any First-Lien Agent to authorize or consent to or accept or adopt on behalf of any relevant Lender any plan or reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any relevant Lender to authorize such First-Lien Agent to vote in respect of the claim of any such Lender in any such proceeding.

Each Issuing Bank shall act on behalf of the First-Lien Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the First-Lien Agents in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “First-Lien Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to such Issuing Bank.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrowers, to them at:

605 Third Avenue, 12th Floor, New York, New York 10158; Attention of: Chief Financial Officer (Fax No. (212) 953-0198),

and

5999 Center Drive, Los Angeles, California 90045; Attention: General Counsel (Fax No. (310) 348-3678);

with a copy to (which shall not constitute notice):

Kelly M. Dybala, Esq., Sidley Austin LLP, 717 North Harwood, Suite 3400, Dallas, TX 75201 (Fax No. (214) 981-3400)

Mr. Michael Cole, Madison Dearborn Partners LLC, 3 First National Plaza, Suite 3800, Chicago, Illinois (Fax No. (312) 895-1281);

Mr. Al Dobron, Providence Equity Partners, 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903 (Fax No. (401) 751-9340);

Ms. Niveen Tadros, Saban Capital Group, 10100 Santa Monica Boulevard, Suite 2600, Los Angeles, California 90067 (Fax No. (310) 557-5144);

Mr. David Trujillo, Texas Pacific Group, 345 California Street, 33rd Floor, San Francisco, California 94104 (Fax No. (415) 438-1459); and

Mr. Jim Carlisle, Thomas H. Lee Partners, 100 Federal Street, 35th Floor, Boston, Massachusetts 02110 (Fax No. (617) 227-3514);

(b) if to DBNY as a First-Lien Agent, or as Issuing Bank or Swingline Lender, to DBNY, 60 Wall Street, (MS NYC60-0208), New York, NY 10005, Attention of: Anca Trifan (Fax No. (212) 797-5695); and

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date 3 Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the US Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that the foregoing shall not apply to notices pursuant to Article II or to Pricing Certificates unless otherwise agreed by the Administrative Agent; provided, further, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein or any other Loan Document, shall be considered to have been relied upon by the First-Lien Agents, the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by each Issuing Bank, regardless of any investigation made by the First-Lien Agents, the Lenders or such Issuing Bank or on their behalf, and notwithstanding that any First-Lien Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Event shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the First-Lien Collateral Agent, any Lender or any Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective upon the Restatement Effective Date.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the First-Lien Collateral Agent, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans of any Class at the time owing to it); provided, however, that (i) each of the Administrative Agent and the US Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required to any such assignment made to a Lender or an Affiliate or Related Fund of a Lender (in each case, other than to Disqualified Institutions) (each, an “Eligible Assignee”) and the consent of the US Borrower shall not be required during the continuance of any Event of Default arising under clause (b), (c), (g)(i) or (h) of Section 7.01, (ii) in the case of any assignment of a Revolving Credit Commitment of any Class, each Issuing Bank (to the extent its L/C Exposure equals or exceeds $5,000,000) must give its prior written consent (which consent shall not be unreasonably withheld or delayed), (iii) (A) in the case of any assignment, other than assignments to any Eligible Assignee, the amount of the Revolving Credit Commitment of any Class of the assigning Lender (or, in the case of an assignment of Loans after the Revolving Credit Commitment of such Class has expired or been terminated, the aggregate principal amount of the loans of the assigning Lenders) subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender’s Revolving Credit Commitment of such Class (or Loans) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Revolving Credit Commitment (or Loans) of the applicable Class) and the amount of the Term Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or if less, the entire remaining amount of such Lender’s Term Loans of such Class) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Term Loans of the applicable Class), provided, however, that simultaneous assignments to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, and (B) in the case of any assignment to any Eligible Assignee, after giving effect to such assignment, the aggregate Revolving Credit Commitments of any Class (or Loans) or Term Loans of any Class of the assigning Lender and its Affiliates and Related Funds shall be zero or not less than $1,000,000 and the aggregate Revolving Credit Commitments of any Class (or Loans) or Term Loans of any Class of the assignee Lenders and their Affiliates and Related Funds shall be not less than $1,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required under Section 2.20(e), (f) or (g), as applicable. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04. This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans or Commitments on a non-pro rata basis.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment of the applicable Class, and the outstanding balances of its Term Loans of the applicable Class and Revolving Loans of the applicable Class, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrowers or any subsidiary or the performance or observance by Holdings, the Borrowers or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04, the Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, the First-Lien Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee agrees to be bound by the Intercreditor Agreement, (vii) such assignee appoints and authorizes the Administrative Agent and the First-Lien Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the First-Lien Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the Commitment (by Class) of, and principal amount of the Loans (by Class) (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, each Issuing Bank, the First-Lien Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrowers and the Issuing Banks to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.20(e), (f) or (g), as applicable, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrowers, the Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons (other than to Disqualified Institutions) in all or a portion of its rights and obligations under this Agreement (including all or a portion of any Class of its Commitment and any Class of the Loans owing to it and its participations in the L/C Exposure and/or Swingline Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.20, only if such participant shall have provided any form of information that it would have been required to provide under such Section if it were a Lender), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, so long as such participant agrees to be subject to Section 2.18 as though it were a Lender and (v) the Borrowers, the Administrative Agent, each Issuing Bank, the Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Class of Loans or Commitments in which such participant has an interest). Each Lender selling a participation to a participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s entitlement to payments of principal and interest with respect to such participation, and (ii) shall provide the Administrative Agent and the Borrowers with the applicable forms, certificates and statements described in Section 2.20(e) or (f) hereof, as applicable, as if such participant was a Lender hereunder.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any non-public information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such non-public information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the

Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers hereunder, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the US Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) Neither the US Borrower nor the Subsidiary Borrower (unless the US Borrower has assumed in writing all Obligations of the Subsidiary Borrower hereunder) shall assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05. Expenses; Indemnity. (a) Each Borrower agrees, jointly and severally, to pay (i) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to those of White & Case LLP, counsel for the First-Lien Agents and the Arrangers taken as a whole, and, if necessary, of one local counsel and one regulatory counsel in any relevant jurisdiction) incurred by the Arrangers and the Agents, in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) and (ii) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if necessary, of one local counsel and one regulatory counsel to all such Persons taken as a whole in any relevant jurisdiction) incurred by the First-Lien Agent, any Issuing Bank, the Swingline Lender or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder.

(b) Each Borrower agrees, jointly and severally, to indemnify each Arranger, the Administrative Agent, the First-Lien Collateral Agent, each Lender, each Issuing Bank, the Swingline Lender and each Related Party of any of the foregoing Persons and their successors and assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one primary counsel, one regulatory counsel and one local counsel to the Indemnitees taken as a whole in each relevant jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (w) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (x) the use of the proceeds of the Loans or issuance of Letters of Credit, (y) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates), or (z) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrowers or any of the subsidiaries, or any liability under Environmental Laws related in any way to Holdings, the Borrowers or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or its Related Parties) or material breach of its (or its Related Parties’) obligations hereunder, (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by Holdings or the Borrowers after such property is transferred to any Indemnitee or its successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer or (z) resulted from any dispute solely among Indemnitees and not involving the Borrowers, the Sponsors or their respective Affiliates. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.20.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to (i) the Arrangers, the Administrative Agent or any other Indemnitee related thereto under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Arrangers, such Indemnitee and the Administrative Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, (ii) the First-Lien Collateral Agent, the Issuing Banks, the Swingline Lender or any other Indemnitee related thereto under paragraph (a) or (b) of this Section 9.05, each First-Lien Lender (other than, in the case of the Issuing Banks and the Swingline Lender, any Term Lender) severally agrees to pay to the First-Lien Collateral Agent, such Issuing Bank, the Swingline Lender or any other Indemnitee related thereto, as the case may be, such First-Lien Lender’s pro rata share (determined as if the time that the applicable unreimbursed expense or indemnity is sought) of such unpaid amount and; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Arrangers, the First-Lien Agents, the Issuing Banks, the Swingline Lender or such Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” (x) in the case of clause (i) above, shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time and (y) in the case of clause (ii) above, shall be determined based on its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Revolving Credit Commitments at the time. It is understood and agreed that all indemnities under the Original Credit Agreement shall survive the Restatement Effective Date.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the First-Lien Collateral Agent, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.

SECTION 9.06. Right of Setoff; Payments Set Aside. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to any Borrower or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the US Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

(b) To the extent that any payment by or on behalf of any Borrower is made to any First-Lien Agent or any Lender, or any First-Lien Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such First-Lien Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any First-Lien Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 2.24, clause (d) below, the Intercreditor Agreement and except for those actions expressly permitted to be taken by the Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend or waive the final scheduled maturity date or date for the payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, forgive any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that any change to the component definitions of the Consolidated First-Lien Leverage Ratio affecting the determination of interest shall only require the consent of the US Borrower and the Required Lenders), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender (it being understood that any change to the component definitions of the Consolidated First-Lien Leverage Ratio affecting the determination of any Fee shall only require the consent of the US Borrower and the Required Lenders), (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 2.18, the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this

Section (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted under the Intercreditor Agreement, Section 6.04 and the Guarantee and Collateral Agreement), without the prior written consent of each Lender, (iv) decrease the amount of any scheduled amortization payment, or extend the date for payment under Section 2.11(a), in respect of any Class of Term Loans without the consent of Lenders holding more than 50% of the outstanding Term Loans of such Class (the “Required Term Lenders”), or (v) reduce the percentage contained in the definition of the term “Required Lenders,” “Required Revolving Lenders,” “Required First-Lien Lenders,” or “Required Second-Lien Lenders” without the prior written consent of each Lender, each Revolving Credit Lender, each First-Lien Lender or each Second-Lien Lender, respectively (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, Required Revolving Lenders, Required First-Lien Lenders and Required Second-Lien Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the date hereof and this Section may be amended to reflect such extension of credit); provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agents, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such Collateral Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (y) Section 9.04(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

(c) Notwithstanding the foregoing, but subject to the terms of the Intercreditor Agreement, in addition to any credit extensions and related Incremental Amendments, Refinancing Amendments or Repricing Amendments effectuated without the consent of Lenders in accordance with Section 2.24, Section 2.25 or Section 2.12(g), as applicable, this Agreement (including this Section 9.08 and Section 2.17) may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and Fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new credit facilities.

(d) Notwithstanding the foregoing, (i) any amendment, modification, waiver of or consent with respect to any of the terms and provisions of Section 6.10 and related definitions as used in determining compliance with Section 6.10 shall be effective only with the written consent of the Required Revolving Lenders and the Borrowers and (ii) (x) subject to the Intercreditor Agreement, any amendment, modification, waiver of or consent with respect to any of the terms and provisions (and related definitions) of the Second-Lien Security Documents shall be effective only with the written consent of the Required Second-Lien Lenders and the Loan Parties that are party thereto and (y) any amendment, modification or waiver of, or consent with respect to Section 2.13(e) with respect to the application of any mandatory prepayment that results in a Class of Lenders being allocated a lesser repayment than such Class would otherwise have been entitled to in the absence of such amendment, modification or waiver, shall require the consent of the Required Term Lenders, the Required Revolving Lenders or Required Second-Lien Lenders, as applicable for such affected Class (except in the case where additional extensions of terms loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement on the Closing Date).

(e) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the Restatement Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Related Parties of each of the Administrative Agent, the First-Lien Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or portable document format (.pdf) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agents, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers, Holdings or their respective properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the First-Lien Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated or permitted hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that the Administrative Agent, the First-Lien Collateral Agent, such Issuing Bank or such Lender that discloses any Information pursuant to this clause (c) shall provide the US Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16 (or as otherwise may be acceptable to the US Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the US Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Person) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the US Borrower or Holdings and related to the Borrowers or their business, other than any such information that is publicly available to the Administrative Agent, the First-Lien Collateral Agent, any Issuing Bank or any Lender, other than by reason of disclosure by Administrative Agent, the First-Lien Collateral Agent, any Issuing Bank or any Lender in breach of this Section 9.16.

SECTION 9.17. Release of Collateral. The Lenders irrevocably authorize the First-Lien Agents (and the First-Lien Agents agree):

(a) to release any Lien on any property granted to or held by the First-Lien Collateral Agent or the Administrative Agent under any Loan Document (w) upon the Termination Date (and, concurrently therewith, to release all the Loan Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold (or disposed of) or to be sold (or disposed of) as part of or in connection with any sale or disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (y) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (iii) below;

(b) at the request of the US Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent or the First-Lien Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (f), (i) and (u) of the definition of Permitted Liens;

(c) to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the New Senior Notes, the Senior Secured Notes, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt, any Junior Financing or any Other Pari Passu or Junior Lien Obligations and any Refinancing Indebtedness in respect of any of the foregoing unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to the New Senior Notes, the Senior Secured Notes, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt, such Junior Financing and any Refinancing Indebtedness in respect of any of the foregoing;

(d) to enter into the intercreditor arrangements contemplated by the definitions of “Pari Passu Lien”, “Other Pari Passu or Junior Lien Obligations” and Permitted Second Priority Refinancing Debt or by Sections 2.24 and 2.25; and

(e) to release any shares of the Parent held by Holdings to the extent such shares are conveyed to the Strategic Investor in exchange for the Strategic Investor’s interests in TuTV LLC (which interests in TuTV LLC shall then be contributed to the US Borrower).

Upon request by any First-Lien Agent at any time, the Required Lenders will confirm in writing such First-Lien Agent’s authority to release or subordinate its interest in particular types or items of property, to release any Subsidiary Guarantor from its obligations under the Loan Documents or to enter into intercreditor arrangements, in each case, pursuant to this Section 9.17. In each case as specified in this Section 9.17, the relevant First-Lien Agent will, at the US Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents and this Section 9.17.

SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA PATRIOT Act.

SECTION 9.19. Other Liens on Collateral; Terms of Intercreditor Agreement; Etc.

(a) PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTION THE FIRST-LIEN COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 9.19 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.

(d) THE PROVISIONS OF THIS SECTION 9.19 SHALL APPLY WITH EQUAL FORCE MUTATIS MUTANDIS TO THE FIRST-LIEN INTERCREDITOR AGREEMENT, THE SECOND-LIEN INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 9.17(D).

SECTION 9.20. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNIVISION COMMUNICATIONS INC.

By:	/s/ Peter H. Lori
Name:	Peter H. Lori
Title:	Executive Vice President, Corporate Controller and Chief Accounting Officer

UNIVISION OF PUERTO RICO INC.

By:	/s/ Peter H. Lori
Name:	Peter H. Lori
Title:	Executive Vice President, Controller and Chief Accounting Officer

DEUTSCHE BANK AG NEW YORK BRANCH, individually and as Administrative Agent, First-Lien Collateral Agent, Swingline Lender and Issuing Bank,

By:
Name:
Title:

[OTHER LENDERS]

[SIGNATURE PAGE TO AMENDED & RESTATED CREDIT AGREEMENT]